     As Filed with the Securities and Exchange Commission on June 8, 1998

                                             Registration Statement No. 33-37802
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 8

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                                CERES FUND, L.P.
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
                            (State of Incorporation)

                                      6799
            (Primary Standard Industrial Classification Code Number)

                                   62-1444129
                      (IRS Employer Identification Number)

                 889 Ridge Lake Blvd., Memphis, Tennessee 38120
                                 (901) 766-4590
          (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                              Frank L. Watson, Jr.
                          Randell Commodity Corporation
                              889 Ridge Lake Blvd.
                            Memphis, Tennessee 38120
                                 (901) 766-4590
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                   Copies to:

                              FRANK L. WATSON, JR.

                                ROBERT G. MORRIS



                       Baker, Donelson, Bearman & Caldwell

                         2000 First Tennessee Bank Bldg.
                            Memphis, Tennessee 38103
                                 (901) 526-2000


                                   ----------


                                  May 30, 1998




         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
                                                                       [X]



         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                CERES FUND, L.P.

                  100,000 UNITS OF LIMITED PARTNERSHIP INTEREST
               OFFERED AT AVERAGE NET ASSET VALUE PER UNIT PLUS 4%


         This Prospectus of Ceres Fund, L.P. (the "Partnership"), amends and restates the previous Prospectus of the Partnership dated August 25, 1997, and in particular discloses certain financial information on the General Partners at December 31, 1997, and updates certain financial information and past performance information of the Partnership through April 30, 1998.


         The Partnership was organized in September, 1990 under the laws of the State of Tennessee to engage in the speculative trading of commodity futures contracts and other commodity interests. The Partnership is offering on a continuous basis (the "Offering") 100,000 units of its limited partnership interests ("Units") for a subscription price equal to the then current Average Net Asset Value per Unit, plus a 4% selling commission. There is a minimum subscription per investor of $2,000 (plus the 4% selling commission), subject to higher minimum investment standards imposed by certain states. All subscriptions are irrevocable. (See "Plan of Distribution" and "The Offering--Subscription Procedure.") Refco, Inc. ("Refco") will act as the futures commission merchant for the Partnership and Randell Commodity Corporation (the "Managing General Partner") and RanDelta Capital Partners, L.P. (the "Financial General Partner") (the "General Partners") are the General Partners of the Partnership. (See "Futures Commission Merchant" and "General Partners.") All trading decisions will be made for the Partnership by Frank L. Watson, Jr., Chairman of the Managing General Partner. (See "General Partners" and "Trading Advisor.") The Units are being offered through various broker dealers which are members of the National Association of Securities Dealers, Inc. ("NASD") on a best-efforts basis without any firm underwriting commitment. (See "Plan of Distribution.")

         No secondary market for the Units exists and Units may not be redeemed for the first six months after they are purchased. Thereafter, a Unit may be redeemed at the Redemption Net Asset Value per Unit thereof as of the end of any calendar quarter upon 10 days prior written notice to the Managing General Partner. There is a redemption charge of 4%, 3% and 2% of the Redemption Net Asset Value on all redemptions made on or prior to the end of sixth, ninth and twelfth month, respectively, after a Unit is purchased, but not to exceed 5% of the gross purchase price of such Units. This charge will be paid to the Managing General Partner.

--------------------------------------------------------------------------------------------------------------------------------

                                                  Price to the Public (1)   Selling Commissions     Proceeds to the Partnership
                                                                            (1)(2)(3)               (1)(2)(3)
--------------------------------------------------------------------------------------------------------------------------------
Per Unit (minimum purchase 20 Units) (1)           $   (2)                  $     (2)               $     (2)
Total Maximum (100,000 Units)                      $   (2)                  $     (2)               $     (2)
--------------------------------------------------------------------------------------------------------------------------------

(Notes to above table on the following page)


THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THESE SECURITIES ARE SUITABLE FOR INVESTMENT ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. (SEE "RISK FACTORS" (PAGE 6) AND "SUITABILITY OF INVESTMENT AND QUALIFICATION OF INVESTORS" (PAGE IV).

THE COMMODITY FUTURES TRADING COMMISSION ("CFTC") HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE CFTC PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is May 30, 1998

NOTES:

(1) The Units are being offered on a best-efforts basis through members of the NASD participating in the Offering ("Selling Agents"). Selling Agents which are registered or exempt from registration under the Commodity Exchange Act, as amended ("CEA"), will be entitled to receive from Refco a continuing commission based upon the Net Asset Value of the Units sold by each such Selling Agent for continuing services to be provided to purchasers of Units. Continuing services include (i) answering questions regarding daily Net Asset Value and computations thereof, monthly statements, annual reports and tax information provided by the Partnership; (ii) providing assistance to investors in deciding when and whether to redeem their Units; and (iii) general servicing of accounts. The continuing commissions will be paid by Refco from its brokerage commissions for the life of the Partnership, although the rate at which such commissions are charged may change. See "Description of Charges to the Partnership." The Partnership and the General Partners have agreed to indemnify the Selling Agents, the General Partners, the Futures Commission Merchant, the Trading Advisor, and their respective officers, directors, affiliates (as defined) and control persons against certain liabilities (including attorneys' fees). However, no indemnification will be made for liabilities, if any, under federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made to the indemnitee.

(2) During the Offering, Units subscribed for will be issued at the Average Net Asset Value per Unit as of the first business day of each month plus a selling commission equal to 4% of the subscription amount. Subscriptions must be received 5 days prior to the last day of the month to be admitted on the first business day of the next month. The 4% selling commission will be paid to the Selling Agent as a selling fee. Proceeds from the sale of additional Units (less selling commissions) will be deposited in the Partnership's trading account. Interest earned on such proceeds prior to the closing applicable to such Units will be retained by the Partnership. The selling commission may be waived as to customers of the Managing General Partner and Refco who purchase Units with assets in existing futures accounts. See "Plan of Distribution."

(3) The proceeds of the Offering available to the Partnership and the initial Net Asset Value per Unit have not been reduced for offering expenses. Refco will pay all expenses of the Offering not borne by the Selling Agents. See "Description of Charges to the Partnership."

THE PARTNERSHIP IS SUBJECT TO CONFLICTS OF INTEREST AND MUST PAY SUBSTANTIAL CHARGES REGARDLESS OF WHETHER IT EARNS ANY PROFITS. SEE "CONFLICTS OF INTERESTS" AND "DESCRIPTION OF CHARGES TO THE PARTNERSHIP."

CERES FUND, L.P. IS NOT A MUTUAL FUND OR ANY OTHER TYPE OF INVESTMENT COMPANY WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL.

THE PARTNERSHIP MUST FURNISH TO ALL LIMITED PARTNERS, PURSUANT TO APPLICABLE REGULATIONS OF THE CFTC, ANNUAL AND MONTHLY REPORTS COMPLYING WITH CFTC AND NATIONAL FUTURES ASSOCIATION ("NFA") REQUIREMENTS. THE ANNUAL REPORTS WILL CONTAIN FINANCIAL STATEMENTS CERTIFIED AND AUDITED BY INDEPENDENT CERTIFIED PUBLIC

ACCOUNTANTS, AND THE MONTHLY REPORTS WILL CONTAIN UNAUDITED FINANCIAL INFORMATION, RELATING TO THE PARTNERSHIP.


                         CFTC RISK DISCLOSURE STATEMENT

         YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

         FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 16 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 20.

         THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

         YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

            SUITABILITY OF INVESTMENT AND QUALIFICATION OF INVESTORS

         An investment in the Units is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who have sufficient net worth to sustain a loss of the entire investment. INVESTORS ACCUSTOMED TO THINKING OF LIMITED PARTNERSHIP INVESTMENTS AS "TAX SHELTERS" SHOULD BE AWARE THAT THE PARTNERSHIP IS NOT INTENDED TO AND WILL NOT HAVE SUCH CHARACTERISTICS.

         The Partnership Agreement contains provisions that place restrictions on the transferability and sale of the Units, including the restriction that the admission of an assignee to the Partnership as a substituted Limited Partner may occur only with the consent of the Managing General Partner. See "Risk Factors - Limited Ability to Liquidate Investment in Units" and "The Limited Partnership Agreement - Restriction on Transfers or Assignments."

         The minimum investment is $2,000, plus a selling commission equal to 4% of the subscribed amount, subject to higher investment standards imposed by certain states. An investor will be required to represent and warrant in the in the Subscription Agreement, found in the separate Subscription Documents, that he is aware of and can afford the risk of an investment in the Partnership, including the risk of losing his entire investment. Each Investor must also represent that (A) his net worth (exclusive of home, furnishings and automobiles) is at least $150,000 or that (B) he has a net worth of at least $45,000 (exclusive of home, furnishings and automobiles) and that his actual gross income for 1996 and projected gross income for each of 1997 and 1998 is expected to exceed $45,000. Such representations are subject to higher investor suitability standards imposed by certain states. The Managing General Partner may reject any subscription in whole or in part, and all subscriptions are irrevocable.

         Each Investor should consider whether the purchase of a Unit is suitable for him, in the light of his individual investment objectives and his present and expected future financial and tax position and needs. Each Investor is urged to consult a qualified tax advisor in connection with such consideration and give particular attention to the limited liquidity of the Units offered hereby.

                                TABLE OF CONTENTS


CFTC RISK DISCLOSURE STATEMENT.................................................iii

SUITABILITY OF INVESTMENT AND QUALIFICATION OF INVESTORS.......................iv

SUMMARY OF THE PROSPECTUS.......................................................1

THE OFFERING....................................................................5
      Securities Offered........................................................5
      Minimum Subscription......................................................5
      Subscription Procedure....................................................5
      Plan of Distribution......................................................5
      Use of Proceeds...........................................................6
      Financial Information.....................................................6

RISK FACTORS....................................................................6

INVESTMENT FACTORS.............................................................12

CONFLICTS OF INTEREST..........................................................13

FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS...............................15

DESCRIPTION OF CHARGES TO THE PARTNERSHIP AND PARTNERS.........................16
      General Partners.........................................................17
      Futures Commission Merchant (REFCO)......................................18
      Selling Agents...........................................................18
      Other....................................................................18
      Operating Expenses.......................................................19
      Projected Operating Expenses.............................................19
      Actual Operating Expenses................................................20
      Break Even Analysis......................................................20

BUSINESS OF THE PARTNERSHIP....................................................21

USE OF PROCEEDS................................................................21

CAPITALIZATION.................................................................21

DISTRIBUTIONS TO PARTNERS......................................................21

GENERAL PARTNERS...............................................................22

PAST PERFORMANCE OF THE PARTNERSHIP............................................24

CAPSULE PERFORMANCE OF CERES FUND, L.P.........................................24

FUTURES COMMISSION MERCHANT....................................................26

TRADING APPROACH...............................................................27


TRADING POLICIES................................................................29

COMMODITY FUTURES MARKETS.......................................................30

ADJUSTED ASSET VALUE AND NET ASSET VALUE........................................35

ALLOCATION OF PROFITS AND LOSSES................................................36

REDEMPTIONS.....................................................................37

CERTAIN FEDERAL INCOME TAX ASPECTS..............................................39

PURCHASES BY EMPLOYEE BENEFIT PLANS.............................................44

THE PARTNERSHIP AGREEMENT.......................................................45

PLAN OF DISTRIBUTION............................................................48

LEGAL MATTERS...................................................................49

EXPERTS  .......................................................................49

ADDITIONAL INFORMATION..........................................................49

GLOSSARY OF CERTAIN TERMS AND DEFINITIONS.......................................50

Financial Statements of the Partnership as of December 31, 1997 and 1996,
and for the three years ended December 31, 1997................................F-1

Unaudited Financial Statements of the Partnership as of March 31, 1998........F-16

Balance Sheets of Randell Commodity Corporation as of December 31,
1997 and 1996.................................................................F-23

Balance Sheet of RanDelta Capital Partners, L.P. as of December 31,
1997 and 1996.................................................................F-31


        Exhibit A - Agreement of Limited Partnership
        Exhibit B - Form of Request for Redemption
        Exhibit C - Subscription Documents (included under separate cover)

                            SUMMARY OF THE PROSPECTUS


         The following is a summary of certain provisions of the prospectus which is dated May 30, 1998. This prospectus describes in detail numerous aspects of the Offering which are material to investors, including aspects summarized here, and the entire prospectus must be read and understood by prospective investors. The following summary is therefore qualified in its entirety by reference to the full text of the prospectus.


PARTNERSHIP

         The Partnership was organized as a limited partnership under the laws of the State of Tennessee on September 19, 1990. The Partnership's principal place of business is located at 889 Ridge Lake Blvd., Memphis, Tennessee 38120, Telephone 901/766-4590. Interests in the Partnership will be continuously offered.

BUSINESS

         The Partnership will engage in speculative trading of commodity futures contracts, forward contracts, commodity options and other interests in commodities including, without limitation futures contracts and options on financial instruments, physical commodities and stock indices on organized exchanges in the U.S. and abroad. See "Commodity Futures Market", "Trading Approach" and "Trading Policies."

GENERAL PARTNERS

         The General Partners are Randell Commodity Corporation, a Tennessee corporation (the "Managing General Partner"), which will act as the commodity pool operator of the Partnership, and RanDelta Capital Partners, L.P., a Tennessee limited partnership (the "Financial General Partner") (collectively the "General Partners"). Randell Commodity Corporation is the sole general partner of the Financial General Partner. The General Partners' principal place of business is located at 889 Ridge Lake Blvd., Memphis, Tennessee 38120, telephone 901/766-4590. See "The General Partners."

TRADING ADVISOR


         The Partnership's commodity trading activities will be managed by Randell Commodity Corporation, the Managing General Partner (sometimes referred to as the "Trading Advisor"). Pursuant to a management agreement, all trading decisions will be made for the Partnership by Frank L. Watson, Jr., Chairman of Randell Commodity Corporation. Randell Commodity Corporation was incorporated in 1983, and has been a commodity pool operator since 1983 and a commodity trading advisor since 1984. Mr. Watson received a Bachelor of Arts degree from the University of Arkansas and a law degree from Tulane University School of Law in 1965 and is a shareholder in the law firm of Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee. Prior to March 31, 1994, Delta International, Inc. was a trading advisor to the Partnership. See "Trading Advisor."


FUTURES COMMISSION MERCHANT

         Refco, Inc. ("Refco"), will serve as the Partnership's futures commission merchant and will provide various clearing and execution services pursuant to the instruction of the Trading Advisor. Refco is a registered futures commission merchant and one of the largest commodity brokers in the world. See "Futures Commission Merchant."

RISKS

         Futures, forwards and options trading is speculative, volatile and highly leveraged, and an investment in the Partnership involves substantial risks, including the risk of loss of a Limited Partner's entire investment (including any profits, whether or not distributed). See "Risk Factors." However, subject to certain conditions, if the Average Net Asset Value per Unit declines to 50% or less of the highest Average Net Asset Value per Unit at which Units have been purchased, adjusted for distributions, all trading will be suspended and investors given a chance to redeem their Units before any trading resumes. See "Redemptions."

CONFLICTS OF INTEREST

         Conflicts of interest exist in the structure and operation of the Partnership's business. These conflicts include conflicts among the Partnership, the General Partners, and the Managing General Partner acting as the Trading Advisor and as commodity pool operator. In addition, no fully independent third party is connected with this offering or the conduct of the business of the Partnership who or which might be in a position to affect the conduct thereof. Also, Refco is acting as the Futures Commission Merchant while its affiliate is the sole limited partner in the Financial General Partner and has provided the assets necessary to enable RanDelta Capital Partners, L.P. to act as Financial General Partner. Selling Agents may also be reluctant to recommend redemption of Units since they would otherwise receive continuing commissions which will be paid from a portion of the brokerage commissions paid by the Partnership to Refco. See "Conflicts of Interest."

FEES AND EXPENSES PAYABLE BY THE PARTNERSHIP AND PARTNERS

         The Partnership will be subject to substantial charges which are summarized below and described in detail under "Description of Charges to the Partnership and Partners."


Form of                             Amount of
Compensation                        Compensation
------------                        -------------
Monthly Management Allocation       1/3 of 1% per month of Adjusted Asset Value
to General Partners                 attributable to Units held by Limited Partners
                                    (4% annual rate).

Quarterly Incentive Allocation      15% of any Net New Appreciation attributable
to General Partners                 to Units held by Limited Partners.

Redemption Charges                  Units held by Limited Partners will be
to General Partners                 charged a 4%, 3% and  2% redemption fee, not
                                    to exceed 5% of the gross purchase price per
                                    Unit on all redemptions made on or prior to
                                    the end of the sixth, ninth and twelfth month,
                                    respectively, after the purchase of such Units.

Brokerage Commissions               $32.50 per roundturn, estimated to aggregate
to Futures Commission Merchant      30% of the Partnership's average Net Asset
                                    Value, determined annually.

Sales Commission to                 4% sales commission to the Selling Agent
Selling Agents                      responsible for a sale of Units.

Brokerage Commissions               Selling Agents who are also appropriately
to Selling Agents                   registered or exempt from registration as
                                    futures commission merchants, will be paid by
                                    Refco from its Brokerage Commissions as of the
                                    first day of each month .4167% (5% per annum)
                                    of the Net Asset Value of the Units as a
                                    continuing ("trail") commission for continuing
                                    services related to the purchase of Units.
                                    This fee is payable monthly.



Periodic legal, accounting,         Estimated to aggregate 1.5% of the
auditing, postage, and other        Partnership's average Net Asset Value per year,
communication expenses, and         adjusted periodically.
all extraordinary and filing
fees of the Partnership.


         The Partnership will pay substantial fees to the General Partners and will pay substantial commodity brokerage commissions to Refco. The General Partners will receive a monthly Management Allocation equal to 1/3 of 1% (4% per annum) of the Adjusted Net Asset Value (as defined in the Partnership Agreement) attributable to Units held by Limited Partners, plus a quarterly Incentive Allocation of 15% of any Net New Appreciation (as defined) attributable to Units held by Limited Partners. Refco will be paid $32.50 per roundturn as brokerage commissions, plus any applicable exchange and NFA fees. 50% of such brokerage commissions will be paid to Refco upon the opening of a position and 50% will be paid upon the closing of a position. Brokerage commissions are estimated to equal 30% of average Partnership Net Asset Value per year, but depending upon the volume of trading and market conditions, may equal or exceed the average Net Asset Value in any year. For example, if the Partnership was averaging brokerage commissions equal to 50% of Net Asset Value and suffered a 50% loss in a given period of time, the brokerage commissions could, accordingly, equal 100% of such Net Asset Value. The Partnership's assets will earn interest from Refco on 100% of the average daily equity maintained in cash in the Partnership's trading account at a rate equal to 80% of the average yield on the 13-week U.S. Treasury Bills issued during each month. There is a redemption charge of 4%, 3% and 2% of the Redemption Net Asset Value on all redemptions made on or prior to the sixth, ninth and twelfth month, respectively, after a Unit is purchased, but not to exceed 5% of the gross purchase price of such Units. This charge will be paid to the General Partner. Periodic legal, accounting, auditing, filing fees and other expenses are estimated to be approximately 1.5% of the Net Asset Value of the Partnership per year. Such fees shall be adjusted periodically. See "Description of Charges to the Partnership and Partners" and "Adjusted Asset Value and Net Asset Value."

BREAK EVEN ANALYSIS

         The following takes into account all fees and expenses enumerated above, and is expressed in a dollar amount and as a percentage of a $2,000 investment.



                                                                Percentage of
Description of Charges                $2,000 Investment       $2,000 investment
----------------------                -----------------       -----------------
Syndication and Selling Expense            $  80                      4%

Management Fee                                80                      4

Incentive Fee (15% of Net                     27                   1.35
New Appreciation)

Fund Operating Expense                        40                      2

Brokerage Commission                         600                     30
  and Trading Fee

Less Interest Income                        (100)                    (5)
                                           -----                  -----
Redemption Charges                           100                      5
                                           -----                  -----
    Estimated Break Even Level
  after Redemption Charges                 $ 827                  41.35%
                                           =====                  =====


                                                                Percentage of
Description of Charges                $2,000 Investment       $2,000 investment
----------------------                -----------------       -----------------

    Estimated Break Even Level
  No Redemption Charges                    $714                   35.70%
                                           ====                   =====


TRADING APPROACH

         The Trading Advisor believes that the greatest profits are realized by futures traders who concentrate on major moves in a particular commodity or commodity complex. The Trading Advisor will attempt to identify these opportunities through the utilization of registered commodity representatives who specialize in a single commodity or commodity complex and will apply a combination of fundamental and technical analyses using the Trading Advisor's proprietary Base Capital Asset Management System and Campaign Strategies Trading System in managing risk and selecting trades. These trading devices are, respectively, asset management and market timing devices. See "Trading Approach" and "Trading Policies."

REDEMPTION OF UNITS

         Units may not be redeemed during the first six months after they are purchased. Thereafter, investors may redeem their Units at the Redemption Net Asset Value per Unit as of the end of any calendar quarter upon 10 days prior written notice to the Managing General Partner. Redemption Net Asset Value per Unit is calculated by, among other items, deducting accrued brokerage commissions. There is a redemption charge of 4%, 3% and 2% of the Redemption Net Asset Value on all Units redeemed at the end of the sixth month, and on or prior to the end of the ninth and twelfth month, respectively, after they are purchased, but not to exceed 5% of the gross purchase price of such Units. See "Redemptions."

DISTRIBUTIONS

         Distributions of profits, if any, will be made solely at the discretion of the Managing General Partner. The Managing General Partner intends to make distributions only if substantial profits are realized by the Partnership and only if the Average Net Asset Value per Unit is at least $100 after the distribution. Subject to the foregoing, the Managing General Partner intends to make annual cash distributions in such amounts as will approximate a Partner's tax liability with respect to Partnership income for the fiscal year immediately preceding such distribution. See "Distributions to Partners." Each Limited Partner will be required to include his share of profits into income for tax purposes regardless of whether any distributions are made. See "Distributions to Partners" and "Certain Federal Income Tax Aspects."

STOP LOSS PROVISION

         Subject to conditions set forth in the Partnership Agreement, if the Average Net Asset Value Per Unit has decreased to 50% or less of the highest Average Net Asset Value at which Units have been purchased, adjusted for all distributions, the Managing General Partner will liquidate all open positions as expeditiously as possible, suspend trading and set a Special Redemption Date. Limited Partners would then have the opportunity to withdraw or remain in the Partnership. If the Partnership resumes trading after a Special Redemption Date, subsequent Special Redemption Dates would occur if the Average Net Asset Value per Unit declines to 50% or less of the highest Average Net Asset Value per Unit at which Units have been purchased since the previous Special Redemption Date (or the Average Net Asset Value per Unit at such previous Special Redemption Date, if higher), adjusted for distributions. See "Redemptions."

ACCOUNTING FOR UNIT VALUE

         For the purpose of calculating Average Net Asset Value per Unit for sales during the Offering or Redemption Net Asset Value per Unit for redemption purposes, there are no organizational and offering expenses to be included. For purposes of calculating Average Net Asset Value per Unit, accrued brokerage commissions will be excluded, but such commissions will be included for purposes of calculating Redemption Net Asset Value per Unit. All such calculations will be made as of the first day of the applicable month. See "Adjusted Asset Value and Net Asset Value" and "Redemptions."

FISCAL YEAR

         The fiscal year of the Partnership is the calendar year.

TERMINATION OF PARTNERSHIP

         Under the Partnership Agreement, the Partnership will terminate on the earlier of December 31, 2020, or the occurrence of certain events. See "The Partnership Agreement."

GLOSSARY OF CERTAIN TERMS AND DEFINITIONS

         Knowledge of certain terms and concepts relating to this Offering is necessary for a potential investor to determine whether to invest in the Partnership. See "Glossary of Certain Terms and Definitions."

                                  THE OFFERING

SECURITIES OFFERED


         The Partnership has registered a maximum of 100,000 Units of limited partnership interest. As of April 31, 1998, the Partnership had 33,703 Units outstanding. Under certain conditions, the Managing General Partner may increase the number of Units to 500,000 and make additional public or private offerings of Units. See "Plan of Distribution."


MINIMUM SUBSCRIPTION

         The minimum subscription is $2,000, plus a selling commission of 4% of the Average Net Asset Value per Unit purchased, subject to higher minimums imposed by certain state securities laws. See "Plan of Distribution".

SUBSCRIPTION PROCEDURE

         In order to purchase Units, an investor must (i) complete and execute the Subscription Agreement found in the separate Subscription Documents, and the power of attorney attached thereto and (ii) deliver or mail the Subscription Agreement, the power of attorney forms and a check made payable to Ceres Fund, L.P. for the full purchase price of the Units subscribed for to the Selling Agent, which will forward the check and the other Subscription Documents to Randell Commodity Corporation, 889 Ridge Lake Boulevard, Memphis, Tennessee 38120. The power of attorney must be notarized. The minimum subscription is $2,080 (which includes the 4% per Unit sales commission). During the Offering, the number of Units purchased will be determined based on the current Average Net Asset Value per Unit, plus the 4% sales commission. The minimum subscription is subject to higher minimums imposed by certain state security laws. See "Plan of Distribution."

PLAN OF DISTRIBUTION

         The Units are being offered and sold by the Partnership on a best efforts basis through its Selling Agents who are members of the NASD on a best efforts basis. The Partnership will continue to sell Units valued as of the beginning of each month at the then current Average Net Asset Value per Unit, plus a selling commission of 4% of the subscription amount until the maximum number of Units offered have been sold. Subscriptions must be received 5 days prior to the last day of the month to be admitted on the first business day of the next month. Fractional Units will be issued. Selling commissions may be waived as to customers of the Managing General Partner or Refco who convert their existing futures accounts into the purchase of Units. The General Partners will maintain an interest in the Partnership not less than 1% of total Partnership capitalization. As of June 30, 1997, the Managing General Partner beneficially owned approximately $3,000 or .05% and the Financial General Partner beneficially owned approximately $321,000, or 5.72%, of the Partnership. See "Plan of Distribution."

USE OF PROCEEDS

         The net proceeds of this Offering will be deposited in the Partnership's commodity trading account with Refco to be used for trading in futures contracts and other futures interests. See "Use of Proceeds", "Trading Approach" and "Trading Policies."

FINANCIAL INFORMATION


         Financial information concerning the Partnership is set forth at page F-1 hereto. Financial information concerning the Managing General Partner and the Financial General Partner is set forth at pages F-23 and F-31, respectively, hereto.

                                  RISK FACTORS

         The Partnership will be in a high risk business and a prospective investor should consider the risk factors described in the CFTC Risk Disclosure Statement set forth on page iii and the following risks before subscribing for
Units:

RISKS RELATING TO COMMODITY FUTURES TRADING AND THE COMMODITY FUTURES MARKETS

         Commodity Futures Trading is Volatile. A principal risk in commodity futures trading is the traditional volatility (rapid fluctuation) in the market prices of commodities. Price movements of commodity futures are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events and policies; and changes in interest rates. See "Commodity Futures Markets."

         The volatility associated with commodities futures trading is evident based on the varying rates of return earned by the Partnership over the past five years. See "Past Performance of the Partnership." Further, past performance is not necessarily indicative of future performance. In May 1994, the Managing General Partner became the sole Trading Advisor for the Partnership. Prior to May 1994, the Managing General Partner and Delta International, Inc. acted as co-trading advisors to the Partnership. See "The General Partners--Departure of Delta International, Inc." It should not be assumed that trading decisions made by the Trading Adviser in the future will avoid substantial losses, no less be profitable or result in performance for the Partnership comparable to the Trading Advisor's or Delta International, Inc.'s past performance.

         Moreover, in a single adviser fund such as the Partnership where the Trading Advisor makes all of the trading decisions, volatility may increase as compared to a fund with several trading advisers (assuming such advisers are non- correlated with each other) and, therefore, collectively have diversified risk to a greater extent.

         Commodity Futures Trading is Highly Leveraged. Commodity futures contracts are traded on margins which typically range from about 4% to 10% of the value of the contract. This produces an extremely high degree of leverage. As a result, a relatively small price movement in the commodities futures may result in immediate and substantial losses to the investor. Accordingly, like other leveraged investments, any purchase or sale of commodity futures contracts may result in losses in excess of the amount of margin deposits required. The Partnership may lose more than its initial margin deposit on a trade, but Limited Partners are not subject to losses in excess of their investment in the Partnership plus profits, if any (including distributions and, in certain circumstances, amounts received upon redemption of Units), together with interest thereon. See "Commodity Futures Markets - Margins" and "The Partnership Agreement." The margin to equity ratio of the Partnership is approximately 30%, which is greater than most commodity pools. The greater the Partnership's margin to equity ratio, the greater the volatility in the Partnership's Net Asset Value and, consequently, the greater the potential losses to investors.

         Commodity Futures Trading May be Illiquid. Commodity exchanges limit fluctuations in commodity futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." During a single trading day no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can be neither taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Partnership from promptly liquidating unfavorable positions and subject the Partnership to substantial losses. See "Commodity Futures Markets - Regulation."

         Forward Contracts. Trading in forward contracts is not regulated by the CFTC and such contracts are not traded on or guaranteed by an exchange or its clearing house. Rather, banks and dealers act as principals in the forward contract markets. Consequently, there are not requirements with respect to recordkeeping, financial responsibility or segregation of customer funds and positions. If the Partnership trades in forward contracts, it will be subject to the failure, inability or refusal to perform a forward contract by a counter-party to such forward contract. The default of a party with which the Partnership had entered into a forward contract would deprive the Partnership of any profit potential or force the Partnership to cover its commitments for resale, if any, at the market price then current. See "Commodity Futures Markets-Forward Trading."

         Options. Each option on a commodity futures contract or physical commodity is a right, purchased for a certain price, to either buy or sell a commodity futures contract or physical commodity during a certain period of time for a fixed price. Although successful commodity options trading requires many of the same skills as does successful commodity futures trading, the risks involved are somewhat different. For example, if the Partnership buys an option (either to sell or purchase a futures contract or commodity), it will pay a "premium" representing the market value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of such premium. Conversely, if the Partnership sells an option either to sell or purchase a futures contract or commodity, it will be credited with the premium but will have to deposit margin due to its contingent liability to take or deliver the futures contract or commodity underlying the option in the event the option is exercised. Sellers of options are subject to the entire loss which occurs in the underlying futures position or underlying commodity (less any premium received). See "Commodity Futures Markets-Options."

RISKS RELATING TO THE PARTNERSHIP AND THE OFFERING OF UNITS

         General Partners' Financial Condition. Although the General Partners' net worth is not a significant consideration in connection with the Partnership's ability to meet its obligations (because such obligations will typically be substantially larger than such net worth), the General Partners' net worth is a significant consideration in connection with their ability to continue to act as such. The General Partners and their principals will devote only so much of their time to the affairs of the Partnership as they in their sole discretion deem necessary. In addition, the General Partners intend to become the general partner in other commodity pool limited partnerships. If the General Partners were unable to continue their operations, it would be necessary for the Partnership to find a substitute general partner and/or trading advisor in order to continue the Partnership's operations. See "The Partnership Agreement -- Dissolution and Liquidation" and "Financial Statements" with respect to capitalization of the General Partners.

         Substantial Charges to the Partnership. The Partnership is obligated to allocate and pay to the General Partners a monthly Management Allocation equal to 1/3 of 1% (4% annual) of the Adjusted Asset Value of the Partnership attributable to Units held by the Limited Partners, and a quarterly Incentive Allocation equal to 15% of Net New Appreciation attributable to Units held by the Limited Partners, and brokerage commissions and other charges (including, legal, accounting, auditing, postage, communication expenses and other extraordinary expenses) regardless of whether the Partnership realizes any profits. Such other charges to which the Partnership is subject are estimated at 1.5% of the Partnership's net assets per year. The Partnership could, therefore, be required to make gross trading profits of a substantial magnitude per year to avoid depletion of Partnership assets from these charges. See "Description of Charges to the Partnership and Partners."

         Brokerage Commissions. Employment of the trading systems described under "Trading Approaches" may result in active trading during periods of high volatility and erratic markets. Therefore, the Managing General Partner can neither anticipate nor predict that more trading will occur than normal. The gross trading performance may be required to increase substantially in order to avoid depletion of the Partnership's Net Asset Value from brokerage commissions. Depending on the volume of trading and market conditions, brokerage commissions could be as much as average Net Assert Value. For example, if the Partnership were averaging brokerage commissions equal to 50% of Net Asset Value and suffered a 50% loss in a given period of time, the brokerage commissions could, accordingly equal 100% of such Net Asset Value. In addition, there is a conflict of interest for Selling Agents in advising Limited Partners regarding their investment in or redemption of Units. The Selling Agents will be paid continuing commissions each month equal to .4167% (5% per annum) of the Net Asset Value of those Units they have sold that remain outstanding. Accordingly, there is an incentive for the Selling Agents to advise Limited Partners to remain in the Partnership so that the Selling Agents may continue to receive such additional compensation. See "Conflicts of Interest" and "Description of Charges to the Partnership."

         Possible Claim Against Limited Partners. If the assets of the Partnership and the General Partners are in sufficient to discharge the obligations of the Partnership, the Partnership may have a claim against a Limited Partner for the repayment of any cash distributions received by him (including distributions made on redemption of Units), with interest, but only to the extent that such obligations arose before the distributions. See "The Partnership Agreement - Liability of Limited Partners."

         Limited Partners Will Not Participate in Management. Purchasers of the Units will not be entitled to participate in the management of the Partnership or the conduct of its business, but they do have limited voting rights. See "The Partnership Agreement - Management of Partnership Affairs."

         Limited Ability to Liquidate Investment in Units. A Limited Partner may not transfer his Units except in accordance with the Partnership Agreement. No market exists for the sale of Units and none is likely to develop. In addition, a transferee of a Unit can only become a substituted Limited Partner with the Managing General Partner's consent.

         A Limited Partner may require the Partnership to redeem (under certain circumstances) any or all of his Units at the Redemption Net Asset Value per Unit, as of the last day of any calendar quarter on 10-days' written notice to the Managing General Partner. However, Limited Partners will have no right to redeem Units until the end of the calendar quarter which occurs 6 months after the date of purchase. Thus, despite the fact that a Limited Partner may believe it is in his best interests to liquidate his investment in the Partnership during the first 6 to 8 months from purchase, the Limited Partner will be required to remain invested in the Partnership during such period of time. See "Redemptions."

         Possible Effect of Redemptions on Unit Values. Because a request for redemption, to be effective, must be submitted at least 10 days prior to the end of the calendar quarter for which redemption is sought, the Redemption Net Asset Value per Unit could decrease significantly, as well as increase, between the date on which the request is submitted and the date redemption occurs. If a substantial number of requests for redemption were received by the Partnership during a relatively short period of time, it is possible that the Partnership would be unable to satisfy the requests from uncommitted funds. It could become necessary, consequently, to liquidate commodity positions prior to the time liquidation would be dictated by the Trading Advisor's strategies, which could adversely affect the Redemption Net Asset Value per Unit not only for Partners redeeming Units but for the remaining Partners as well. See "Redemptions."

         Conflicts of Interest. Conflicts of interest exist in the structure and operation of the Partnership's business. These conflicts include conflicts among the Partnership, the General Partners, and the Managing General Partner acting as the Trading Advisor and as commodity pool operator. In addition, no fully independent third party is connected with this Offering or the conduct of the business of the Partnership who or which might be in a position to affect the conduct thereof. Also, Refco is acting as the Futures Commission Merchant while its affiliate is the sole limited partner in the Financial General Partner and has provided the assets necessary to enable that General Partner to act as Financial General Partner. Selling Agents may also be reluctant to recommend redemption of Units since they would otherwise receive a portion of the brokerage commissions paid by the Partnership to the Futures Commission Merchant. See "Conflicts of Interest."

         Absence of Regulation Applicable to Securities Mutual Funds and their Advisers. The Partnership has not registered as a securities investment company, or "mutual fund," and is not subject to the extensive regulation of the Securities and Exchange Commission imposed upon such entities under the Investment Company Act of 1940. In addition, the General Partners are not registered under the Investment Advisers Act of 1940 (or any similar state law). Therefore, investors may not be accorded the protective measures provided by such legislation. See "The Limited Partnership Agreement-Termination of the Partnership." The Managing General Partner is registered with the CFTC as a commodity pool operator and as a commodity trading advisor. See "Commodity Futures Markets-Regulation."

Any determination that the Partnership be required to register as an investment company under the Investment Company Act of 1940 could have serious adverse consequences for the Partnership, the Managing General Partner and the Limited Partners, including termination of the Partnership. See "The Partnership Agreement-Termination of the Partnership."

RISKS RELATING TO THE TRADING ADVISOR AND THE TRADING APPROACH

         Trading Decisions Based on Fundamental and Technical Analysis. Trading decisions of the Trading Advisor on behalf of the Partnership will be based primarily on "fundamental" market analysis with attention to certain technical analysis and strategies. Fundamental market analysis examines external factors such as government policies, national and international political and economic events, changing crop prospects and similar factors, which affect the supply and demand for a particular commodity, in order to anticipate future prices.

         Technical analysis is based on the theory that a study of the markets themselves will provide sufficient information for the anticipation of future prices. Technical analysis involves studies of price levels and movements, volume level and open-interest figures and utilizes charts, computer assistance and other statistical methods to attempt to distinguish market patterns and trends based primarily upon price behavior within the market itself. Technical analysis is generally considered helpful in determining the timing of position taking and the appropriate moment to enter or exit a particular market, but may be unable to respond to fundamental changes until after their impact has ceased to influence the market. While computer programs are generally utilized, the use of computer programs in developing, operating or assisting a trading system does not assure the success of the trading method. In utilizing the proprietary technical methods, the Trading Advisor will utilize its own and others' computer programs for analysis and generating signals for trading. Other technical services such as charts and other index calculations will also be observed and utilized. The utilization of these factors may be qualitative and not quantitative; therefore, the Trading Advisor will exercise a significant degree of discretion in connection with the application of the Partnership's trading strategies.

         The profitability of diversified technical and fundamental trading systems depends upon major price moves or trends in some commodities. In the past, there have been periods without major price moves or trends and, presumably, such periods will continue to occur. The best trading systems will not be profitable if there are no major price moves or trends of the kind the systems seek to identify. No assurance can be given that the Trading Advisor will be successful in executing the Partnership's trading strategy.

         Possible Effects of Trend-Following Systems. Commodity trading systems employing exclusively trend-following timing signals, based either exclusively on fundamental or technical analysis or on a combination thereof, are numerous. If many traders follow very similar systems, bunching of buy and sell orders can occur, which makes it more difficult for a commodity position to be taken or liquidated. For example, "program traders", who arbitrage between the "cash" and futures stock index markets, will tend, as a group, to buy stock index futures when the futures are priced at a discount to the "cash" markets and to sell stock index futures when the reverse is the case. The effect of such "group" or "program trading" on the success of the Trading Advisor's trading approaches, although too difficult to predict, may be adverse.

         Possible Effects of Speculative Position and Trading Limits. The CFTC and commodity exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short position which any person may hold or control in particular commodities, and certain commodity exchanges have established limits referred to as "trading limits" on the maximum number of contracts which any person may trade on a particular trading day. In addition the CFTC requires contract markets to set speculation position limits on all futures contracts. See "Commodity Futures Markets - Regulation." All commodity accounts managed by the General Partners, including the Partnership's account, may be required to be combined for position and trading limit purposes. The Managing General Partner believes that established position and trading limits will not adversely affect the Partnership's contemplated trading. However, it is possible that the trading decisions of the Managing General Partner may have to be modified and that positions held by the Partnership may have to be liquidated in order to avoid exceeding such limits. Such modification or liquidation, if required, could adversely affect the operations and profitability of the Partnership.

         The Managing General Partner as Trading Advisor - Termination. The Managing General Partner, acting as the trading advisor, will make the trading decisions for the Partnership. If the Managing General Partner is unable to continue its operations, or if the Managing General Partner were removed as a General Partner of the Partnership, it would be necessary for the Partnership to find a substitute trading advisor in order to continue the Partnership's operations.

         Trading on Foreign Exchanges and Currency Exchange Rate Fluctuations. The Trading Advisor may engage in trading on foreign exchanges and other markets located outside of the U.S. ("Foreign Markets") on behalf of the Partnership. There is no limit to the percentage of Partnership assets which may be committed to trading on Foreign Markets. Neither CFTC regulations nor regulations of any other U.S. Governmental agency apply to the actual execution of transactions on Foreign Markets. Some Foreign Markets, in contrast to domestic exchanges, are "principals' markets" in which performance is the responsibility only of the individual member with whom the trader has entered into a commodity transaction and not of the exchange or clearing corporation. In such case, the Partnership will be subject to the risk of the bankruptcy or other inability of, or refusal, by such member or the counter-party to perform with respect to such transactions. For example, in the past, certain members of the tin market of the London Metal Exchange failed to perform their obligations under outstanding tin contracts, resulting in a prolonged suspension of trading, and, ultimately, a closing of that market and settlement of outstanding positions at an artificial price level dictated by the London Metal Exchange. As a result, a number of commodity traders suffered substantial losses and other substantial reductions of the profits which they would otherwise have realized. In effect, therefore, due to the absence of a clearinghouse system on many foreign markets, such markets are significantly more susceptible to disruptions (such as that which occurred on the London Metal Exchange's tin market) than on the United States exchanges. See "Commodity Futures Markets-Commodity Regulation" and "CFTC Risk Disclosure Statement."

         Furthermore, because the Partnership will determine Net Asset Value per Unit in United States dollars, with respect to trading on foreign markets the Partnership will be subject to the risk of fluctuation in the exchange rate between the local currency and dollars and to the possibility of exchange controls. Unless the Partnership hedges itself against fluctuations in exchange rates between the United States dollar and the currencies in which trading is done on such foreign exchanges, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates and the Partnership could even incur losses as a result of any such changes. See "Commodities Futures Markets-Commodity Regulations" and "CFTC Risk Disclosure Statement."

         Although the CFTC is prohibited by statute from promulgating rules which govern in any respect any rule, contract term or action of any foreign commodity exchange, the CFTC has adopted regulations to regulate the sale of foreign futures contracts and foreign options within the United States. These regulations may restrict the Partnership's access to foreign markets by limiting the activities of certain participants in such markets with whom the Partnership could otherwise have traded.

         New Futures and Options Contracts. Only those futures and options on futures contracts designated or approved for trading by the CFTC may be domestically traded by the Partnership. Periodically, the CFTC may approve and designate additional futures and options contracts. If the Trading Advisor determines that it may be advantageous to trade in such new futures and options contracts, it may do so. Because such futures and options contracts will be new, there can be no assurance that the trading approach of the Trading Advisor will be able to utilize any such contracts. The markets in new futures and options contracts, moreover, historically have been both illiquid and highly volatile for some period of time after trading begins. This presents both significant profit potential and a corresponding high risk potential for any such contracts that are traded. See "Commodity Markets."

TAXATION RISKS

         Possibility of Taxation as a Corporation. The tax consequences of an investment in the Partnership are dependent upon the Partnership being characterized as a partnership for federal income tax purposes and not as an association taxable as a corporation. No ruling has been obtained or will be sought by the Partnership from the Internal Revenue Service (the "Service") as to its classification for tax purposes, or with respect to any of the projected tax consequences set forth in this Prospectus. The Partnership will instead rely in this regard upon an opinion of its counsel. This opinion is based, in part, upon the General Partners' representation that 90% or more of the Partnership's gross income will constitute "qualifying income" for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (because otherwise the Offering and redemption features of the Partnership would likely will cause it to be classified as a "publicly-traded partnership"). Such opinion is not binding on the Service. The facts and authorities relied upon by counsel in their opinion may change in the future. If the Service determines that the Partnership is an association taxable as a "corporation", there would be severe adverse tax consequences to the Limited Partners. No representation or warranty of any kind is made with respect to any tax consequences relating to the business of the Partnership. See "Certain Federal Income Tax Aspects."

         Possible Changes in the Tax Code. In recent years, the federal income tax laws have undergone repeated and substantial changes, a number of which have been materially adverse or potentially adverse, to investments such as the Partnership. It is impossible to predict what the effect of future changes in the federal income tax laws will be on an investment in the Partnership. Change, if any, may be retroactive to transactions entered into or completed prior to the effective date thereof and could have a material impact on the tax treatment of the transactions entered into by the Partnership. Potential Limited Partners should seek the advice of their own tax advisors with respect to the impact of the recent changes in the federal income tax laws, as well as the impact of any future proposed tax legislation, or administrative or judicial action. See "Certain Federal Income Tax Aspects."

         "Passive" Losses. Any income derived from the Partnership's trading activities, as well as interest income earned by the Partnership, will constitute "portfolio income" or other income not from a passive activity, which means that losses resulting from a Limited Partner's other passive activities (including most "tax shelter" limited partnerships) cannot be offset against such income. See "Certain Federal Income Tax Aspects."

         Partners' Tax Liability in Excess of Cash Distributions. The Partnership is not required to distribute profits. If the Partnership has taxable income for a fiscal year, such income will be taxable to Limited Partners in accordance with their distributive shares of the Partnership's profits, irrespective of whether such profits have been distributed to them. Accordingly, taxes payable by Limited Partners for any profits of the Partnership may exceed any distributions received from the Partnership. See "Certain Federal Income Tax Aspects."

         Management and Incentive Allocations Payable to the General Partners. Miscellaneous itemized expenses of an individual taxpayer are deductible only to the extent the aggregate amount of these expenses exceed 2% of his adjusted gross income. This 2% floor will apply to a Partner's indirect deduction of Partnership "investment advisory fees." The General Partners, in the absence of further clarification by legislation, the promulgation of regulations or judicial or administrative interpretation, intends not to treat any part of the Management and Incentive Allocations as "investment advisory fees." The tax position which the General Partners intend to take could result in Limited Partners being required to file amended tax returns and pay additional taxes plus interest and penalties. The General Partners will determine, in their sole discretion and without consulting with Limited Partners, how to treat the Management and Incentive Allocations, as well as other Partnership expenses, for federal income tax purposes. See "Certain Federal Income Tax Aspects."

         Continuing Commissions. The Internal Revenue Service may contend that a portion of the brokerage commissions paid by the Partnership to Refco constitute nondeductible syndication expenses under the theory that such commissions are to reimburse Refco for its advance of the Partnership's organizational and offering expenses, or because Selling Agents will receive compensation from Refco on an ongoing basis from a portion of the commodity brokerage commissions paid by the Partnership. If the Service were successful in this regard, the Partnership would be required to capitalize such amounts, thereby increasing the amount of gain (or reducing the amount of loss) allocable to the Partners with respect to the Partnership's trading activities. See "Certain Federal Income Tax Aspects."

         Possibility of Tax Audit. There can be no assurance that the Partnership's tax returns will not be audited by the Service or that adjustments to such returns will not be made as a result of such an audit. Uncertainty concerning the federal tax status of certain positions taking by the Partnership may increase the likelihood that the Partnership's returns will be audited by the Service. If an audit results in an adjustment, Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay additional taxes plus interest and penalties. See "Certain Federal Income Tax Aspects."

         THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THE ENTIRE MEMORANDUM BEFORE DETERMINING TO PURCHASE UNITS AND SEEK ADVICE FROM QUALIFIED INDEPENDENT COUNSEL.

                               INVESTMENT FACTORS

         Limited Partners will be able to obtain certain advantages which might otherwise be unavailable to them if they were to engage directly in commodity transactions. Among these are the following:

         Limited Liability. Unlike an individual investor engaging in speculative commodity trading for his own account, a Limited Partner cannot lose more than the amount of his investment (and profits together with distributions and interest thereon) and will not personally be subject to margin calls (See "The Partnership Agreement" and "Commodity Futures Trading - Margins").

         Investment Diversification. An investor who is not prepared to spend substantial time trading commodity futures contracts may, nevertheless, participate in these markets through the Partnership, thereby obtaining diver sification in his investment portfolio. It may be that the profit potential of the Partnership will not depend upon favorable general economic conditions, and that it will be as likely to be profitable during periods of declining stock, bond and real estate markets as at any other time; conversely, it may be unprofitable or profitable during periods of generally favorable economic conditions.

         Trading Management. Trading decisions will be made for the Partnership by the Trading Advisor. The Trading Advisor is a registered commodity trading advisor with the CFTC and the NFA. The Trading Advisor will manage the investments as described in this Prospectus. See "Trading Approach" and "Trading Policies."

         Interest Earned. The Partnership assets will earn interest from Refco on 100% of the average daily equity maintained in cash in the Partnership's trading account at a rate equal to 80% of the average yield on thirteen week U.S. Treasury Bills issued during each month. An individual trader generally would not receive any interest on the funds in his commodity account unless he committed substantially more than the minimum investment in the Partnership.

         Independence of Trading Advisor from Broker. The Trading Advisor, who will make all trading decisions for the Partnership, will receive the Management Allocation and Incentive Allocation from the Partnership and will not participate in brokerage commissions on the Partnership account. Refco as the Futures Commission Merchant charges commissions but has no authority to make trading decisions and executes trades only at the direction of the Trading Advisor. Refco will not participate in Management or Incentive Allocations. See "Conflicts of Interest."


                              CONFLICTS OF INTEREST

         The following relationships may involve inherent conflicts of interest which should be considered by prospective purchasers of Units:

         Accounts of Affiliates of the Futures Commission Merchant. The officers, directors and employees and associated persons of Refco trade in commodity futures contracts for their own accounts. The results of any such trading will not be available for inspection by Limited Partners. In addition, Refco is a registered futures commission merchant and executes transactions in commodity futures contracts for its customers. See "The Futures Commission Merchant." Thus, it is possible that Refco could execute transactions for the Partnership in which the other parties to the transactions are its officers, directors, employees or customers. Such persons might also compete with the Partnership in making purchases or sales of contracts without knowing that the Partnership is also bidding on such contracts.

         The Selling Agents. Pursuant to the Selling Agreement among the Partnership, the General Partners and each of the Selling Agents, those Selling Agents which are registered or exempt from registration as futures commission merchants ("FCMs") or introducing brokers ("IBs") under the CEA will be paid commissions by the Partnership for the sale of Units. Crescent Futures Corporation, an independent introducing broker, may introduce investors to the Partnership. Selling Agents who are appropriately registered or exempt from registration as futures commission merchants, introducing brokers or associated persons will be paid continuing ("trail") commissions by Refco for continuing services related to the purchase of Units so long as those Units remain issued and outstanding. SELLING AGENTS MAY HAVE A CONFLICT OF INTEREST IN ADVISING LIMITED PARTNERS AS TO WHETHER THEY SHOULD REDEEM UNITS BECAUSE OF THE AGENTS' INCENTIVE TO OBTAIN SUCH CONTINUING COMPENSATION.

         Other Activities and Accounts of the General Partners and their Affiliates. The Managing General Partner trades, and its officers, directors, employees and affiliates trade in commodity futures contracts for their own account and for the accounts of other customers. The records of such trading will not be available for inspection by Limited Partners; however, the performance history of the Managing General Partner and its parent, Randell Corporation, will be available through filings required to be made with the CFTC. All of the positions held by all accounts managed by the Managing General Partner will be aggregated with positions held by the Partnership for purposes of determining compliance with position limits. As a result, the Partnership might not be able to enter into or maintain certain positions if such positions, when added to the positions held by such other accounts, would exceed applicable limits. If trading orders must be revised as a result of the application of speculative position limits, the Managing General Partner is required to modify such orders in a manner which will not substantially disproportionately affect the Partnership as compared with the Managing General Partner's other accounts. In addition, the Managing General Partner represents that it will not knowingly or deliberately use trading strategies for the Partnership which are inferior to those used for any other client or account nor to favor any other account over the Partnership in any way, although various factors affecting different types and sizes of accounts may require the utilization of different strategies or trading methods for such accounts. See "Commodity Futures Market - Regulation." See "General Partner", "Trading Advisor" and "Futures Commission Merchant."

         Management of Other Pools and Accounts. The General Partners and Refco may establish, sponsor, or be affiliated with other commodity pools which may engage in the same or similar business as the Partnership. The Managing General Partner presently acts as the general partner of one other limited partnership which is a commodity pool.

         Although its fiduciary responsibility prohibits the Managing General Partner from knowingly favoring any account it manages over any other, the performance of the Partnership could be materially different from other accounts of the Managing General Partner because of size, diversification, or special emphasis of some accounts in certain specific commodities and, moreover, the performance of the Partnership could be adversely affected by the manner in which particular orders are entered by the Managing General Partner for all such trading accounts since orders for the same commodity are filled in the order they are received at the particular trading floor. To the extent permitted by applicable regulations, the Managing General Partner may use "block orders" in effecting trades with a view to diminishing the effect of any such potential conflict.

         Trading Systems of the Managing General Partner and Refco. Neither the Partnership nor any Limited Partner will acquire any interest in any trading systems or information developed by any third party, the General Partners or Refco, or any officer, director, employee, shareholder or associated person thereof solely by virtue of his status as a Limited Partner in the Partnership. Similarly, neither the Partnership nor any Limited Partner will acquire any interest in the General Partners, Refco, or any other corporation or partnership in which any officer, director, employee, shareholder or affiliated person of the foregoing has a beneficial interest solely by virtue of its status as the Partnership or his status as a Limited Partner of the Partnership.

         Brokerage Charges. The Managing General Partner believes that the Customer Agreement with Refco and arrangements thereunder between the Partnership and Refco are consistent with charges incurred by other commodity pools of a similar size and with similar arrangements such pools have entered into with other futures commission merchants and therefore are fair to the Partnership. The Managing General Partner will review, at least annually, the brokerage commission rates charged comparable commodity pools by major futures commission merchants to determine that the commission rates paid by the Partnership are fair, consistent and competitive with such other rates. Certain customers of Refco, including accounts owned or managed by Randell Corporation, the parent of the Managing General Partner, pay, and will continue to pay, commissions at rates both substantially less and substantially more than those which will be charged to the Partnership. The Partnership Agreement (to which each Limited Partner will be a party) and the Subscription Agreement executed by each Limited Partner (i) approve the execution and delivery of the Customer Agreement by the Partnership and (ii) authorize the payment to Refco by the Partnership of brokerage fees at the rates provided for in the Customer Agreement as described above. See "The General Partners," "The Futures Commission Merchant" and "Futures Contracts, Margins and Commissions." An affiliate of Refco is the sole limited partner of RanDelta and has provided the assets necessary to enable RanDelta to act as Financial General Partner. Randell Commodity Corporation (the Managing General Partner and Trading Advisor) is the general partner of RanDelta. Therefore, the General Partners of the Partnership may be reluctant to terminate Refco as the Futures Commission Merchant. In addition, while neither the General Partners nor the Partnership are affiliated with Refco, the affiliation of the sole limited partner of RanDelta to Refco and the other relationships described in this Prospectus may create a conflict of interest in causing the Managing General Partner, as the Trading Advisor, to actively trade the Partnership's account to generate brokerage commissions for Refco. However, as a limited partner, the sole limited partner of RanDelta does not have the authority to participate in the management and control of RanDelta or render management or investment advice thereto. Furthermore, while the potential for such a conflict of interest exists, there is a disincentive for the Trading Advisor to generate excessive brokerage commissions since its own compensation from the Partnership would be adversely affected.

         Arrangements With Futures Commission Merchant and Others. The Managing General Partner has in the past sold to its principals and/or associated persons a variety of technical and other commodity market information. Some of the data utilized by the Managing General Partner concerning commodity accounts managed by it is maintained on and provided from computer equipment owned by the Futures commission merchant. The Managing General Partner currently subleases office space from Sparks Companies, Inc. ("SCI"), has offices adjacent to SCI in Memphis and utilizes SCI's commodity research services and other research capabilities. Also, the Managing General Partner and its principals participate in investments in other ventures with persons associated with the Futures Commission Merchant and have had personal and business relationships with such persons over a period of 15 years. However, no officer, director, employee or associated person of the Futures Commission Merchant has any direct or indirect interest in the Managing General Partner or their income or profits and no officer, director or employee of the Managing General Partner have any interest, direct or indirect, in the Futures Commission Merchant. An affiliate of Refco is the sole limited partner in the Financial General Partner and has provided the assets necessary to enable that General Partner to act as Financial General Partner; therefore, the General Partners of the Partnership may be reluctant to terminate Refco as the Futures Commission Merchant.

         Compensation of the General Partners. BECAUSE THE MANAGING GENERAL PARTNER MANAGES THE PARTNERSHIP AND IS ITS TRADING ADVISOR, IT HAS A DISINCENTIVE TO REPLACE ITSELF IF IT PERFORMS POORLY FOR THE PARTNERSHIP. THE MANAGING GENERAL PARTNER IS ALSO A GENERAL PARTNER IN THE FINANCIAL GENERAL PARTNER. IN ADDITION, THE TERMS OF THE GENERAL PARTNERS' COMPENSATION HAVE NOT BEEN SET BY ARMS LENGTH BARGAINING. HOWEVER, THE GENERAL PARTNERS HAVE A LEGAL FIDUCIARY RESPONSIBILITY TO THE PARTNERSHIP TO EXERCISE GOOD FAITH AND FAIRNESS IN ALL DEALINGS AFFECTING THE PARTNERSHIP. IN ADDITION, THE GENERAL PARTNERS' COMPENSATION DECREASES IF THE PARTNERSHIP PERFORMS POORLY. See "Fiduciary Responsibility of the General Partners."

         Independence of Counsel. The Partnership, the General Partners and the Memphis branch of Refco are represented by a single law firm. To the extent that the Partnership and this offering would benefit by further independent review, such a benefit will not be available in this offering. There is also an absence of arm's-length negotiation with respect to the terms of this offering. No other party will provide fully independent review of this offering or the conduct of the Partnership's business.

         Other Relationships. The sole shareholder of the parent of Randell Commodity Corporation, the Managing General Partner, is a partner in the law firm which is counsel to the Partnership, the General Partners, the Memphis branch of Refco, the affiliate of Refco which is the sole limited partner in the Financial General Partner, and the Commodity Broker. The General Partners and Refco receive compensation from the Partnership in various forms as described herein. See "Description of Charges to the Partnership." There are no other relationships among the General Partners, the Futures Commission Merchant or any principal of them which are believed may result in any conflict of interest.

                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

         In evaluating potential conflicts of interest, an investor should be aware that the General Partners have a responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership. This is a rapidly developing and changing area of the law, and Limited Partners who have questions concerning the responsibilities of the General Partners should consult their counsel. In the event that a Limited Partner believes the General Partners have violated their responsibility, such Limited Partner may seek legal relief for himself and all other similarly situated Limited Partners or on behalf of the Partnership under applicable laws, including partnership and securities laws, to recover damages from or to require an accounting by the General Partners. In addition, a Limited Partner may institute legal proceedings or initiate reparation proceedings before a CFTC administrative law judge against the General Partners or the Futures Commission Merchant for violations of the anti-fraud and other provisions of the CEA. The CFTC has issued a statement of policy relating to indemnification of officers and directors of a futures commission merchant and its controlling persons under which it has taken the position that whether such an indemnification is consistent with the policies expressed in the CEA, as amended, in each instance will be determined by the CFTC on a case-by-case basis. Prospective Limited Partners should be aware that the broad authority given to the General Partners, and the nature of the commodities markets, the limited judicial decisions providing standards defining violations of the CEA, and the exculpatory provisions of the Partnership Agreement may make it difficult to establish a violation of the CEA.

         The General Partners and certain of their affiliates, directors and controlling persons may not be liable to the Partnership or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

         The General Partners and their affiliates shall have no liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners or their affiliates if the General Partners or their affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partners or their affiliates. The Partnership has agreed to indemnify the General Partners and certain of their affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Partnership, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation of the Partnership, and was done in good faith and in a manner reasonably believed to be in the best interests of the Partnership. Affiliates of the General Partners are entitled to indemnity only for losses resulting from claims against such affiliates due solely to their relationship with the General Partners or for losses incurred by such affiliates in performing the duties of the General Partners. For purposes of the exculpation and indemnification provisions of the Partnership Agreement, the term "affiliates" means any person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by, or is under common control with the General Partners; or (ii) owns or controls 10% or more of the outstanding voting securities of the General Partners; or (iii) is an officer or director of either General Partner; or (iv) if either of the General Partners is an officer, director, partner or trustee, is any company for which such General Partner acts in any such capacity.

         The Partnership will not indemnify the General Partners or any of the foregoing persons for any liability arising from securities law violations in connection with the offering of the Units unless the General Partners or such persons prevail on the merits or obtain a court approved settlement which includes court approved indemnification as described in Section 8.05(b) of the Partnership Agreement.

         Under the exculpatory provisions of the Partnership Agreement, none of the General Partners or their affiliates will be liable to the Partnership or to any of the Partners except by reason of acts or omissions constituting bad faith, misconduct or negligence, and that were not taken in good faith and in the reasonable belief that such actions were in the best interests of the Partnership. Purchasers of Units may have a more limited right of action then they would absent such limitations. See "Conflicts of Interest" and "The Partnership Agreement."

             DESCRIPTION OF CHARGES TO THE PARTNERSHIP AND PARTNERS

         The Partnership will be subject, directly or indirectly, to substantial charges, all of which are described in detail below:



                    Form of                          Amount of
Recipient           Compensation                     Compensation
---------           -------------                    -------------
General Partners    Monthly Management Allocation    1/3 of 1% per month of Adjusted
                                                     Asset Value attributable to
                                                     Units held by Limited Partners
                                                     (4% annual rate).

                    Quarterly Incentive Allocation   15% of any Net New Appreciation
                                                     attributable to Units held by
                                                     Limited Partners.


                    Redemption Charges               Units held by Limited Partners
                                                     will be charged a 4%, 3% and 2%
                                                     redemption fee, not to exceed 5%
                                                     of the gross purchase price
                                                     per Unit on all redemptions
                                                     made on or prior to the end of
                                                     the sixth, ninth and twelfth
                                                     month, respectively, after the
                                                     purchase of such Units.

Futures Commission  Brokerage Commissions            $32.50 per roundturn, estimated
 Merchant                                            to aggregate 30% of the
                                                     Partnership's average Net Asset
                                                     Value, determined annually.

Selling Agents      Sales Commission                 4% sales commission to the
                                                     Selling Agent responsible for
                                                     a sale of Units.



                    Brokerage Commissions            Selling Agents who are also
                                                     appropriately registered or
                                                     exempt from registration as
                                                     futures commission merchants,
                                                     will be paid by Refco from its
                                                     Brokerage Commissions as of the
                                                     first day of each month .4167%
                                                     (5% per annum) of the Net Asset
                                                     Value of the Units as a
                                                     continuing ("trail") commission
                                                     for continuing services related
                                                     to the purchase of Units.
                                                     This fee is payable monthly.

Other               Periodic legal, accounting,      Estimated to aggregate 1.5% of
                    auditing, postage, and other     the Partnership's average Net
                    communication expenses, and      Asset Value per year,
                    all extraordinary and filing     adjusted periodically.
                    fees of the Partnership.



GENERAL PARTNERS

         Management Allocation. For acting as General Partners, commodity pool operator and trading advisor, the General Partners will receive a monthly management special allocation under the Partnership Agreement equal to 1/3 of 1% (4% per annum) of the Adjusted Asset Value of the Partnership attributable to the Units of limited partnership interest ("Management Allocation"). Adjusted Asset Value generally means the market value of all of the assets of the Partnership less certain expenses and liabilities, but before deduction for the Management Allocation, the Incentive Allocation and accrued brokerage commissions on open trades. See "Adjusted Asset Value and Net Asset Value." The Management Allocation will be calculated and added to the General Partners' capital accounts each month regardless of whether the Partnership has any profits. The burden of the Management Allocation will be charged entirely against the Units of the Limited Partners.

         Incentive Allocation. The General Partners will also receive a quarterly incentive allocation ("Incentive Allocation") under the Partnership Agreement equal to 15% of Net New Appreciation achieved by Units as of the end of any calendar quarter. The Incentive Allocation will be charged only against the Units of those Limited Partners whose Units have achieved Net New Appreciation as of the end of each calendar quarter. "Net New Appreciation" means the increase, if any, in the Adjusted Asset Value attained by such Unit as of the end of any quarter (after reduction for the Management Allocation chargeable to such Unit) over the highest Net Asset Value of the Unit as of the end of any prior quarter, adjusted for distributions and redemptions. The Incentive Allocation will be calculated and added to the General Partners' capital accounts each quarter; however, the Incentive Allocation will not be paid to the General Partners unless there is Net New Appreciation with respect to any individual Unit as of the end of each calendar quarter. Subject to the foregoing, if any payment is made to the General Partners in respect of quarterly appreciation experienced by the Limited Partner, and the Limited Partner thereafter incurs a decline in his respective Net Asset Value per Unit for any subsequent calendar quarter, the General Partners will retain the amount previously paid with respect to the prior appreciation. However, no subsequent quarterly Incentive Allocation would be paid with respect to any Units which have increased in value until all of the declines for such Units are recovered, and the Net Asset Value of such Units reaches a quarterly value in excess of any prior highest quarterly value.

         For example, assume that as of January 1, 1997, the Net Asset Value per Unit of Limited Partner #1 ("LP1") was $100, and that on March 31, 1997, the Adjusted Asset Value of the Partnership attributable to LP1's Units, after subtraction of the Management Allocation, was $110. LP1 has experienced $10 in Net New Appreciation, and would be charged an Incentive Allocation of $1.50, resulting in a Net Asset Value per Unit for LP1 of $108.50. Assume also that during the quarter ending June 30, 1997, the Partnership experienced losses such that the Adjusted Asset Value of the Partnership attributable to LP1's Units, after subtraction of the Management Allocation, was $105. LP1 would be charged no Incentive Allocation for the quarter and his Net Asset Value per Unit likewise would be $105. Further assume that Limited Partner #2 ("LP2") was admitted to the Partnership as of July 1, 1997, at the Partnership's Average

Net Asset Value per Unit of $105 (again, an assumed figure). As of the end of the quarter ending September 30, 1997, assume also that the Adjusted Asset Value of the Partnership attributable LP1's and LP2's Units was $112, again after subtraction of the Management Allocation. LP1 has experienced $3.50 of Net New Appreciation ($112 less $108.50, the highest prior Net Asset Value per Unit for
LP1), and would be charged an Incentive Allocation of $.525, resulting in a Net Asset Value per Unit for LP1 of $111.475. LP2, on the other hand, has experienced $7 of Net New Appreciation, and would be charged an Incentive Allocation of $1.05, resulting in a Net Asset Value per Unit for LP2 of $110.95. Therefore, because the Incentive Allocation is computed separately for each Partner's Units, each Partner's respective Net Asset Value per Unit will differ depending upon when such Partner enters the Partnership. "See "Adjusted Asset Value and Net Asset Value."

         Redemption Charges. Units will be charged a 4%, 3%, and 2% redemption fee, not to exceed 5% of the gross purchase price per Unit, on all redemptions made on or prior to the end of the sixth, ninth and twelfth month, respectively, after the purchase of such Units. These redemption charges will be paid to the General Partners.

FUTURES COMMISSION MERCHANT (REFCO)

         Brokerage Commissions. Brokerage commissions will be charged to the Partnership and paid to Refco at a rate (which includes pit brokerage fees) equal to $32.50 per roundturn plus any applicable NFA and exchange fees. 50% of such brokerage commissions will be paid to Refco upon the opening of a position and 50% will be paid upon the closing of a position. See "Futures Commission Merchant." These commissions are estimated to equal 30% of average Partnership net assets per year, but depending upon the volume of trading and market conditions, may equal or exceed the average Net Asset Value of the Partnership in any year. Depending on the volume of trading and market conditions, brokerage commissions could be as much as average Net Asset Value. For example, if the Partnership were averaging brokerage commissions equal to 50% of Net Asset Value and suffered at 50% loss in a given period of time, the brokerage commissions could, accordingly equal 100% of such Net Asset Value. Refco will pay continuing ("trail") commissions to those Selling Agents who are also appropriately registered or exempt from registration as futures commission merchants, introducing brokers or associated persons as a commission for continuing services related to the purchases of Units.

SELLING AGENTS

         Sales Commissions. The Partnership will pay Selling Agents who sell Units a commission equal to 4% of the subscription price for such Units.

         Continuing ("Trail") Commissions. Refco will pay to those Selling Agents who are also appropriately registered or exempt from registration as futures commission merchants, introducing brokers or associated persons a monthly commission for continuing services related to the purchases of Units. Crescent Futures Corporation, an independent introducing broker, may introduce investors to the Partnership. The amount of such continuing ("trail") commission will be equal to .4167% (5% per annum) of Net Asset Value of those Units sold by such Selling Agents that remain issued and outstanding.

OTHER

         Periodic legal, accounting, auditing, postage and other communication expenses, and all extraordinary expenses and filing fees will be paid by the Partnership. The Partnership will pay actual expenses incurred, estimated at 1.5% of average Net Asset Value per year, to be adjusted periodically. None of the General Partners' "overhead" expenses incurred in connection with the administration of the Partnership (including but not limited to, salaries, rent, and travel expenses) will be charged to the Partnership. Any loans made by the General Partners to the Partnership will not bear interest in excess of their interest costs or in excess of the rate charged by unrelated banks on comparable loans.

         Refco has paid all offering expenses of the Partnership relating to the Offering, including legal, accounting and auditing fees, printing costs, solicitation and marketing costs, and other related fees and expenses. Other than the payment of sales commissions on a continuous basis, the Partnership will not reimburse Refco for any such organizational and offering costs.

         The items described above represent all the compensation the General Partners or their affiliates will receive either directly or indirectly as charges to the Partnership or the Limited Partners.

OPERATING EXPENSES

         THE FOLLOWING SUMMARY DOES NOT CONSTITUTE A REPRESENTATION BY THE PARTNERSHIP AS TO THE ACTUAL OPERATING EXPENSES OF THE PARTNERSHIP. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT THE EXPENSES TO BE INCURRED BY THE PARTNERSHIP WILL NOT EXCEED THE AMOUNTS AS PROJECTED OR THAT THERE WILL BE NO OTHER EXPENSES.


                          PROJECTED OPERATING EXPENSES
                      Attributable to Limited Partner Units
                  for the Current 12-Month Period of Operations
                         (January 1 - December 31, 1998)




 Item                                                   Dollar Amount(1)
 ----                                                   ----------------
Management Allocations(2)                                 $  270,000
Incentive Allocations(3)                                          --
Brokerage Commissions(4)                                     835,000
Exchange, clearing fees and NFA charges                       38,000
Administrative Expenses(5)                                    72,000
                                                          ----------
Total                                                     $1,215,000


--------------

(1) All dollar amounts calculated based on the average Partnership's Net Asset Value attributable to Limited Partner Units January through April 1998, and pro-rated for the remainder of the 12-month period.

(2) Fixed at 1/3 of 1% per month (a 4% annual rate) of the Partnership's Adjusted Asset Value attributable to Limited Partner Units at month-end.
(3) Since the incentive fee is based on a formula (15% of Net New Appreciation attributable to Limited Partner Units) which depends upon Partnership trading performance and since Partnership trading performance is incapable of projection, the General Partner has determined not to estimate these amounts.
(4) Based on roundturn brokerage commissions of $32.50 estimated to be 2.5% per month (30% per year).

(5) Based on the ordinary administrative expenses to be incurred by the Partnership estimated at 1% per year of the Partnership's average month-end Net Assets. Assumes that the Partnership's Net Assets attributable to Limited Partnership Units remain unchanged throughout the 12-month period. Of the Administrative Expenses, 15% is estimated to be used for postage and mailing supplies, 60% is estimated to be used for audit and tax services (including preparation of the Partnership's tax return, required audits by CFTC regulations, accounting reviews for Form 10-K's and 10-Qs), and 25% is estimated to be used for legal fees.


         A Unit subscribed for at the Net Asset Value of $100 must earn gross trading profits plus interest income of $42.00 from the Partnership's trading operations in order for an investor, upon redemption of such Unit at the end one year, to receive $104 (representing the beginning Net Asset Value of such a Unit at the commencement of trading operations plus the 4% sales commission) after payment by the Partnership of its expenses and 2% redemption fee.

         If a limited Partner subscribed for a Unit at the Net Asset Value of $104 per Unit and immediately redeemed the Unit prior to the commencement of trading operations (assuming that the Partnership Agreement would allow such an immediate redemption), the Limited Partner would receive $96 after reduction for the 4% sales commission and a 4% redemption charge.

                            ACTUAL OPERATING EXPENSES
                    Attributable to Limited Partnership Units
                 for the Previous 12-Month Period of Operations
                         (January 1 - December 31, 1997)





 Item                                                    Dollar Amount
 -----                                                   -------------
Management Allocations(1)                                 $  223,279
Incentive Allocations(2)                                       3,091
Brokerage Commissions(3)                                     797,000
Exchange, clearing fees and NFA charges                       41,772
Administrative Expenses(4)                                    58,403
                                                          ----------
Total                                                     $1,123,545


---------------
(1) Fixed at 1/3 of 1% per month (a 4% annual rate) of the Partnership's Adjusted Asset Value attributable to Limited Partner Units at month-end.
(2) The incentive fee is based on a formula equal to 15% of Net New Appreciation attributable to Limited Partner Units.
(3)      Based on roundturn brokerage commissions of $32.50.

(4) Based on the ordinary administrative expenses to be incurred by the Partnership estimated at 1% per year of the Partnership's average month-end Net Assets.


         The General Partner will furnish to each Limited Partner a monthly account statement describing the performance of the Partnership and setting forth the aggregate Management Allocation, Incentive Allocation, brokerage commissions, administrative expenses, and other fees and expenses incurred or accrued by the Partnership during the month and certain other information. See "The Partnership Agreement -- Reports and Accounting."

BREAK EVEN ANALYSIS

         The following analysis takes into account all fees and expenses enumerated above and is expressed in a dollar amount and as a percentage of a $2,000 investment.



                                                                 Percentage of
    Description of Charges               $2,000 Investment     $2,000 investment
    ----------------------               -----------------     -----------------
Syndication and Selling Expense               $   80                    4%

Management Fee                                    80                    4

Incentive Fee   (15% of Net                       27                 1.35
New Appreciation)

Fund Operating Expense                            40                    2

Brokerage Commission                             600                   30
and Trading Fee

Less Interest Income                            (100)                  (5)
                                              ------                -----
Redemption Charges                               100                    5
                                              ------                -----
Estimated Break Even Level after
Redemption Charges                            $  827                41.35%
                                              ======                =====


                                                                 Percentage of
    Description of Charges              $2,000 Investment      $2,000 investment
    ----------------------              -----------------      -----------------
Estimated Break Even Level
  No Redemption Charges                       $ 714                 35.70%
                                              =====                 =====




                           BUSINESS OF THE PARTNERSHIP


         The Partnership was organized as a limited partnership under the laws of the State of Tennessee on September 19, 1990. The Partnership will engage in speculative trading of commodity futures contracts, forward contracts, commodity options and other interests in commodities including, without limitation futures contracts and options on financial instruments, physical commodities and stock indices on organized exchanges in the United States and abroad. As of April 30, 1998, approximately 100% of the Partnership's assets were invested in commodity futures and commodity options traded on U.S. exchanges and approximately 90% of those investment activities were in agricultural commodities. See "Use of Proceeds," "Commodity Futures Market-- Regulation," "Trading Approach" and "Trading Policies."



                                 USE OF PROCEEDS

         The net proceeds from the offering will be deposited in the Partnership's trading account at Refco to be used for trading in futures contracts and other commodity interests in accordance with the trading techniques and policies described under "Trading Approach" and "Trading Policies." Funds not required to be held by Refco in the Partnership's trading account may be invested by the Managing General Partner for the benefit of the Partnership in short term interest bearing obligations, primarily in governmental obligations and obligations of commercial banks. Approximately 50% of the Partnership's assets could be committed as original margin for futures contracts, but from time to time the percentage of assets committed as margin may be more or less than such amount. The balance of the Partnership's assets will be retained in the Partnership's commodity account with Refco to apply as additional margin, if needed, or for operating purposes. The Partnership will make no loans. Pursuant to Section 4d(2) of the CEA, the Partnership's commodity account with Refco will be segregated and neither commingled with the assets of any other entity, nor used as margin for any other account. The assets of the Partnership may be invested, from time to time, in other entities engaged in commodity investments, but only if the commission burden on such assets does not exceed that which such assets would have borne had they been invested directly by the Partnership as described herein; however, no such investment shall be made if such investment will be deemed to be an impermissible co-mingling of assets under applicable laws and regulations. Deposit of assets with a futures commission merchant as margin does not constitute commingling.

                                 CAPITALIZATION

         The capitalization of the Partnership is set forth in the most recent financial statements of the Partnership prepared by its independent accounting firm and included herein beginning at page F-1.

                            DISTRIBUTIONS TO PARTNERS

         Distributions of profits, if any, will be made solely at the discretion of the Managing General Partner. The Managing General Partner intends to make distributions only if substantial profits are realized by the Partnership and only if the Average Net Asset Value per Unit is at least $100 after the distribution. See "Adjusted Asset Value and Net Asset Value." Subject to the foregoing, the Managing General Partner intends to make annual cash distributions in such amounts as will approximate a Partner's tax liability with respect to Partnership income for the fiscal year immediately preceding such distribution. However, there can be no assurances that such distributions can be made at such times or in such amounts and it is possible that no distributions will be made in some years in which profits are realized. Also, each Limited Partner will be required to include his share of profits into income for tax purposes regardless of whether any distributions are made. See "Certain Federal Income Tax Aspects."

                                GENERAL PARTNERS

DESCRIPTION OF THE FINANCIAL GENERAL PARTNER

         RanDelta Capital Partners, L.P. ("RanDelta"), the Financial General Partner, is a Tennessee limited partnership organized on September 19, 1990. Randell Commodity Corporation, the Managing General Partner is the general partner of RanDelta. The sole limited partner of RanDelta is an affiliate of Refco, the Futures Commission Merchant for the Partnership.

DESCRIPTION OF THE MANAGING GENERAL PARTNER


         Randell Commodity Corporation, the Managing General Partner, is a Tennessee corporation organized on January 10, 1983, and is the commodity pool operator and the Commodity Trading Advisor for the Partnership. Randell Commodity Corporation has been registered with the CFTC as a commodity pool operator since May 5, 1983, and as a commodity trading advisor since July 1, 1984, and has been a member of the NFA since March 24, 1984. The Managing General Partner is a wholly owned subsidiary of Randell Corporation, a Delaware corporation, which is wholly owned by Frank L. Watson, Jr. Mr. Watson is Chairman of the Managing General Partner and a shareholder in the law firm of Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee, which is counsel to the Partnership, the General Partner and the Memphis branch of Refco in connection with this Offering. Mr. Watson will make the Partnership's commodities trading decisions. Randell Corporation was registered with the CFTC as a commodity pool operator from July 1, 1982, to June 29, 1992, and as a commodity trading advisor from July 1, 1982, to July 23, 1994.


         The officers and directors of the Managing General Partner and their business experience for the past 5 years is set forth below.


         Frank L. Watson, Jr., Chairman. Mr. Watson, 57, received a Bachelor of Arts degree from the University of Arkansas and a J. D. degree from Tulane University. He is the sole shareholder of Randell Corporation, the parent of Randell Commodity Corporation, the Managing General Partner, and has been a Director of Randell Commodity Corporation since its inception. From 1973, to March 1998, Mr. Watson was an active partner in the law firm of Waring Cox, PLC. In March 1998, Mr. Watson became a shareholder in Baker, Donelson, Bearman & Caldwell, Memphis, Tennessee, where he is engaged in the active practice of law.



         Carol V. Watson, Vice President. Mrs. Watson, 51, is the wife of Mr. Watson. Mrs. Watson was elected Vice President of Randell Corporation and Randell Commodity Corporation in March 1989.



         Marty Morgan, Secretary/Compliance Officer. Ms. Morgan, 54, received a Bachelor of Arts degree in Professional Studies from the University of Memphis. She was elected Secretary of Randell Corporation and Randell Commodity Corporation in July 1989, and elected Compliance Officer in May 1998. Since 1989, she has been employed as legal secretary to Mr. Watson but has continued to retain her duties for both companies.



         Billy F. Dutton Jr., Treasurer. Mr. Dutton, 40, received a Bachelor of Science degree in Business Administration and an M.B.A. with a major in Accounting from Memphis State University. On February 1, 1984, he was elected treasurer of Randell Commodity Corporation and Randell Corporation. Mr. Dutton graduated from the Southern College of Optometry in May of 1990. Since June 1990, he has maintained a full time practice but has continued to retain his duties as treasurer.


ADMINISTRATIVE, CIVIL OR CRIMINAL ACTIONS

         During the past 5 years, there have been no administrative, civil or criminal actions against the General Partners or any principal or affiliate of the General Partners.

DUTIES OF THE MANAGING GENERAL PARTNER

         The Managing General Partner is responsible for the (i) preparation of monthly and annual reports to the limited partners; (ii) filing reports required by the CFTC, the SEC and any other federal or state agencies; (iii) calculation of Adjusted Asset Value, Net Asset Value and all Management and Incentive Allocations; and (iv) preparation of all accounting information. The Managing General Partner will provide suitable facilities and procedures for handling redemptions, transfers, distributions of profits (if any) and orderly liquidation of the Partnership. Although Refco will act as the Partnership's initial futures commission merchant, the Managing General Partner is responsible for selecting other futures commission merchants in the event Refco is unable or unwilling to continue in its capacity, and the Managing General Partner will review, not less often than annually, the brokerage commission rates charged to comparable commodity pools by major futures commission merchants who acted as their sponsors to determine that the commission rates paid by the Partnership are fair and consistent and competitive with such other rates. Although the Managing General Partner will act as the Partnership's initial commodity trading advisor, if it becomes unable or unwilling to act as such with respect to all or any portion or the Partnership's assets, it may in its discretion select another qualified advisor or advisors. The Managing General Partner will seek to avoid any excessive trading in the Partnership's trading accounts.

         In the event of a decline as of the close of business on any day in the Average Net Asset Value per Unit to 50% (or less) of the highest Average Net Asset Value at which Units were purchased (after adjusting for all distributions), the Managing General Partner will cause the Partnership to cease trading and within seven business days thereof will so notify the Limited Partners and set a Special Redemption Date. Included in such notification will be a description of the Limited Partner's voting and redemption rights. See "The Partnership Agreement - Reports to Limited Partners," and "Redemptions."

         For a discussion of the General Partners' legal duties and obligations as a fiduciary of the Partnership, see "Fiduciary Responsibility of the General Partners."

MINIMUM NET WORTH AND PURCHASE REQUIREMENTS

         The Managing General Partner is registered as a commodity pool operator with the CFTC. At present, the CFTC itself imposes no minimum net worth or "net capital" requirements on commodity pool operators. However, certain state securities administrators, as a condition to approving the sale of units in a commodity pool within their jurisdictions, require that the General Partners and other commodity pool operators maintain a minimum net worth. See "Risk Factors-General Partners' Financial Condition" and "Conflicts of Interest-Brokerage Charges."


         The Partnership Agreement required the General Partners to contribute to the Partnership the lesser of $100,000 or 3% of the total capitalization of the Partnership. As of April 30, 1998, the Managing General Partner beneficially owned approximately $4,000, or .05%, and the Financial General Partner beneficially owned approximately $408,000 or 5.72% of the Partnership. The above to the contrary notwithstanding, in no event will the General Partners' interest be less than an amount which will entitle them to an interest of at least 1% in each material item of Partnership income, gain, loss, deduction or credit represented by units of general partnership interest. The General Partners will share Partnership losses and profits with the Limited Partners pro rata to the extent of their investment. The General Partners may not transfer their interests so long as they are acting as the General Partners. There are no arrangements or commitments for any of the General Partners or their affiliates to purchase Units in the Partnership. At the end of any month, the General Partners may withdraw funds from their Partnership capital accounts, so long as the aggregate investment of the General Partners in the Partnership meets the minimum investment requirements for the General Partners set forth above and does not impair the ability of the Partnership to fulfill its obligations to the Limited Partners under the Partnership Agreement or to the creditors of the Partnership. The General Partners, Refco and/or their affiliates may purchase up to five percent (5%) of the 100,000 Units offered for investment purposes.

DEPARTURE OF DELTA INTERNATIONAL, INC.

         On May 9, 1994, transactions were consummated pursuant to which Delta International, Inc. terminated its services as a trading advisor to the Partnership and withdrew as a co-general partner of RanDelta Capital Partners, L.P. (the Financial General Partner) effective March 31, 1994. These transactions were effected without any cost or expense to the Partnership.

                       PAST PERFORMANCE OF THE PARTNERSHIP

         The following table presents the performance history for Ceres Fund, L.P., a Tennessee Limited Partnership that commenced operations in December 1991. The Managing General Partner is the commodity pool operator. Ceres Fund, L.P. provides for a monthly management fee equal to 1/3 of 1% (4% per annum) of partnership net assets, a quarterly incentive fee of 15% of new trading gains and brokerage commissions equal to $32.50 per roundturn (plus applicable exchange and NFA fees).

         IT SHOULD NOT BE ASSUMED THAT PARTICIPANTS IN THE PARTNERSHIP WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PAST. THE RESULTS SET FORTH BELOW ARE NOT INDICATIVE OF, AND HAVE NO BEARING ON, ANY RESULTS THAT MAY BE OBTAINED BY THE PARTNERSHIP NOR ARE THE PAST RESULTS OF THE OFFERED POOL. A GUARANTEE OF THE FUTURE PERFORMANCE OF THE PARTNERSHIP. THIS IS DUE IN LARGE PART TO THE FACT THAT THE RESULTS CONTAINED IN THESE TABLES DERIVE TO AN EXTENT FROM THE UNCERTAIN NATURE AND FUNCTION OF THE COMMODITIES MARKETS AS WELL AS THE DIVERGENT TRADING STRATEGIES, POLICIES AND METHODS OF THE ADVISORS DIRECTING THE VARIOUS FUNDS.

         The Managing General Partner and its officers, directors, employees and affiliates have in the past traded and plan to continue to trade, commodity interests for their own accounts. The records of any such trading of proprietary accounts will not be made available for inspection by any Limited Partner.

                     CAPSULE PERFORMANCE OF CERES FUND, L.P.

Type of Pool: Publicly Offered (Continuous)

Date of Inception of Trading: December 1991


Aggregate Gross Capital Subscriptions to the Pool: $8,074,806

Current Net Asset Value: $7,778,279


Largest Monthly Drawdown: $1,050,806 /  (16%) - 6/97

Worst Peak to Valley Drawdown: $1,226,003 / (43.7%) - 1/94-8/94

                       PAST PERFORMANCE IS NOT NECESSARILY
                          INDICATIVE OF FUTURE RESULTS.

   Ceres - Percentage rate of return [computed on a compounded monthly basis]




Month                 1998             1997            1996               1995            1994              1993
-----                 ----             ----            -----              ----            ----              ----

Jan                   -1.74%            1.5%             1.3%             -1.7%            -8.8%             -3.6%
Feb                    1.07            -2.6              1.4               1.6             -0.6              -5.7
Mar                    8.84            -1.0              4.8              -8.3             -5.2              -6.3
April                  5.00            -1.0             50.6               6.8             -4.0               6.3
May                   --                3.8              8.7               3.0            -18.0               0.0
June                  --              -15.6             -3.5              19.5            -12.4               9.6
July                  --                4.8              6.3              -0.5             -0.4              -1.6
Aug                   --               -1.5              2.2               5.6             -2.2               0.0
Sept                  --                2.2              2.4              25.0              5.8              -0.9
Oct                   --                0.2              2.3              18.1             -3.4              -0.4
Nov                   --                1.3              2.9              -5.7             -1.3              13.1
Dec                   --                1.0             -0.9              11.4              9.8               2.3
                     ----             -----             ----              ----             ----             -----
Annual%               13.50%          -8.19%           97.35%            96.17%          -36.06%            11.52%



                       ----------------------------------


"Drawdown" means losses experienced by the pool over a specified period.

"Largest Monthly Drawdown" means greatest decline in net asset value due to losses sustained by the pool from the beginning to the end of a calendar month.

"Largest Peak to Valley Drawdown" means greatest cumulative decline in month-end net asset value of the pool due to losses sustained during a period in which the initial month-end net asset value of the pool is not equaled or exceeded by a subsequent month-end net asset value.

"Rate of Return" is calculated each month by dividing net performance by beginning net asset value. The monthly returns are then compounded to arrive at the annual Rate of Return.

                           FUTURES COMMISSION MERCHANT

DESCRIPTION OF THE FUTURES COMMISSION MERCHANT

         General. Refco will act as the Partnership's Futures Commission Merchant pursuant to the Customer Agreement described below. Refco, organized in 1969, is primarily engaged in the commodity brokerage business. Its principal office is located at 111 W. Jackson Blvd., Suite 1800, Chicago, Illinois 60604, and it has over 100 offices and agents located in the United States, Canada, Europe, Australia and Singapore. It is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, and all other major United States commodity exchanges.

         Certain officers, directors and employees of Refco and its associated persons trade commodity futures contracts for their own accounts. It is possible that such persons may take positions either similar or opposite to positions taken by the Partnership and that the Partnership and such persons may from time to time be competing for similar positions in the futures markets. Furthermore, it is possible that Refco will effect transactions for the Partnership in which the other party to such transaction is an employee of, or otherwise associated with, Refco. In addition, such persons may purchase Units in the Partnership. See "Risk Factors" and "Conflicts of Interest."

         Customer Agreement. The Partnership and Refco have entered into a non-exclusive Customer Agreement, which provides that Refco executes trades on behalf of the Partnership pursuant to the instructions of the Managing General Partner. Under the Customer Agreement, the Partnership pays Refco brokerage commissions on trades executed by it on behalf of the Partnership at a rate (including pit brokerage fees) equal to $32.50 per round turn, plus applicable exchange fees and NFA fees. The Managing General Partner reviews the brokerage commission rates charged to the Partnership by Refco at least annually to assure itself that such rates are reasonable in relation to rates charged by other futures commission merchants for similar services to commodity pools comparable to the Partnership. In no event will the Partnership pay brokerage commissions in excess of 80% of the Futures Commission Merchant's (or its successor's) published retail rate, plus pit brokerage fees. The Customer Agreement is cancelable by either the Partnership or Refco at any time on 5 days' notice. While the Customer Agreement is non-exclusive and the Partnership has the right to seek lower commission rates from other brokers at any time, the General Partners do not intend to negotiate with any other brokerage firms for brokerage services for the Partnership so long as the rates and services charged and provided by Refco are reasonable in relation to the rates charged by other futures commission merchants for comparable services. See "Conflicts of Interest" and "Fiduciary Responsibility of the General Partners." Although the General Partners believe that Refco's rates are generally competitive with those charged by other major futures commission merchants, certain non-member customers of Refco pay and will continue to pay commissions at rates which are both substantially below and substantially higher than those to be charged to the Partnership. No assurance is given that the commission rates to be charged to the Partnership will be as low as rates which might be charged by other futures commission merchants for similar trades.

         Refco assumes no responsibility under the Customer Agreement except for rendering in good faith the services required of it thereunder. The Customer Agreement provides that Refco, its stockholders, directors, officers, employees and associated persons shall not be liable to the Partnership, its partners or any of their successors or assigns, except by reason of acts or omissions due to misconduct, negligence or not having acted in good faith in the reasonable belief that their actions were taken in, or not opposed to, the best interests of the Partnership.

         Selling Agreement. Pursuant to the Selling Agreements between the Partnership and its various selling agents, Refco has agreed to pay to qualified Selling Agents commissions on a continuing basis for services to be rendered by the Selling Agents to purchasers of Units in an amount equal to .4167% per month (5% per annum) so long as the Units for which they are responsible remain outstanding.

RELATIONSHIP WITH FINANCIAL GENERAL PARTNER

         An affiliate of Refco is the sole limited partner in the Financial General Partner. That affiliate has provided the asset which permits the Financial General Partner to act as such. See "Conflicts of Interest."

ADMINISTRATIVE, CIVIL OR CRIMINAL ACTIONS

         Neither Refco nor any of its principals have been the subject of any administrative, civil, or criminal action, whether pending, on appeal, or concluded, within the preceding five years that Refco would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission ("CFTC") except as follows:

         On December 20, 1994, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docker No. 95-2) in which Refco was alleged to have violated certain financial reporting, recordkeeping and segregation provisions of the Commodity Exchange Act and CFTC regulations as a result of some reporting and investment practices of Refco during 1990 and 1991. Without any hearing on the merits of the CFTC allegations and without admitting any of the allegations, Refco settled the matter and agreed to payment of $1.25 million civil penalty, entry of a cease and desist order, and appointment of an independent consultant to review Refco's financial manual.

         On January 23, 1996, Refco settled a CFTC administrative proceeding (In the Matter of Refco, Inc., CFTC Docket No. 96-2) in which Refco was alleged to have violated certain segregation and supervision requirements and prior cease and desist orders. The CFTC allegations concerned Refco's consolidated margining of certain German accounts which were maintained at Refco from 1989 through April 1992. Refco simply executed and cleared transactions for these accounts in accordance with client instructions; Refco had no role in raising funds from investors or in the trading decisions for these account. Refco had received what it considered appropriate authorization from the controlling shareholder of the account's promoters to margin the accounts and transfer funds between and among the accounts on a consolidated basis. The CFTC maintained that Refco should not have relied upon such authorizations for the final consolidation of the accounts. Without admitting any of the CFTC allegations or findings, Refco settled the proceeding and agreed to payment of a $925,000 civil penalty, entry of a cease and desist order, and implementation of certain internal controls and procedures.

         Refco does not believe that any of the foregoing matters are material to the clearing and execution services that it will render.

OTHER

         Refco acts only as the clearing broker for the Partnership and as such will receive compensation from the Partnership for execution of orders on behalf of the Partnership. Refco is not involved in the offering of the Partnership or solicitation of limited partners, but, has advanced funds for the organization of the Partnership and the offering of Units. Refco is not affiliated with the Partnership in any way, is not a promoter or underwriter, and has not reviewed this document or any other statements by the General Partners or any of its employees or agents to determine their accuracy. Refco does not accept any responsibility for any trading decisions made on behalf of the Partnership, any statement in this document, any claim made by a representative of the General Partners or the Partnership, or any monies or property of the Partnership not maintained with Refco.


                                TRADING APPROACH

TRADING APPROACH AND THEORY

         The Trading Advisor will make the Partnership's trading decisions. The Trading Advisor believes that the greatest profits are realized by futures traders who identify and concentrate on major moves in a particular commodity or commodity complex. The Trading Advisor intends to attempt to identify these opportunities through the utilization of registered commodity representatives who concentrate on a single commodity or commodity complex ("Market Specialist") and by the application of the fundamental approach described below to determine whether to undertake a particular opportunity. The timing of market entry and exit and the amount of risk to be taken with respect to a particular opportunity are to be determined using the technical approaches described below, and "stop loss" trading policies developed by the Trading Advisor. The Market Specialists will not have discretion to open or liquidate commodity positions on behalf of the Partnership. The Trading Advisor believes that Market Specialists, by virtue of their specialization or concentration on a particular commodity or commodity complex have special insights into the trading opportunities presented from time to time and that such Market Specialists will assist the Trading Advisor in realizing such opportunities. The Trading Advisor intends to trade accounts through these Market Specialists, who will receive commissions thereon; therefor, a conflict of interest between the Market Specialist and the Partnership may be deemed to exist. However, the Trading Advisor believes that its Base Capital Asset Management System and Campaign Strategies Trading System, which are designed to limit losses and drawdowns, will provide incentives to the Market Specialists to recommend only the most promising trading opportunities.

THE BASE CAPITAL ASSET MANAGEMENT SYSTEM (B-CAM)

         The Base Capital Asset Management System is a money management system which acts as a filter with respect to (i) the allocation of capital to a particular futures trading opportunity, (ii) the amount of margin utilized in a futures position, (iii) the amount of loss realized in a futures position, (iv) the preservation of profits achieved in a particular futures position, and (v) the termination of a particular futures position.

THE CAMPAIGN STRATEGIES TRADING SYSTEM

         The Campaign Strategies Trading System has two basic aspects - (i) the "overview", which is based on fundamental analysis, and (ii) the technical trading model, which is a primary analysis component of the system incorporated in an analytical model in an attempt to anticipate the direction of futures prices and to establish positions which will capitalize on price trends. For the "overview", the Advisor segregates futures into two major groups: agriculture commodities such as grains, livestock & meats, and other foods; and financial futures such as currencies, financial instruments and metals. Generally speaking, the Trading Advisor has a bias towards holding contracts in agricultural commodities.

         The Campaign Strategies Trading System will monitor over 50 distinct commodity futures contracts traded on recognized commodity exchanges. These contracts may, however, be summarized into separate futures groupings within two major categories, i.e. -- "Agricultural" and "Financial", as follows:

         Agricultural:     (1)  Grains
                           (2)  Soybean Complex
                           (3)  Fiber & Forest Products
                           (4)  Livestock & Meats
                           (5)  Foods & Imports

         For example, Grains would include Corn, Oats and Wheat. Soybean Complex would include Soybeans, Soybean Meal and Soybean Oil. Fibers & Forest products represent Cotton and Lumber. Livestock & Meats include Live Cattle, Live Feeder Cattle, Hogs and Pork Bellies. Foods and Imports (sometimes referred to as "exotics") include Cocoa, Coffee, Orange Juice and Sugar.

         Financial:        (1)  Currencies
                           (2)  Financial Instruments
                           (3)  Stock Index
                           (4)  Metals
                           (5)  Energy

         Examples of Currencies are British Pound, Deutsche Mark, Japanese Yen, Swiss Franc and U.S. Dollar Index. Financial Instruments would include T-Bills, T-Bonds and Eurodollars. Stock Index futures include NYSE Composite, S&P 500 Index and Dow Jones Industrials. Metals Futures contain Copper, Gold, Platinum and Silver. Energy futures include Heating Oil, Light Crude Oil, Natural Gas and Unleaded Gas.

         After analyzing these two major futures groups from a fundamental standpoint to determine which commodities or commodity complexes produce the most promising opportunities, the Trading Advisor then applies technical analysis to confirm which of the opportunities should be undertaken and the size of the positions to be taken. The technical factors used by the Trading Advisor are statistically generated, sometimes computer generated and involve, among other things, weighted moving averages, stochastics, directional movement indicators, Fibonacci analysis and trend analysis. The utilization of these factors may be qualitative and not quantitative; therefore, the Trading Advisor will exercise a significant degree of discretion in connection with the application of the Campaign Strategies Trading System. The intended result of this process is to take only those positions which appear to provide the most promising opportunities from both a fundamental and a technical standpoint.

         The B-CAM and Campaign Strategies Trading Systems are the result of a joint development effort between the Trading Advisor and Delta International, Inc., a Tennessee corporation (until March 31, 1994, a trading advisor to the Partnership), and are proprietary systems to each of them, and will not be made available to the Limited Partners. No assurance can be given that these systems will result in profits for the Partnership. These systems are dynamic and will undergo significant changes and adjustments from time to time.


                                TRADING POLICIES

         The objective of the Partnership is to achieve capital appreciation of its assets through speculative trading in commodity futures contracts, forward contracts, commodity options and other interests in commodities including, without limitation, futures contracts and options on financial instruments, physical commodities and stock indices on organized exchanges in the United States and abroad.

         The Partnership will not (i) borrow (except as stated below) or loan money; (ii) permit commission rebates or give-ups to be received by the Managing General Partner; (iii) invest in securities (other than those in which customers' funds are permitted to be invested under the Commodity Exchange Act and regulations thereunder); (iv) commingle Partnership assets except as permitted by law; or (v) permit churning of Partnership commodity trading accounts.

         In general, and subject to the foregoing prohibitions, the Partnership will attempt to operate within the following trading policies, but no representation can be or is made that such policies will be adhered to at all times:

         1. The Partnership will take positions in futures contracts which are traded in sufficient volume to permit, in the opinion of the Trading Advisor, ease of taking and liquidating positions.

         2. In an effort to limit the risk, the Managing General Partner will seek (within certain limitations) to diversify the Partnership's portfolio among several commodities. This is expected to substantially reduce the effect of any single commodity on the portfolio's overall risk. In addition, diversification is expected to contribute to consistency of performance by reducing the variability of overall returns relative to variability of returns from any single commodity.

         3. The Partnership may occasionally make or accept delivery of a commodity in order to take advantage of market anomalies. Normally, such deliveries accepted will be disposed of promptly by retendering to the appropriate clearing house the warehouse receipt representing the delivery. If such retendering does not promptly occur, the Partnership's position in the physical commodity will be fully hedged. For example, one such anomaly, known as a "cash and carry" situation (which is analogous to an arbitrage situation in the securities or foreign exchange markets), enables a trader to establish a long futures position in a nearby delivery month offset by a short position in a more distant delivery month at a price differential virtually guaranteeing a profit. The profit, however, might only be realizable by a trader having sufficient capital to accept delivery of (and pay for) the commodities and redeliver them against the open short futures position. The Partnership expects that it may engage in such transactions and to utilize portions of the reserves to carry the cash commodities. Although not often available, the General Partners consider such "cash and carry" situations to be comparatively low risk transactions.

         4. The Partnership will not acquire additional positions in any futures or forward contract for any contract month or option if such additional positions would result in a net long or short position for that futures or forward contract or option for that month requiring as margin or premium more than 15% of the Partnership's Adjusted Asset Value. For purposes of implementing this policy, soybean oil and soybean meal will be treated as one commodity.

         5. The Partnership will not acquire additional positions in any futures or forward contract or option if such additional positions would result in the aggregate net long or short positions for all futures or forward contracts and options requiring as margin or premium for all outstanding positions more than 80% of the Partnership's Adjusted Asset Value.

         6. The Partnership generally will avoid entering into an open position in a futures contract in any commodity after delivery has commenced in the commodity for the contract month of the contract.

         7. In connection with ownership of cash commodities, the Partnership may, when the Managing General Partner deems it advisable, borrow from banks or other sources using the cash commodities as collateral. Such borrowings could be used to finance the acquisition of such cash commodities or to supply variation margin as required for any offsetting short futures positions.

         8. In furtherance of Partnership trading policies, the Partnership will not:

                  (a) Loan money to, or guarantee the obligations of, any Partner, except open account indebtedness incurred for goods or services rendered in the ordinary course of the Partnership's commodity trading business;

                  (b) Commingle its assets with those of any other person, except to the extent permitted under applicable law, including the Commodity Exchange Act, as amended, and regulations promulgated thereunder;

                  (c) Trade in cash commodities unless the commodity is, in general, hedged;

                  (d) Engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional commodity futures contracts of the same or a related underlying commodity). However, the Partnership's open trade equity on existing positions will be taken into account in determining whether to acquire additional commodity contracts on behalf of the Partnership;

                  (e) Permit trading of the Partnership's commodity trading account for the purpose of generating excessive brokerage commissions; or

                  (f) Trade in coin futures.


                            COMMODITY FUTURES MARKETS

COMMODITY FUTURES CONTRACTS

         Commodity futures contracts are standardized contracts made on a commodity exchange which provide for the future delivery of specified quantities of various agricultural commodities, industrial commodities, currencies, financial instruments or metals at a specified date, time and place. The contractual obligations may be satisfied either by taking or making physical delivery of an approved grade of the commodity or by making an offsetting sale or purchase of an equivalent, but opposite, commodity futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction in which the physical commodity is not delivered, the contractual obligations arising from the sale of one contract of March 1997 wheat on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of March 1997 wheat on the same exchange. In such instance the difference between the price at which the futures contract was sold and the price paid for the offsetting purchase, after allowance for the brokerage commission, represents the profit or loss to the trader. Certain futures contracts such as those for stock or other financial or economic indices approved by the CFTC settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical commodity.

         Commodity futures prices are highly volatile and are influenced by, among other things, changing supply and demand relationships, governmental, agricultural, commercial and trade programs and policies, national and international political and economic events, weather and climate conditions, insects and plant disease and purchases by foreign countries. In the case of stock index futures, prices are highly volatile and are influenced by a wide, variety of related and random factors such as interest rates, currency exchange rates, the relationship of stock prices to dividends, price earnings ratios, the supply of purchasable stock relative to available cash, program trading, governmental activities and regulations, political and economic events, and prevailing psychological characteristics of the market place, as well as the impact of the trading policies and decisions of institutions, individual investors and other mutual fund and pool operators and trading advisors.

         Two broad classifications of persons who trade in commodity futures are "hedgers" and "speculators." Commercial interests, including farmers, that market or process commodities, use the futures markets primarily for hedging. Hedging is a protective procedure designed to minimize losses which may occur because of price fluctuations. Commodity markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit which he expects to earn from his farming, merchandising or processing operations, rather than to profit from his futures trading.

         The speculator, unlike the hedger, generally expects neither to deliver nor receive the physical commodity. Instead, the speculator risks his capital with the hope of profiting from price fluctuations in commodity futures contracts. The speculator is, in effect, the risk bearer who assumes the risks which the hedger seeks to avoid. Speculators rarely take delivery of the cash commodity but usually close out their futures positions by entering into offsetting purchases or sales of futures contracts. Because the speculator may take either long or short positions in the commodity futures market, it is possible for him to make profits or incur losses regardless of the direction of price trends. All trades made by the Partnership will be speculative rather than for hedging purposes because the Partnership will not own any underlying stocks upon which the stock price index, futures and options are based.

FORWARD TRADING

         Two additional categories of commodity transactions other than futures contracts are "spot" contracts and "forward" contracts. Both of these are varieties of cash commodity transactions, as they relate to the purchase and sale of specific physical commodities and may differ from each other with respect to quantity, payment, grade, mode of shipment, penalties, risk of loss and the like. The terms of certain forward contracts have become more standardized and may, in lieu of requiring actual delivery and acceptance, provide a right of offset or cash settlement. For example, foreign currencies may also be purchased or sold for future delivery in the international foreign exchange market among banks, money market dealers and brokers. The bank or other institution generally acts as a principal in such forward contract transactions and includes its anticipated profit and cost in the price it quotes for such contract. Such forward contracts generally are not regulated by the CFTC. Although United States banks, which are major participants in the forward market, are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other federal and state banking officials, such banking authorities do not regulate forward trading in foreign currencies. In addition, forward trading in foreign currencies is not regulated by any foreign governmental agency, although exchange control restrictions on the movement of foreign currencies are in effect in many nations. While the United States currently does not impose restrictions on the movement of currencies, it could choose to do so, and the imposition or relaxation of exchange controls in various jurisdictions significantly could affect the market for that and other jurisdictions' currencies.

CASH TRANSACTIONS

         Cash commodity transactions may arise in conjunction with futures transactions. For example, if the holder of a long contract satisfies his obligations under the contract by taking delivery of the commodity, such holder is said to have a cash commodity position. This cash position, if it is not to be used or processed by the holder, may be sold through spot or forward contracts or delivered in satisfaction of a futures contract.

OPTIONS

         Pursuant to its options program, the CFTC has designated contract markets for trading options on commodity futures including options on U.S. Treasury Bond futures and gold futures as well as stock index futures. The Partnership trades only in stock index futures options as are established on domestic exchanges. Trading policies of the Partnership place no limitation on the percentage of Net Assets which may be invested in options, and the Partnership may write options.

         The risks involved in trading commodity options are similar to those involved in trading futures contracts, in that options are speculative and highly leveraged. Specific market movements of the commodity or futures contract underlying an option cannot be predicted. Options are bought and sold on the trading floor of a commodity exchange. The purchaser of an option pays a premium and may be charged commissions and other fees. The writer of an option must make margin deposits and may be charged commissions and other fees. Exchanges provide trading mechanisms so that an option once purchased can later be sold and an option once written can later be liquidated by an offsetting purchase. However, there can be no assurance that a liquid offset market will exist for any particular option or at any particular time. In such case, it might not be possible to effect offsetting transactions in particular options. Thus, in the case of an option on a future, to realize any profit, a holder would have to exercise his option and comply with margin requirements for the underlying futures contract. A writer could not terminate his obligation until the option expired or he was assigned an exercise notice.

REGULATION

         Commodity exchanges in the United States are subject to regulation by the CFTC under the CEA. The function of the CFTC is to implement the objectives of the CEA preventing price manipulation and excessive speculation and promoting orderly and efficient commodity futures markets. Such regulation, among other things, provides that futures trading in commodities must be upon exchanges designated as "contract markets", and that all trading on such exchanges must be done by or through exchange members. Futures trading in all commodities traded on domestic exchanges and in stock index futures is regulated.

         The CFTC also has exclusive jurisdiction to regulate the activities of "commodity trading advisors", "commodity pool operators", "futures commission merchants" and "introducing brokers." Registration as a commodity pool operator requires annual filings with the CFTC and NFA setting forth the organization, capital structure and identity of the management and controlling persons of the commodity pool operator. In addition, the CFTC has authority under the CEA to require and review books and records of, and review documents prepared by, the commodity pool operator. The CFTC has adopted regulations which impose reporting and recordkeeping requirements on commodity pool operators and commodity trading advisors. The CFTC is authorized to suspend registration of a commodity pool operator if the CFTC finds that the pool's trading practices tend to disrupt orderly market conditions, or that any controlling person is subject to an order of the CFTC denying such person trading privileges on any exchange, and in certain other specified circumstances. The CFTC imposes similar requirements on commodity trading advisors.

         In recent years, significant regulatory responsibilities under the CEA have been transferred from the CFTC to the NFA, which was approved in 1982 as a "registered futures association" under the CEA. The NFA, a not-for-profit membership corporation, now acts as a general self-regulatory body for the commodities industry, performing a role similar to that played by the NASD with respect to the securities industry. Membership in the NFA is mandatory for certain commodity trading professionals, and therefore the Managing General Partner and Refco are all members of the NFA. However, neither membership in the NFA nor registration with the CFTC of the Managing General Partner and Refco implies that the NFA or the CFTC has passed upon or approved their qualifications to perform in accordance with the terms and objectives of this offering.

         The CEA requires all futures commission merchants to meet and maintain specified fitness and financial requirements, account separately for all customers' funds and positions, and maintain specified books and records on customer transactions open to inspection by the staff of the CFTC. The CEA authorizes the CFTC to regulate trading by futures commission merchants and their officers and directors, permits the CFTC to require exchange action in the event of market emergencies, and establishes an administrative procedure under which commodity (and stock index futures) traders may institute complaints for damages arising from alleged violations of the CEA.

         All exchanges (but generally not Foreign Markets or banks in the case of forward contracts) normally have regulations which limit the amount of fluctuation in commodity and stock index futures contract prices during a single trading day. These regulations specify what are referred to as "daily price fluctuation limits" or, more commonly, "daily limits." The daily limits establish the maximum amount the price of a futures contract may vary from the previous day's settlement price at the end of the trading session. Once the daily limit has been reached in a particular commodity, no trades may be made at a price beyond the limit. Positions in the commodity could then be taken or liquidated only if traders are willing to effect trades at or within the limit during the period for trading on such day. The "daily limit" rule does not limit losses which might be suffered by a trader because it may prevent the liquidation of unfavorable positions. Also, commodity futures prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of futures positions and subjecting the commodity futures trader to substantial losses. See "Risk Factors-Commodity Futures Trading may be Illiquid."

         The CFTC and certain exchanges have established limits, referred to as "position limits", on the maximum net long or net short position which any person may hold or control in particular commodities (and stock index futures). The CFTC has jurisdiction to establish position limits with respect to all commodities (and stock index futures).

         The above described regulatory structure may be modified at any time by rules and regulations promulgated by the CFTC, the various commodity exchanges, or by legislative changes enacted by Congress. Furthermore, the registration with the CFTC of the Managing General Partner, Refco or any Selling Agent does not imply that the CFTC has passed upon or approved this offering or their qualifications to act as described in this Prospectus.

SIMILARITIES AND CONTRASTS BETWEEN FUTURES CONTRACTS AND OPTIONS THEREON FOR COMMODITIES AND FOR STOCK PRICE INDICES

         Stock index futures and options thereon share many features in common with futures contracts and options thereon relating to agricultural commodities, industrial commodities, foreign currencies and money market instruments. Therefore, the following information has been included with respect to non-stock index futures contracts and options thereon in order to provide the prospective investor with an understanding of the general market system and regulatory environment for futures contracts and options generally. Stock index futures contracts differ from other commodity futures contracts in that settlement is in cash, and not by delivery of an underlying physical commodity or monetary instrument, and in that there is no transfer of the full value of the contract but only charging of gains and losses to the margin accounts of holders. Likewise, ultimate settlement of an option on a stock index futures contract on the settlement day of the underlying futures contract will result in such a credit of gain or loss, and not the delivery of an underlying commodity or financial instrument. Stock index futures contracts and options thereon are similar to other commodity futures contracts and options thereon in that they are traded primarily on commodity exchanges which are regulated by the CFTC, have a duration of a quarter or one month, have a set settlement procedure, are subject to limits on the number of contracts or options which may be owned by one entity and its affiliates ("position limits"), are subject to limits on daily price movements ("daily price fluctuation limits" or "daily limits"), and may be sold only by regulated persons and entities.

FORWARD MARKETS

         No regulatory scheme currently exists in relation to the interbank currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates. While the U.S. Government does not currently impose any restrictions on the movements of currencies, it could choose to do so, and the imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions' currencies. Trading on the interbank market also exposes the Partnership to a risk of default, as the failure of a bank with which the Partnership had forward contracted would likely result in a default.

FOREIGN MARKETS

         Foreign Markets, on which the Partnership may trade, differ in certain respects from their U.S. counterparts and are not subject to regulation by any U.S. Governmental agency. Therefore, the protections afforded by such regulations will not be available to the Partnership to the extent it trades on such exchanges. For example, some Foreign Markets, in contrast to domestic exchanges, are "principals' markets" in which performance is the responsibility only of the individual member with whom the trader has entered into a commodity transaction and not of the exchange or clearing corporation. On such exchanges, the Partnership will be subject to the risks of the bankruptcy or other inability of, or refusal by, such member or the counter-party to perform with respect to such transactions. For example, in the past, certain members of the tin market on the London Metal Exchange ("LME") failed to perform their obligations under outstanding tin contracts, resulting in a prolonged suspension of trading, and ultimately, a closing of that market and settlement of outstanding positions at an artificial price level dictated by the LME. As a result, a number of commodity traders suffered substantial losses and other substantial reductions of the profits which they would have otherwise realized. Due to the absence of a clearinghouse system on many foreign markets, such markets are significantly more susceptible to disruptions (such as that which occurred on the LME's tin market) than on the United States exchanges. On the other hand, futures contracts for the Partnership traded on certain foreign exchanges (including LME for certain commodities) will be registered with the International Commodity Clearing House, Ltd. ("ICCH"), which performs a clearing function similar to a clearing corporation on a domestic commodity exchange.

         London exchanges do not generally have "daily limits" on commodity price movements or speculative position limits. Minimum margin requirements on the London exchanges (other than the LME, the Grain and Feed Trade Association and the London Meat Futures Exchange) are established by the ICCH for exchange members, which then may determine the margin amounts required to their customers and the manner in which the margin requirements may be met. On the LME, the Grain and Feed Trade Association and the London Meat Futures Exchange, each dealer establishes the margin he will require; no margins are required by the exchange itself. Trading on the London exchanges is in pounds sterling and U.S. Dollars. The London exchanges are not regulated by the CFTC or any governmental agency of the U.S. or Great Britain. Trading on other Foreign Markets may differ from trading on U.S. Markets in a variety of ways and, accordingly, may subject the Partnership to a variety of additional risks, including, among others, special risks relating to bankruptcy, insolvency, jurisdiction and lack of proximity of the Foreign Markets. See "Risk Factors-Trading on Foreign Markets and Currency Exchange Rate Fluctuations."

MARGINS

         Commodity futures contracts are customarily bought and sold on margins which range upward from as little as one percent of the purchase price of the contract being traded. Because of these low margins, price fluctuations occurring in commodity (and stock index) futures markets may create profits and losses which are greater than are customary in other forms of investment or speculation. Margin is the minimum amount of funds which must be deposited by the commodity (and stock index) futures trader with his futures commission merchant in order to initiate futures trading or to maintain his open positions in futures contracts. A margin deposit is not a partial payment as it is in connection with the trading of securities, but is like a cash performance bond; it helps assure the trader's performance of the futures contract. Since the margin deposit is not a partial payment of the purchase price, the trader does not pay interest to his broker on a remaining balance. The minimum amount of margin required in regard to a particular futures contract is set from time to time by the exchange upon which such futures contract is traded and may be modified from time to time by the exchange during the term of the contract. Under the regulations of the Chicago Board of Trade, the Partnership may be required to maintain margin deposits equal to 125% of the minimum margin levels applicable to commodity futures contracts traded on that exchange. Brokerage firms carrying accounts for traders in commodity futures contracts may increase the amount of margin required as a matter of policy in order to afford further protection for themselves. The General Partner does not anticipate that banks will require margin from the Partnership with respect to bank forward contracts.

         Margins with respect to transactions on certain foreign exchanges generally are established by member firms rather than by the exchanges themselves. However, in the case of ICCH cleared transactions, ICCH (as the independent clearing house) requires margins and deposits from its members and such members generally require their clients to furnish/pay amounts at least equal to the ICCH charges.

         When the market value of a particular open futures position changes to a point where the margin on deposit does not satisfy the maintenance margin requirements, a margin call will be made by the trader's broker. If the margin call is not met within a reasonable time, the broker is required to close out the trader's position. Margin requirements are computed each day by the trader's broker. With respect to the Partnership's trading, the Partnership, and not the Limited Partners personally, will be subject to the margin calls, if any.


         As a result of the stock market declines during October 1987, and October 1989, there is substantial debate concerning whether the authority to set margins should continue to rest with exchanges and whether, in any such event, such margins should be increased significantly. If changes in margins requirements are effected, it is likely that they will relate to stock index futures, but it is possible that they could relate to other commodity interests as well. Any such changes could have a significant impact upon the Partnership.



                    ADJUSTED ASSET VALUE AND NET ASSET VALUE

         The Adjusted Asset Value of the Partnership is its assets less certain of its liabilities determined in accordance with generally accepted accounting principles, including any unrealized profits and any unrealized losses on open commodity positions. More specifically, Adjusted Asset Value of the Partnership shall mean the sum of all cash, United States Treasury bills and other securities (valued at cost plus accrued interest and discount), the liquidating value (or cost of liquidation, as the case may be) of all futures positions and the fair market value of all other assets of the Partnership less all liabilities of the Partnership, in each case as determined by the General Partner in accordance with generally accepted accounting principles; provided, however, that Adjusted Asset Value shall not include a reduction for the monthly Management Allocation for the month of determination or the quarterly Incentive Allocation for the quarter of determination; provided, further, that Adjusted Asset Value shall not include any unamortized organizational and offering expenses or related liabilities of the Partnership. The liquidating or market value of a commodity futures contract or option shall be based upon the settlement price on the commodity exchange on which the particular commodity futures contract or option is traded by the Partnership; provided, that if a contract could not be liquidated on the day with respect to which Adjusted Asset Value is being determined, due to the operation of daily limits or other rules of the commodity exchange upon which that contract is traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the basis for determining the liquidating value of such contract for the day of determination, or such other value as the General Partner may deem fair and reasonable. In calculating unrealized profit or loss on open futures position, the commission, if any, which would be incurred in liquidating the open position will not be taken into account, nor will any accrued brokerage fees.

         The Net Asset Value of the Partnership is determined by subtracting the Management Allocation for the month of determination, and, if such month is the last month of a calendar quarter, the Incentive Allocation for the quarter of determination, from the Adjusted Asset Value of the Partnership.

         Net Asset Value per Unit for each Unit owned by a respective Limited Partner is calculated as of the end of each month in the following manner:

         Step 1 - The aggregate Adjusted Asset Value allocable to Limited Partnership Units is determined by multiplying (A) the aggregate Adjusted Asset Value of the Partnership (Limited Partnership Units and the interest of the General Partner) as of the end of the month in question by (B) the ratio of (i) the aggregate Net Asset Value of the Limited Partnership Units at the beginning of the month in question, to (ii) the aggregate Net Asset Value of the Partnership (Limited Partnership Units and the interest of the General Partner) at the beginning of the month in question.

         Step 2 - The Adjusted Asset Value allocable to the Limited Partnership Units owned by each respective Limited Partner is determined by multiplying the result determined in Step 1 above by the ratio of (A) the aggregate Net Asset Value of the individual Limited Partner's respective Units at the beginning of the month in question, to (B) the aggregate Net Asset Value of all Limited Partnership Units in the Partnership at the beginning of the month in question.

         Step 3 - The Adjusted Asset Value allocable to each Unit owned by a Limited Partner is determined by dividing the result in Step 2 by the number of Units owned by the respective Limited Partner.

         Step 4 - The Net Asset Value per Unit for each Unit owned by a respective Limited Partner is determined by subtracting (A) the Management Allocation allocable to each Unit for such month, and (B) if such month is the ending month of a calendar quarter, the quarterly Incentive Allocation (if any) allocable to each such Unit, from the result determined under Step 3 above.

         In the event a Limited Partner acquires Units on different dates, for purposes of the above determinations, such Limited Partner will be treated as a separate Limited Partner with respect to the Units acquired on each such date. Since the amount of the Management Allocation and Incentive Allocation chargeable to a Limited Partner's respective Units will depend upon the timing of the Limited Partner's purchase of such Units and the Partnership's income, the Net Asset Value per Unit of each respective Limited Partner's Units may differ.

         With respect to Units purchased during the Offering, the Average Net Asset Value per Unit is determined on the last day of the month preceding the entry of the Limited Partner to the Partnership by dividing (A) the difference between (i) the result from Step 1 above, and (ii) the sum of (a) the aggregate of the Management Allocation chargeable to all Units during such preceding month, and (b) if such month is the ending month of a calendar quarter the Incentive Allocation (if any) chargeable to all Units as of the end of such quarter, by (B) the number of Units outstanding at the end of the month.

         The Net Asset Value of the General Partner's interest in the Partnership is calculated by subtracting the aggregate Net Asset Value allocable to the Units from the aggregate Net Asset Value of the Partnership.

         Upon request, the General Partner will advise any Limited Partner of the current Adjusted Asset Value per Unit, the Net Asset Value per Unit and the number of Units credited to such Limited Partner's account, as well as the current Average Net Asset Value per Unit.

                        ALLOCATION OF PROFITS AND LOSSES

FINANCIAL ALLOCATIONS

         Each Limited Partner and the General Partner (the General Partner and the Limited Partners, collectively, are considered to be "Partners" for purposes of the following explanation of the Partnership's accounting and tax allocations) will have a capital account, the initial balance of which will consist of such Partner's cash contribution to the Partnership.

FEDERAL TAX ALLOCATIONS

         At the end of each fiscal year, the Partnership's taxable income, expense, capital gain and loss will be allocated among the Partners, and each Partner will be required to include in his personal income tax return his share of such items.

         The Management Allocation will be specially allocated each month to each Unit in proportion to the Limited Partner's respective Adjusted Asset Value as determined in Step 3 in "Adjusted Asset Value and Net Asset Value" above. The Incentive Allocation (if any) for each Unit will be calculated and specially allocated each quarter to those Units that have Net New Appreciation for the quarter of determination.

         Items of ordinary income and expense (excluding the Management Allocation and the Incentive Allocation), such as interest income, brokerage fees and expenses incidental to trading, will be allocated pro rata among the Partners based on their respective capital accounts (referred to in the Partnership Agreement as the Partner's respective "Partnership Percentage Interest") as of the beginning of each month in which the items of ordinary income and expense accrue.

         Capital gain will be allocated first to each Limited Partner who has redeemed a Unit during the fiscal year up to any excess of the amount received upon redemption of the Unit over the tax basis account maintained for the redeemed Unit. See Section 6.01 of the Limited Partnership Agreement. If the capital gain to be so allocated is less than the excess of all amounts received for redeemed Units over all corresponding tax basis accounts, the entire amount of such capital gain will be allocated among the Limited Partners who redeemed Units at a value in excess of such Units' respective tax basis accounts in the ratio that each such Limited Partner's excess bears to the aggregate excesses of all such Limited Partners.

         Any capital gain remaining after the allocation described in the previous paragraph will be allocated among all Limited Partners whose capital accounts are in excess of their tax basis accounts (after increasing such accounts in the amount of the allocations described in the previous paragraph) in the ratio that each such Limited Partner's amount of such additional excess bears to all such Limited Partners' excess. If the gain to be so allocated is greater than the excess of all such Limited Partners' capital accounts over all such tax basis accounts, the amount of such additional gain will be allocated among all Limited Partners in the ratio that each Limited Partner's capital account bears to all Limited Partners' capital accounts.

         Capital loss will be allocated first to each Limited Partner who has redeemed a Unit during the fiscal year up to any excess of the tax basis account maintained for the redeemed Unit over the amount received upon redemption of the Unit. If the aggregate capital loss to be so allocated is less than the excess of all tax basis accounts for redeemed Units over the amount received upon redemption of such Units, the entire amount of such loss shall be allocated among the Limited Partners which redeemed Units at a value less than such Units' respective tax basis accounts in proportion to the respective amounts by which the redemption value for each Unit was less than the applicable tax basis.

         Any capital loss remaining after the allocation described in the previous paragraph will be allocated among the Limited Partners whose tax basis accounts are in excess of their capital accounts (after decreasing such tax basis accounts in the amount of the allocations described in the previous paragraph) in ratio that each such Limited Partner's excess bears to all such Limited Partners' excesses. If the loss to be so allocated is greater than the excess of all such Limited Partners' tax basis accounts over all such capital accounts, the amount of such additional loss will be allocated among all Limited Partners in the ratio that each Limited Partner's capital account bears to all Limited Partners' capital accounts.

         Any gain or loss required to be taken into account in accordance with the "mark-to-market" provisions of Section 1256 of the Code will be considered capital gain or loss for purposes of the foregoing allocations. See "Certain Federal Income Tax Aspects-Taxation of Partners on Profits or Losses of the Partnership." The General Partner's interest in the Partnership will be treated on a Unit-equivalent basis for purposes of such allocation.

         In the event that future tax legislation restores the distinction, generally eliminated in the Tax Reform Act of 1986, between short and long-term capital gain, the allocations of capital gain described above shall be pro rata between short and long-term capital gain.

         The allocation of profit and loss for federal income tax purposes set forth herein is intended to eliminate, to the extent possible, any disparity between a Partner's capital account and his tax basis account in a manner that is consistent with principles set forth in Section 704(c) of the Code.


                                   REDEMPTIONS

         A Limited Partner, on 10 days' written notice to the Managing General Partner, may cause any or all of his Units to be redeemed by the Partnership as of the last day of any calendar quarter at the Redemption Net Asset Value per Unit thereof less any amount owing by such Partner to the Partnership; provided, that a Limited Partner will not be entitled to redeem any Unit until after 6 full months from the time such Unit was purchased. The "Redemption Net Asset Value per Unit" is calculated in the same manner as the Net Asset Value per Unit except that Partnership Adjusted Asset Value is determined by also subtracting the commissions which would be incurred to liquidate an open futures position, as well as any accrued brokerage fees. See "Adjusted Asset Value and Net Asset Value." Redemptions made on or prior to the end of the sixth, ninth and twelfth month after the purchase of such Units will be charged a 4%, 3%, and 2% redemption fee, respectively; however, the redemption fee will not exceed 5% of the gross purchase price of such Units. These redemption charges will be paid to the General Partners.

         Except as otherwise noted herein, all requests for redemption in proper form will be honored, and the Partnership's commodity positions will be liquidated to the extent necessary to effect redemptions. The right to obtain redemption is contingent upon the Partnership having property sufficient to discharge its liabilities on the date of redemption. It is also contingent on receipt by the Managing General Partner of a request for redemption in the form attached to the Partnership Agreement (or any other form approved by the Managing General Partner) at least 10 days prior to the date on which redemption is requested. Payment will be made within 15 days after the date of redemption, except that under special circumstances, including, but not limited to, the inability on the part of the Partnership to liquidate commodity positions as of such date or default or delay in payments due the Partnership from futures commission merchants, banks or other persons, the Partnership may delay payments to Partners requesting redemption of Units in amounts equal to the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay.

         The Partnership Agreement also provides for a mandatory Special Redemption Date if at any time the Average Net Asset Value per Unit declines to 50% or less than the highest Average Net Asset Value per Unit at which Units have been purchased (after adjusting downward for all distributions), as of the close of business on any day. In the event of such a decrease, all trading will be suspended and all open positions liquidated as promptly as practicable. The Managing General Partner must then either withdraw from the Partnership (which would likely cause its termination) or declare a Special Redemption Date pursuant to which Limited Partners would be given an opportunity to redeem their Units before trading would be permitted to recommence. There can be no assurance, in the event that a Special Redemption Date is called, that the Partnership's open positions could be liquidated in a timely manner or without substantial additional losses. However, the Special Redemption feature is intended to provide Limited Partners with the opportunity to limit the percentage of their initial investment which they are at risk of losing by attempting to assure them of a suspension of trading and an opportunity to redeem after a certain level of losses has been incurred.

         If trading resumes after a Special Redemption Date, subsequent Special Redemption Dates will occur if the Average Net Asset Value per Unit has decreased to 50% or less of the highest Average Net Asset Value per Unit at which Units have been purchased since the previous Special Redemption Date (or the Average Net Asset Value per Unit at such previous Special Redemption Date, if higher), after adjusting downward for all distributions.

         The Managing General Partner may, in its discretion, declare a Special Redemption Date at any time, if the Managing General Partner determines that doing so would be in the best interests of the Partnership. A Special Redemption Date, unlike routine quarterly redemptions, involves a suspension of trading and liquidation of open positions.

         The Managing General Partner may, in its sole discretion, effect a redemption of any Units held by any Limited Partner, without such Partner's consent, at the Redemption Net Asset Value per Unit thereof, if it considers doing so to be desirable for the protection of the Partnership or its Partners. Any such redemption may be effected upon ten days notice and, if effected other than at the end of a calendar month or quarter, will not include a reduction for any accrued Management or Incentive Allocation that would otherwise be payable.

         The liability of Limited Partners, including the possible liability of a person who had Units redeemed, for liabilities of the Partnership which arose before such redemption, is described under "The Partnership Agreement-Nature of the Partnership."

         See "Certain Federal Income Tax Aspects" for information concerning federal income tax aspects of redemptions.

                       CERTAIN FEDERAL INCOME TAX ASPECTS

         THE FOLLOWING IS A SUMMARY OF SOME OF THE FEDERAL INCOME TAX CONSEQUENCES TO LIMITED PARTNERS RESULTING FROM AN INVESTMENT IN THE PARTNERSHIP BASED UPON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND RULES, REGULATIONS AND EXISTING INTERPRETATIONS RELATING THERETO, ANY OF WHICH COULD BE CHANGED AT ANY TIME. A COMPLETE DISCUSSION OF ALL FEDERAL, STATE AND LOCAL TAX ASPECTS OF AN INVESTMENT IN THE PARTNERSHIP IS BEYOND THE SCOPE OF THIS SUMMARY, AND PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISERS ON SUCH MATTERS. PROSPECTIVE INVESTORS WHO ARE GENERALLY EXEMPT FROM TAX SHOULD CAREFULLY REVIEW THE SECTION ENTITLED "EMPLOYEE BENEFIT PLANS" HEREIN.

PARTNERSHIP STATUS


         The General Partners have been advised by their counsel, Baker, Donelson, Bearman & Caldwell, that, in the opinion of such counsel, if the Partnership is organized and operated in accordance with the provisions of the Partnership Agreement and applicable state law, then under present laws, regulations and judicial interpretations thereof (all of which are subject to change), and subject to 90% or more of the Partnership's gross income being "qualifying income" as discussed below in this section, the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation. No ruling has been obtained from the Internal Revenue Service confirming this tax treatment, and the General Partners do not intend to request such a ruling.


         If the Partnership should at any time be classified as an association taxable as a corporation, the Limited Partners would not be treated as partners for tax purposes, income or loss of the Partnership would not be passed through to the Limited Partners and the Partnership would be subject to tax on its income at the rates applicable to corporations. In addition, all or a portion of distributions made by the Partnership to the Limited Partners could be taxable to them as dividends (to the extent of current or accumulated earnings and profits) or capital gains, while none of those distributions would be deductible by the Partnership in computing its taxable income.

         Certain "publicly traded partnerships" are taxed as corporations. Publicly traded partnerships are defined in Code Section 7704 as partnerships the interests in which are traded on an established securities market or are readily tradeable on a secondary market (or the substantial equivalent thereof). Although Units will not be traded on an established securities market or a secondary market, the legislative history to Section 7704 states that the substantial equivalent of a secondary market is indicated if the partnership has a "regular plan of redemptions ... so that the holders of interests have readily available, regular and ongoing opportunities to dispose of their interests...."
Furthermore, under applicable authorities, an open-ended partnership (e.g., one that has a continuous offering feature such as the Partnership) that has a redemption feature will be classified as a publicly-traded partnership unless, among other things, the partnership agreement requires at least 60 days prior written notice of the partner's intent to redeem. In the instant case, the Partnership Agreement only requires 10 days notice. Accordingly, it is likely that the Partnership will be classified as a publicly-traded partnership.

         Nevertheless, even if the Partnership is classified as a publicly-traded partnership, an exception from tax treatment as a corporation is provided if 90% or more of the Partnership's gross income for the taxable year is "qualifying income." Qualifying income is defined to include certain kinds of passive income, such as (i) interest, (ii) dividends, and (iii) in the case of a partnership whose principal activity is the buying and selling of commodity interests, income and gains (other than as a dealer) from commodities or futures, options or forward contracts with respect to such commodities (including foreign currency transactions of a commodity pool).

         It is the intention of the General Partners that all of the income of the Partnership will constitute "qualifying income" within one or more of the foregoing categories. In addition, the Partnership Agreement prohibits the General Partners from causing the Partnership to fail the 90% qualifying income safe harbor. Accordingly, while the offering and redemption features of the Partnership may cause the Partnership to be classified as a publicly-traded partnership, it is unlikely that the Partnership would be treated as a corporation for federal income tax purposes, although there can be no assurance to this effect.

         The remainder of the Summary assumes that the Partnership will be classified as a partnership for federal income tax purposes.

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE PARTNERSHIP

         The Partnership, as an entity, will not be subject to federal income tax. In general, each Partner is required for federal income tax purposes to take into account, in his taxable year with which or within which a taxable year of the Partnership ends, his distributive share of all items of Partnership income, gain (including unrealized gain from futures contracts and options "marked-to-market"), loss or deduction for such taxable year of the Partnership. A Partner must take such items into account even if the Partnership does not make any distributions to such Partner during his taxable year.

         A Partner's distributive share of such items for federal income tax purposes generally is determined by the allocations made pursuant to the Partnership Agreement, unless such items as so allocated do not have "substantial economic effect" or are not in accordance with the Partners' interests in the Partnership. Under the Partnership Agreement, allocations are generally made in proportion to Partners' capital accounts and therefore have "substantial economic effect." However, the allocations required by the Partnership Agreement with respect to the Management Allocation and the Incentive Allocation, and when redemptions or purchases or Units occur, generally will not be in proportion to capital accounts. See "Allocations of Profits and Losses." Nonetheless, the General Partners believe such allocations are permitted for tax purposes, and the income tax regulations seem to support that belief. If such allocations were not to be sustained, each Partner's distributive share of the items that are the subject of such allocations would be redetermined based upon his interest in the Partnership by taking into account all relevant facts and circumstances. Such a redetermination might result in a larger share of Partnership income being allocated (solely for tax purposes) to Partners who had not redeemed or purchased Units during a given taxable year than was allocated to them pursuant to the Partnership Agreement.

         The amount of any Partnership loss (including capital loss) that a Partner is entitled to include in his personal income tax return is limited to his tax basis for his interest in the Partnership as of the end of the Partnership's taxable year in which such loss occurred. Generally, a Partner's adjusted tax basis for his interest in the Partnership is the amount paid for such interest reduced (but not below zero) by his share of any Partnership distributions, losses and expenses and increased by his share of the Partnership's income, including gain.

         Assuming that the Partnership meets the requirements to be treated as a "qualified fund" and elects to be so treated (as discussed below), the General Partners anticipate that gain or loss recognized with respect to all futures contracts, forward contracts and options traded on domestic exchanges by the Partnership will be characterized as capital gain or loss, of which 60 percent will be treated as long-term and 40 percent will be treated as short-term, regardless of the holding period of the individual contracts (the "60/40 rule"). Income derived by the Partnership from investing funds not required for trading in interest-bearing obligations will generally be ordinary income.

         In general, long-term capital gain is subject to tax at the same rate as ordinary income, but is subject to a maximum effective tax rate of 28 percent (legislation is currently pending which could reduce the maximum long-term capital gains tax rate). For corporations, such gain likewise is taxed as ordinary income, but is subject to a maximum effective corporate tax rate of 35 percent. Net capital losses are deductible by individuals only to the extent of capital gains (whether long-term or short-term) for the taxable year plus $3,000. As an example, under these rules if a Partner's distributive share of Partnership interest income (which constitutes ordinary income for tax purposes) was $5,000, the Partner's distributive share of Partnership trading losses (which constitute capital losses for tax purposes) was $5,000 and the Partner had no other capital gains, the Partner would have $2,000 of income subject to tax despite having derived no economic gain from his investment in the Partnership. Corporations may deduct capital losses only to the extent of capital gains.

         The Partnership will meet the requirements to elect "qualified fund" status if (i) the Partnership has at all time at least 20 partners and no single partner owns more than 20% of the interests in the capital or profits of the Partnership, (ii) the principal activity of the Partnership at all times consists of buying and selling futures contracts, forward contracts and options with respect to commodities, (iii) at least 90% of the gross income of the Partnership consists of interest, dividends, income and gains from futures contracts, forward contracts or options with respect to commodities and certain other capital gains and (iv) no more than a de minimis amount of the gross income of the Partnership consists of income from trading in "spot" commodities. The Partnership has met these requirements for all prior years and has elected "qualified fund" status. The General Partners anticipate that the Partnership will continue to meet these requirements in future years. If the Partnership fails to meet any of the above requirements in a taxable year (i) a net loss recognized by the Partnership in such taxable year with respect to all futures contracts, forward contracts and options with respect to foreign currencies traded by the Partnership will be characterized as a capital loss, subject to the limitations described in the preceding paragraph, and (ii) a net gain recognized by the Partnership in such taxable year with respect to such contracts will be characterized as ordinary income. If the Partnership did not elect such status, the Partnership's trading of certain bank forward contracts, with respect to foreign currencies, foreign currency futures contracts traded on foreign exchanges and certain similar instruments would result in ordinary income (or loss) against which the capital losses, if any, from the Partnership's other trading activities might not be fully deductible, as described in the preceding paragraph.

         The "mark-to-market" system of taxation and the 60/40 rule will apply to most, if not all, futures contracts, forward contracts and options which the Partnership will trade. Under the mark-to-market system, any unrealized profit or loss on positions in such contracts which are open as of the end of the Partnership's taxable year will be treated as if such profit or loss had been realized for tax purposes as of such time (even though the positions in fact remain open). If an open position on which profit or loss has been recognized as of the end of a taxable year declines in value after such year-end and before the position is in fact offset, a loss will be recognized for tax purposes (irrespective of the fact that the trader may have actually realized a gain on the position considered from the time that such position was initiated). The converse is the case with an open position on which a mark-to-market loss was recognized for tax purposes as of the end of a taxable year but which subsequently increases in value prior to being offset.

TREATMENT OF INCOME AND LOSS UNDER THE PASSIVE LOSS RULES

         The Code contains rules (the "Passive Loss Rules") designed to prevent the deduction of losses from "passive activities" against income not derived from such activities, including income from investment activities not constituting a trade or business, such as interest and dividends ("Portfolio Income") and salary. In accordance with Temporary Treasury Regulations promulgated under the Code relating to the Passive Loss Rules, the ownership of Units will not constitute a "passive activity", with the result that income derived from the Partnership's trading activities will constitute Portfolio Income or other income not from a passive activity. This means that losses resulting from a Partner's "passive activities" (including most "tax shelter" limited partnerships) cannot be offset against such income and net losses from Partnership operations will be deductible in computing the taxable income of a Limited Partner (subject to other limitations on the deductibility of such losses).

LIMITED DEDUCTION FOR CERTAIN EXPENSES

         Under prior law, individual taxpayers who itemized deductions were permitted to deduct expenses of producing income, including investment advisory fees, when computing taxable income. The Code now provides that such expenses are to be aggregated with unreimbursed employee business expenses and other expenses of producing income (collectively the "Miscellaneous Itemized Deductions"), and the aggregate amount of such Miscellaneous Itemized Deductions will be deductible only to the extent such amount exceeds 2% of a taxpayer's adjusted gross income. The General Partners intend, in the absence of further clarification by legislation, the promulgation of regulations or judicial or administrative interpretation, not to treat any part of the Management or Incentive Allocations payable to the General Partner as a Miscellaneous Itemized Deduction subject to the 2% floor limitation described above. If the Internal Revenue Service were to successfully assert that the Partnership should have treated all or any portion of the Partnership's expenses as Miscellaneous Itemized Deductions, Limited Partners could be required to file amended tax returns and to pay additional taxes plus interest and penalties. The General Partners reserve the right at any time, without consulting with the Limited Partners, to determine the treatment of the Partnership's expenses for federal income tax purposes.

CASH DISTRIBUTIONS AND REDEMPTIONS OF UNITS

         Cash received from the Partnership as a distribution with respect to his interest in the Partnership or in redemption of less than all of such interest generally does not result in taxable income to a Partner, except as described below. Rather, such distribution reduces (but not below zero) the total tax basis of all of the Units held by the Partner after the distribution or redemption. Any cash distribution in excess of a Partner's adjusted tax basis for his interest in the Partnership is treated as gain from the sale or exchange of such interest. Because a Partner's tax basis in his Units is not increased on account of his distributive share of the Partnership's income until the end of the Partnership's taxable year, distributions during the taxable year could result in taxable gain to a Partner even though no gain would result if the same distributions were made at the end of the taxable year. Furthermore, the share of the Partnership's income allocable to a Partner at the end of the Partnership's taxable year would also be includable in the Partner's taxable income and would increase his tax basis in his remaining interest in the Partnership as of the end of such taxable year.

         Redemption for cash of the entire interest in the Partnership held by a Partner will result in the recognition of gain or loss for federal income tax purposes. Such gain or loss will be equal to the difference between the amount of the cash distribution and the Partner's adjusted tax basis for such interest. A Partner's adjusted tax basis for his interest in the Partnership includes for this purpose his distributive share of the Partnership's income or loss for the year of such redemption.

LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS

         Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Interest expense incurred by a Limited Partner that is allocable to such Limited Partner's investment in Units generally will be investment interest. In addition, a Limited Partner's allocable share of interest expense incurred by the Partnership, if any, will be investment interest. Such interest is generally deductible by noncorporate taxpayers only to the extent that it does not exceed net investment income. A Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units will be treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the lower preferred tax rate on such gains. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum lower preferred rate. Interest expense incurred by a Limited Partner to acquire his Units generally will be investment interest expense. Any investment interest expense disallowed as a deduction in a taxable year solely by reason of the above limitation is treated as investment interest paid or accrued in the succeeding taxable year.

SYNDICATION EXPENSES

         Expenditures made in connection with the syndication of a partnership must be capitalized and cannot be amortized. Syndication expenditures include amounts incurred to promote the sale of, or to sell, Units in the Partnership, such as any offering fees, sales commissions, legal fees incident to the syndication and printing costs related thereto.

         The Internal Revenue Service could take the position that (i) a portion of the Management Allocation and Incentive Allocation paid to the General Partners constitutes non-deductible syndication expenses, and (ii) a portion of the General Partner's distributive share of Partnership income, gains or cash distributions constitutes non-deductible syndication expenses. The General Partners believe that no portion of the fees or distributive share payable to it constitute non-deductible syndication expenses. The General Partners anticipate devoting a substantial amount of time to the management of the Partnership and its trading activities which should support a finding that such allocations are proper. However, there can be no assurance that the Internal Revenue Service will agree with this position.

         Finally, the Internal Revenue Service may contend that a portion of the brokerage commissions paid by the Partnership to Refco constitute nondeductible syndication expenses under the theory that such commissions are to reimburse Refco for its advance of the Partnership's organizational and offering expenses, or because Selling Agents may receive compensation from Refco on an ongoing basis from a portion of the commodity brokerage commissions paid by the Partnership. If the Service were successful in this regard, the Partnership would be required to capitalize such amounts, thereby increasing the amount of gain (or reducing the amount of loss) allocable to the Partners with respect to the Partnership's trading activities.

PARTNERSHIP AUDITS; PENALTIES

         The tax treatment of Partnership-related items is determined at the Partnership level rather than at the Partner level. The General Partner has been appointed as "tax matters partner" with the authority to determine the Partnership's response to an audit, except that the General Partner does not have the authority to settle tax controversies on behalf of any Limited Partner who files a statement with the Internal Revenue Service stating that the General Partner has no authority to settle Partnership tax controversies on such Limited Partner's behalf. The limitations period for assessment of deficiencies and claims for refunds with respect to items related to the Partnership is three years after the Partnership's return for the taxable year in question is filed, and the General Partner has the authority to, and may, extend such period with respect to all Limited Partners. If an audit results in an adjustment, all Partners may be required to file amended tax returns which may themselves also be subject to audit, additional taxes, interest and penalties. There can be no assurance that the Partnership's or a Limited Partner's tax return will not be audited by the Internal revenue Service or that no adjustments to such returns will be made as a result of such an audit.

         Section 6662 of the Code imposes a 20% penalty for any substantial understatement of income tax liability, or for any negligent or, among other things, disregard of tax rules or regulations. A "substantial understatement" exists if the total understatement of tax liability for the taxable year exceeds the greater of 10% of the tax required to be shown on the return or $5,000. "Negligence" includes any failure to make a reasonable attempt to comply with the tax laws, and "disregard" includes any careless, reckless or intentional disregard. If a Partner makes a substantial understatement of personal tax liability, the Partner may be subject to this penalty for any disallowed item unless (i) it is supported by "substantial authority" or (ii) the relevant facts affecting the tax treatment of such items are disclosed in the return or in a statement attached to the return. A special rule is applicable if an item is attributable to a "tax shelter." In order to avoid the penalty for understatement of tax liability for a tax shelter item, in addition to the "substantial authority" requirement, the taxpayer must reasonably believe that the tax treatment was more likely than not the proper treatment. Based on the expected activities of the Partnership, the General Partners do not believe that the Partnership is a "tax shelter" for this purpose. However, no assurance can be given that the Internal Revenue Service or the courts will agree with this position.

STATE AND LOCAL TAXES

         In addition to the federal income tax consequences described above, the Partnership and the Partners may be subject to various state and local taxes. Certain of such taxes could, if applicable, have a significant effect on the amount of tax payable with respect to an investment in the Partnership. A Partner's distributive share of the profits of the Partnership may be required to be included in determining reportable income for state or local tax purposes, and state and local taxation of gains and losses from certain of the Partnership's activities may be inconsistent with the treatment of such gains and losses for federal income tax purposes. LIMITED PARTNERS MUST CONSULT THEIR OWN TAX ADVISERS REGARDING THE POSSIBLE APPLICABILITY OF STATE OR LOCAL TAXES TO AN INVESTMENT IN THE PARTNERSHIP.

                                ---------------

         Except as otherwise set forth, the foregoing statements regarding the federal income tax consequences to the Partners of an investment in the Partnership are based upon the provisions of the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes (other than those discussed above) will not occur that would make the foregoing statements incorrect or incomplete.

         The foregoing discussion is not intended as a substitute for careful tax planning, particularly since certain of the income tax consequences of an investment in the Partnership may not be the same for all taxpayers. ACCORDINGLY, PROSPECTIVE INVESTORS IN THE PARTNERSHIP ARE URGED TO CONSULT THEIR TAX ADVISERS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATION UNDER FEDERAL LAW AND THE PROVISIONS OF APPLICABLE STATE AND LOCAL LAWS BEFORE SUBSCRIBING FOR UNITS.

                       PURCHASES BY EMPLOYEE BENEFIT PLANS

         The purchase of Units by an employee benefit plan is subject to certain additional considerations because investments of such plans are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as well as certain restrictions imposed by Section 4975 of the Code. The term "employee benefit plan" refers to any plan or account of various types (including the related trusts) which provides for accumulation of assets or benefits in respect of an individual's compensation, free from federal income tax until such time as assets or benefits are distributed from the plan. Such plans include corporate pension and profit sharing plans, "simplified employee pension plans," KEOGH plans for self-employed individuals (including partners), employee welfare plans and, for purposes of this discussion, individual retirement accounts as described in Section 408 of the Code.

         In general, the person with investment discretion with respect to an employee benefit plan should consult with his or her attorney or other advisor with regard to (i) whether the investment is prudent in accordance with the requirements of section 404(a) of ERISA; (ii) whether the investment satisfies the diversification requirements of section 404(a)(1)(C) of ERISA; (iii) whether the investment is in accordance with the documents and instruments covering the plan; (iv) whether a prohibited transaction in violation of section 406 of ERISA or section 4975 of the Internal Revenue Code will occur; (v) whether the investment provides sufficient liquidity; (vi) the need to value the assets of the plan annually pursuant section 103(d)(5) of ERISA; (vii) whether all of the assets of the Partnership will be considered as "plan assets" of the employee benefit plan, rather than just the Units; and (viii) whether all or any portion of the income attributable to the Units will be taxable as "unrelated business taxable income" ("UBTI").

         The United States Department of Labor ("DOL") Regulation 2510.3-101 (the "Regulation") provides certain rules for determining whether an investment in the Partnership by employee benefit plans will be treated as an investment by such plans in the underlying assets of the Partnership. If the Partnership were deemed to hold "plan assets", the General Partners would most likely become an ERISA fiduciary with respect to the Partnership assets and, therefore, co-fiduciaries with the person making the investment decision to purchase Units, and the assets of the Partnership would be subject to the prohibited transaction rules of ERISA and the Code.

         The Regulation provides that assets of an entity in which an employee benefit plan invests will not be deemed for purposes of ERISA to be assets of such plan if the class of "equity" interests held by the plan are (i) held by 100 or more investors independent of the Partnership and of each other, (ii) "freely transferable" and (iii) sold to employee benefit plans as a part of an offering of Units to the public pursuant to (a) an effective registration statement under the Securities Act of 1933 and then the Units are registered under the Securities Act of 1934, or (b) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934.

         The General Partners believe that the Units will meet the foregoing tests. However, the determination of whether the Units will be "freely transferable" is a subjective test under the Regulation based on all relevant facts and circumstances. Accordingly, there is a risk that the Partnership could be deemed to hold "plan assets" under the Regulation. In this regard, it should be noted that the Partnership Agreement permits the General Partner to compel the redemption of some or all Units held by employee benefit plans or accounts.

         While the Partnership will likely be classified as a "publicly traded partnership" (subject to the 90% qualifying income exception), recent amendments to the Code eliminated certain unfavorable tax consequences of investments made by tax-exempt entities in "publicly traded partnerships." Accordingly, income from the Partnership's expected activities will not be of a character that produces UBTI.

         Units may not be purchased with the assets of an employee benefit plan if the General Partners, any trading advisor or any of their respective affiliates, either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the plan; or (c) is an employer maintaining or contributing to such plan.

         ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE PARTNERSHIP, THE GENERAL PARTNERS, ANY TRADING ADVISOR, OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS ATTORNEY AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND CURRENT TAX LAW.


                            THE PARTNERSHIP AGREEMENT

         The Partnership was formed in September, 1990. Upon the further amendment of the Partnership Agreement, those investors whose Subscriptions are accepted will be admitted as Limited Partners. The Partnership will be governed by and operated in accordance with the Agreement of Limited Partnership as set forth in Exhibit A hereto. See "Allocation of Profits and Losses" for a description of allocations of profits and losses. See "Use of Proceeds" and "Capitalization" for a description of the Partners' capital contributions. See also "Adjusted Asset Value and Net Asset Value."

         A prospective Limited Partner should carefully review the Partnership Agreement. The following statements summarize certain provisions of the Partnership Agreement, but do not purport to be a complete description and are qualified in their entirety by express reference to the Partnership Agreement.

NATURE OF THE PARTNERSHIP

         The Partnership has been formed under the Tennessee Revised Uniform Limited Partnership Act ("TRULPA"). The General Partners have been advised by counsel that Units purchased and paid for pursuant to and in accordance with this offering will be fully paid and nonassessable. The General Partners will be liable for all obligations of the Partnership to the extent that assets of the Partnership are insufficient to discharge such obligations. If the assets of the Partnership and the General Partners are insufficient to discharge the obligations of the Partnership, a Limited Partner will be liable for Partnership liabilities only to the extent of the Limited Partner's capital contributions, plus any profits or distributions (including any undistributed profits and redemptions), together with interest thereon.

MANAGEMENT OF PARTNERSHIP AFFAIRS

         The Limited Partners will not participate in the management or operations of the Partnership. Any participation by a Limited Partner in the management of the Partnership may jeopardize the limited liability of such Limited Partner. Responsibility for managing the Partnership is vested solely in the Managing General Partner. Responsibilities of the Managing General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions of profits to partners; administering redemptions of Limited Partners' Units; preparing monthly, quarterly and annual reports to the Limited Partners; executing various documents on behalf of the Partnership and the Limited Partners pursuant to powers of attorney; and supervising the liquidation of the Partnership if an event causing termination of the Partnership occurs. The Partnership Agreement prohibits the General Partners from engaging in any action which would have a material adverse effect on the Partnership except in its reasonable business judgment.

REPORTS AND ACCOUNTING

         The Partnership will keep its books on an accrual basis with a calendar year end. The Partnership will retain for at least six years all records necessary to determine the Limited Partners' suitability. The Limited Partners, in person or by an authorized agent, have the right at all times during reasonable business hours to have access to, and copies mailed of (at the expense of the Limited Partner), the Partnership's books and records (including a list of the names and addresses of all Partners and the number of Units owned). The financial statements of the Partnership shall be audited at least annually at Partnership expense by independent public accountants to be designated by the Managing General Partner and each Limited Partner shall be furnished with an annual report, certified by an independent certified public accountant, containing such information as the CFTC requires (the "Annual Report"). Presently, the CFTC requires that the Annual Report be provided not later than 90 days after the end of each fiscal year. In addition the Managing General Partner will report monthly to the Limited Partners, inter alia, the Average Net Asset Value per Unit, the brokerage com missions, Management and Incentive Allocations, the value of each individual Limited Partner's Units and administrative expenses incurred by the Partnership during the month. Tax information will be provided by March 15 each year. The Managing General Partner will notify each Limited Partner within 7 business days from the date of (i) any material change related to the brokerage commissions paid by the Partnership,
(ii) any material change in any contract with a trading advisor, including any change in trading advisors, or (iii) any modification in connection with the method of calculating any incentive fee. Any such notice shall include a description of any material effect such changes may have on the interests of the Limited Partners, the Limited Partners' voting rights and their redemption rights under the Partnership Agreement.

ADDITIONAL PARTNERS

         Since the completion of the Initial Offering in which 13,471.6805 Units were sold, the Partnership has continued to offer and sell Units in this Offering. All Units are offered by the Partnership at the Partnership's current Average Net Asset Value per Unit plus 4%. After 100,000 Units have been sold, the Managing General Partner may, in its discretion, increase the number of Units to 500,000 and make additional public or private offerings of Units provided that the net proceeds to the Partnership of any such sales shall in no event be less than the Average Net Asset Value per Unit at the time of sale. The Managing General Partner may, in addition, issue Units in series. The Managing General Partner, and not the Partnership, will bear, or cause others to bear, all expenses related to the Offering or any additional offering thereafter. No Limited Partner will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. The Managing General Partner has the sole discretion to admit additional Limited Partners.

RESTRICTIONS ON TRANSFER

         The Partnership Agreement specifies the various conditions which must be met before a purported transfer of all or part of a Limited Partner's interest shall be valid as to the Partnership and the General Partners. The conditions include a determination that the transfer will not terminate the Partnership for federal income tax purposes, satisfaction of applicable securities laws, and other matters. A transferor may be required to furnish a satisfactory opinion of counsel to the effect that neither the contemplated transfer nor any offering in connection therewith violates any provision of any federal or state securities or comparable law. Except for transfers by gift, inheritance, intra-family transfers, family dissolutions, and transfers to affiliates, no transfer may be made of less than all of the Units owned by the Limited Partner where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equal an initial minimum purchase. The consent of the Managing General Partner is required for transfer of a Unit, which consent can be withheld for any reason.

DISSOLUTION AND LIQUIDATION

         The Partnership will be dissolved upon the happening of any of the following events: (i) the term of the Partnership expires on December 31, 2020;
(ii) the affirmative vote of a simple majority in interest of the Limited Partners; (iii) the failure of any person or corporation to qualify as a successor General Partner within ninety days after the last remaining General Partner ceases to be a General Partner; (iv) an event occurs which makes it unlawful for the business, as conducted by the Partnership or the General Partners, to be continued; (v) the disposition of all or substantially all of the property of the Partnership; or (vi) any other event which, under the laws of the State of

Tennessee, would cause the Partnership's dissolution. On dissolution resulting from the withdrawal, bankruptcy, dissolution, incapacity or death of the last remaining General Partner, the Limited Partners may, by a unanimous vote within 90 days of dissolution, elect a successor General Partner to continue the business of the Partnership. However, there is no assurance that the Limited Partners will be able to find or agree upon a new General Partner in such event.

         Furthermore, the Limited Partners may elect by a simple majority vote to remove any General Partner in accordance with the Partnership Agreement, which provides that if there is no remaining General Partner, a new General Partner must be elected by a majority in interest of the Units (or such higher percentage as required under TRULPA).

         Upon dissolution of the Partnership, the affairs of the Partnership will be wound up and its assets distributed, as provided in the Partnership Agreement. Prospective investors are urged to study the Partnership Agreement in detail for information with respect to the accounting upon dissolution, and the application of the cash proceeds of the Partnership upon liquidation. The Partnership Agreement provides that in the event of dissolution or liquidation, after the payment of creditors and the establishment of reserves, the Partners will receive cash proceeds equal to their respective capital accounts (or pro rata to their capital accounts if cash proceeds are less than the Partners' aggregate capital accounts) and the balance, if any, will be distributed to the Limited Partners and General Partners in accordance with their respective interests.

AMENDMENTS, MEETINGS, VOTING AND REMOVAL

         The General Partners may amend the Partnership Agreement without notice to, or consent of, the Limited Partners, if the amendment does not have a material effect upon the Limited Partners or the Partnership. Limited Partners holding a simple majority in interest of the Units may amend the Partnership Agreement, except that no amendment may be made which will change the Partnership to a general partnership or change the Partnership interest of any Partner, or increase the liabilities or obligations of any Partner. Notwithstanding this, the General Partners without the consent of, but with notice to, the Limited Partners may amend the Partnership Agreement to the minimum extent necessary to comply with any amendment to Internal Revenue Code sections 704 or 7704 or the Regulations thereunder or any judicial or administrative interpretation thereof.

         Meetings of the Limited Partners may be called by the General Partners or Limited Partners having more than 10% of the voting power of the Limited Partners by delivering written notice of such call to the Managing General Partner. Such meetings shall be at a time and place fixed by the Managing General Partner which is not less than 30 nor more than 60 days after the call of the meeting.

         The voting power of a Limited Partner on any matter will be equal to the number of Units owned by him. Action may be taken by written consent without a meeting of the Partnership upon written consent of Limited Partners holding the same number of Units as would have been required had an actual meeting been held. For purposes of obtaining written consent, the Managing General Partner may require a written response by a Limited Partner within not less than 30 days. If the Limited Partner does not respond within the stated time period, the Limited Partner will be deemed to have abstained from the matter specified in the written consent.

         Any General Partner may be removed by a simple majority in interest of all the Limited Partners if: (i) if there is no remaining General Partner, a Successor General Partner is elected; and (ii) the removed General Partner shall be entitled to a redemption of its general partnership interest at its Unit-equivalent basis; and (iii) the removal of the General Partner would not result in the Partnership's ceasing to be treated as a partnership for purposes of the applicable provisions of the Code; and (iv) Successor General Partner assumes the removed General Partner's obligations of the Partnership for claims arising prior to removal and agrees to indemnify the removed General Partner for such claims in a form satisfactory to the removed General Partner.

INDEMNIFICATION

         The General Partners and certain of their affiliates, directors and controlling persons may not be liable to the Partnership or any Limited Partner for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

         The General Partners and their affiliates shall have no liability to the Partnership or to any Limited Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners or their affiliates if the General Partners or their affiliates, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partners or their affiliates. The Partnership has agreed to indemnify the General Partners and certain of their affiliates, officers, directors and controlling persons against claims, losses or liabilities based on their conduct relating to the Partnership, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation of the Partnership, and was done in good faith and in a manner reasonably believed to be in the best interests of the Partnership. Affiliates of the General Partners are entitled to indemnity only for losses resulting from claims against such affiliates due solely to their relationship with the General Partners or for losses incurred by such affiliates in performing the duties of the General Partners. For purposes of the exculpation and indemnification provisions of the Partnership Agreement, the term "affiliates" means any person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by, or is under common control with the General Partners; or (ii) owns or controls 10% or more of the outstanding voting securities of the General Partners; or (iii) is an officer or director of either General Partner; or (iv) if either of the General Partners is an officer, director, partner or trustee, is any company for which such General Partner acts in any such capacity.

         The Partnership will not indemnify the General Partners or any of the foregoing persons for any liability arising from securities law violations in connection with the offering of the Units unless the General Partners or such persons prevail on the merits or obtain a court approved settlement which includes court approved indemnification as described in Section 8.05(b) of the Partnership Agreement.

         Under the exculpatory provisions of the Partnership Agreement, none of the General Partners or their affiliates will be liable to the Partnership or to any of the Partners except by reason of acts or omissions constituting bad faith, misconduct or negligence, and that were not taken in good faith and in the reasonable belief that such actions were in the best interests of the Partnership. Purchasers of Units may have a more limited right of action then they would absent such limitations. See "Conflicts of Interest" and "Fiduciary Responsibility of the General Partners."

GENERAL

         In compliance with the Statement of Policy of the North American Securities Administrators Association, Inc. relating to the registration to commodity pool programs under state securities or "Blue Sky" laws, the Partnership Agreement provides that: (i) the Partnership will make no loans;
(ii) no rebates or give-ups, among other things, may be received from the Partnership by any of the General Partners, the futures commission merchant or any affiliate of the foregoing, and any such restriction may not be circumvented by reciprocal business arrangements among any of the General Partners, the futures commission merchant or any of their respective affiliates and the Partnership; (iii) any agreements between the Partnership and the General Partners or any of their affiliates will not exceed one year and must be terminable by the Partnership upon no more than 60 days' written notice; (iv) the funds of the Partnership will not be commingled with the funds of any other person (deposit of assets with a futures commission merchant, clearing house or forward dealer does not constitute commingling for these purposes); (v) no person is permitted to receive, directly or indirectly, any advisory, management or incentive fees or profit-sharing allocation from the Partnership or any joint ventures, partnerships, or similar arrangements in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership; (vi) no sponsors shall directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units or give investment advice to a potential participant (provided, however, that this clause shall not prohibit the payment to a registered broker/dealer or other properly licensed person of normal sales commissions for selling Units); and (vii) no affiliate of any trading advisor or manager of the Partnership shall be permitted to participate, directly or indirectly, in any commodity brokerage commissions paid by the Partnership.

                              PLAN OF DISTRIBUTION

         The Units will be offered by the Partnership through its Selling Agents who are members of National Association of Securities Dealers ("NASD") pursuant to a Selling Agreement between the Partnership, the Selling Agents and Refco. The Units will be offered on a best efforts basis without any firm underwriting commitment. See "Risk Factors - No Assurance That Units Will be Sold." The compensation to the Selling Agents is described in detail in "Description of Charges to the Partnership." Selling Agents may pay a portion of such compensation to their respective employees.

         The Partnership will offer Units for sale valued as of the first business day of each month at the then current Average Net Asset Value per Unit, plus a selling commission of 4%, until the maximum number of Units offered hereby have been sold. Purchasers of Units during the Offering will be admitted on the first business day of the month following the month in which their subscription is received. Subscriptions must be received by the General Partners not later than the fifth day prior to the end of a month in order for a subscriber to be admitted on the first business day of the next month. Proceeds from the sale of Units during the Offering will be added to the Partnership's trading account. Interest earned on such proceeds prior to closing applicable to such Units will be retained by the Partnership. The number of Units subscribed for will be determined for each subscriber by dividing the Average Net Asset Value per Unit on the first day of such month, plus 4% selling commission, into the amount tendered by such subscriber. Fractional Units will be issued. The Partnership is registering 100,000 Units for sale under this prospectus. However, after all 100,000 Units have been sold, the Managing General Partner may, in its discretion, subsequently register an additional 400,000 Units and increase the number of Units to 500,000 and make additional public or private offerings of Units provided that the net proceeds to the Partnership of any such sales shall in no event be less than the Average Net Asset Value per Unit at the time of sale. The Managing General Partner, and not the Partnership, will bear, or cause others to bear, all expenses related to the Offering or any additional offering thereafter. No Limited Partner will have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units.

         The Managing General Partner may reject any subscription in whole or in part for any reason. All subscriptions are irrevocable.

                                  LEGAL MATTERS


         The legality of the Units offered hereby will be passed upon by Baker, Donelson, Bearman & Caldwell of Memphis, Tennessee.



                                     EXPERTS


         The financial statements of Ceres Fund, L.P. as of December 31, 1997 and 1996, and for the three years ended December 31, 1997 have been included herein in reliance upon the reports of KPMG Peat Marwick, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.



                             ADDITIONAL INFORMATION

         The Partnership has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C., a Registration Statement under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information regarding the Partnership and the securities offered hereby, reference is made to the Registration Statement, and to the exhibits and schedules thereto, which may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C., and copies of which may be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is hereby made to the exhibit for a more complete description of the matter involved and each such statement shall be deemed qualified in its entirety by such reference.

         The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith will file reports and other information with the Commission which can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at 75 Park Place, 14th Floor, New York, New York 10007 and Everett McKinley Dirkson Building, 219 South Dearborn Street, Room 1204, Chicago, Illinois 60604. Copies of such material can also be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.


                    GLOSSARY OF CERTAIN TERMS AND DEFINITIONS

         The following glossary may assist the prospective investor in understanding the terms used in this Prospectus.

         Adjusted Asset Value. See the "Adjusted Asset Value and Net Asset Value" section in this Prospectus.

         Affiliate. See the "Fiduciary Responsibility of the General Partners"
section in this Prospectus.

         Associated Persons. Any person who is associated with any futures commissions merchant, commodity pool operator, commodity trading advisor or introductory broker or with any agent thereof as a partner, officer or employee, in any capacity which involves (i) solicitation or acceptance of customer orders (other than a clerical capacity) or (ii) the supervision of any person or persons so engaged.

         Average Net Asset Value per Unit. See the "Adjusted Asset Value and Net Asset Value" section in this Prospectus.

         Capital Contributions. The total investment in a program by a participant or by all participants, as the case may be. See the "Capitalization"
section in this Prospectus.

         CFTC. The Commodity Futures Trading Commission.

         Commission or Brokerage Commission. The fee charged by a broker for executing a trade in a commodity account of a customer. Commissions are usually charged on a "round-turn" basis, i.e., only upon the closing of an open position.

         Commodity. The term commodity refers to goods, wares, merchandise, produce and in general everything that is bought and sold in commerce, including financial instruments and foreign currencies. Out of this large class, certain commodities, because of their wide distribution, universal acceptance, and marketability in commercial channels, have been selected as appropriate vehicles for trading on various national and international exchanges located in principal marketing and commercial areas. Such commodities are traded according to uniform, established grade standards, in convenient predetermined lots and quantities, are fungible (allow free substitution of one lot for another to satisfy a contract) and, with few exceptions, are storable over periods of time.

         Commodity Contract. See "Futures Contract" in this glossary.

         Covered Option. A "covered" option is one in which the seller of the option owns the underlying commodity or futures contract at all times when such seller is obligated to deliver such underlying commodity or futures contract upon the exercise of the option.

         Daily Price Fluctuation Limit. The maximum permitted fluctuation (imposed by an exchange and approved by the CFTC) in the price of a futures contract for a given commodity or stock index that can occur on an exchange on a given day in relation to the previous day's settlement price. Such maximum permitted fluctuation is subject to change from time to time by the exchange.

         Delivery. The process of satisfying a commodity futures contract by transferring ownership of a specified quantity and grade of a commodity to the purchaser thereof.

         Forward Contract. A contract relating to the purchase and sale of a physical commodity for delivery at a future date. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

         Futures Contract. Contracts made on or through a commodity exchange which provide for future delivery of agricultural and industrial commodities, foreign currencies and financial instruments, or for cash settlement in the case of stock index futures. Such contracts are uniform for each commodity or financial instrument and typically vary only with respect to price, delivery or settlement time. A commodity futures contract to accept delivery (buy) is referred to as a "long" contract; conversely a contract to make delivery (sell) is referred to as a "short" contract. Until a commodity futures contract is satisfied by delivery or offset it is said to be an "open" position.

         Incentive Allocation. See the "Description of Charges to the Partnership -- General Partner - Incentive Allocation" section in this Prospectus.

         Long or Short Position. A trader is long when he has bought a cash commodity or a futures contract, in contrast to a trader being short, which means he has sold a cash commodity or a futures contract.

         Management Allocation. See the "Description of Charges to the Partnership -- General Partner - Management Allocation" section in this Prospectus.

         Margin. Good faith deposits with a broker to assure fulfillment of a purchase or sale of a futures contract. Margins do not involve the payment of interest.

         Margin Call. A demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a futures commission merchant.

         Net Asset Value and Net Asset Value per Unit. See the "Adjusted Asset Value and Net Asset Value" section in this Prospectus.

         Net Assets. See the "Adjusted Asset Value and Net Asset Value" section in this Prospectus.

         Net New Appreciation. See the "Description of Charges to the Partnership -- General Partner - Incentive Allocation" section in this Prospectus.

         New Trading Profits. See Net New Appreciation.

         NFA. The National Futures Association.

         Option or Option Contract. A contract giving the purchaser the right, but not the obligation, to acquire or to dispose of the commodity or futures contract underlying the option, or the seller of an option contract the obligation to deliver or take delivery of the commodity or futures contract underlying the option. See "Stock Index Futures Options."

         Organizational and Offering Expenses. All expenses incurred by the Partnership in connection with and in preparing the Partnership for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters, attorneys), expenses for printing, engraving, mailing, salaries of employees engaged in sales activities, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of sale of its Units under Federal and state law, including taxes and fees, accountants' and attorneys' fees. See "Description of Charges to the Partnership and Partners -- Other" section in this Prospectus.

         Pit Brokerage Fee. Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees.

         Position Limit. The maximum number of futures contracts for a given commodity that can be held or controlled at one time by one person or a group of persons acting together. Such limitation is imposed by the CFTC or an exchange.

         Pyramiding. A method of using all or part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contract of the same or related commodities.

         Redemption Net Asset Value per Unit. See the "Redemptions" section in this Prospectus.

         Round-turn. The opening and closing of a futures or option position consisting of one contract.

         Settlement Price. The closing price for futures contracts in a particular commodity, financial instrument or stock index established by the clearing house or exchange after the close of each day's trading.

         Sponsor. Any person directly or indirectly instrumental in organizing a program or any person who will manage or participate in the management of a program, including a futures commission merchant who pays any portion of the organizational expenses of the program, and the general partner(s) and any other person who regularly performs or selects the persons who perform services for the program. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "sponsor" shall be deemed to include its affiliates.

         Stock Price Index. A tool for measuring, with a single numerical value, the current price level of the stocks of a composite of selected publicly-traded companies, which tend to reflect the price level of all stocks in the market from which the constituent corporations were selected. For example, the S&P 500 Stock Price Index is a capitalization- weighted index comprising 500 of the largest and most actively traded domestic industrial stocks; the market value of the 500 constituent companies is equal to approximately 80% of the value of all stocks traded on the New York Stock Exchange. Other indices include the New York Stock Exchange Composite Index, the Major Market Index, the Kansas City Value Line Index and the CRB Index.

         Stock Index Futures or Index Futures or Stock Index Futures Contracts or Index Futures Contracts. A contract made on or through a commodity exchange which provides for the future cash settlement of the contract in an amount equal to a multiple of the stock price index upon which the particular futures contract is based. For example, futures contracts based on the S&P 500 Stock Price Index, which currently represent three-quarters of all domestic stock index futures trading, are settled quarterly, in cash, with no delivery of securities and without transferring the full value of the contract, by charging final gains and losses to the margin accounts of holders based on the opening value of the S&P 500 Stock Price Index on the settlement date. The major stock index futures are based on the S&P 500 Index (traded on the Chicago Mercantile Exchange), the New York Stock Exchange Composite Index (traded on the New York

Futures Exchange), the Major Market Index (traded on the Chicago Board of Trade) and the Kansas City Value Line Index (traded on the Kansas City Board of Trade).

         Stock Index Futures Options or Index Futures Options or Futures Options. A contract giving the purchaser the right, but not the obligation, to acquire ("call") or to dispose ("put") of the Stock Index Futures contract underlying the option, or the seller of a Stock Index Futures Option contract the obligation to deliver (in the case of a "call" seller) or take delivery (in the case of a "put" seller) of the futures contract underlying the option. However, exercise of a Stock Futures Option on the settlement day of the underlying futures contract results in cash settlement. On all other days, exercise of a call results in a long futures position at the strike price in the underlying contract months, and exercise of a put results in a short futures position at the strike price in the underlying contract month. Any short position open at the end of a trading day is liable to the assignment of a futures position.

         Trading Advisor. Any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase or sale of commodity contracts or commodity options. See the "Trading Advisors" section in this Prospectus.

         Unrealized Profit or Loss. The profit or loss which would be realized on an open position if it were closed out at the current settlement price.

                        (A TENNESSEE LIMITED PARTNERSHIP)

                        FINANCIAL STATEMENTS AND SCHEDULE

                           DECEMBER 31, 1997 AND 1996

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)



















To the best of my knowledge and belief, the information contained herein is accurate and complete.




Frank L. Watson Jr., Chairman
Randell Commodity Corporation
General Partner and Commodity Pool Operator
Ceres Fund, L.P.

                           INDEPENDENT AUDITORS REPORT

The Partners
Ceres Fund, L.P.:


We have audited the accompanying statements of financial condition of Ceres Fund, L.P. (a Tennessee Limited Partnership) as of December 31, 1997 and 1996 and summary of net asset values as of December 31, 1997, 1996 and 1995, and the related statements of operations, changes in partners capital and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ceres Fund, L.P. (a Tennessee Limited Partnership) as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in
Schedule 1 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Memphis, Tennessee
February 20, 1998

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                        STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1997 AND 1996



                                                             1997            1996
                                                           ----------     ----------
                    ASSETS
Cash                                                       $  155,155        108,554
Equity in commodity futures trading account:
    U.S. government obligations at fair value (cost of
       $6,269,786 and $3,050,931 at December 31, 1997
       and 1996, respectively)                              6,308,524      3,077,250
    Cash                                                      141,589      1,514,594
    Unrealized gains on open futures contracts                 27,202        186,032
    Open option contracts, at market                           10,780             --
Interest receivable                                             4,395          8,657
                                                           ----------     ----------
                  TOTAL ASSETS                             $6,647,645      4,895,087
                                                           ==========     ==========

      LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:
    Accrued management fees                                $   20,855         10,033
    Accrued incentive fees                                      1,662         32,849
    Other accrued expenses                                     60,387         42,544
    Redemptions payable                                        80,700         32,572
                                                           ----------     ----------
                  TOTAL LIABILITIES                           163,604        117,998
                                                           ----------     ----------
PARTNERS CAPITAL:
    General partners                                          357,891        374,741
    Limited partners                                        6,126,150      4,402,348
                                                           ----------     ----------
                  TOTAL PARTNERS' CAPITAL                   6,484,041      4,777,089
                                                           ----------     ----------
                                                           $6,647,645      4,895,087
                                                           ==========     ==========


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                                 1997             1996             1995
                                                                              -----------      -----------      -----------
Net gains (losses) on trading of commodity futures and options contracts:
       Realized gains on closed positions                                     $   472,553        3,457,913        1,877,265
       Change in unrealized gains (losses) on open
           futures contracts                                                     (158,830)         (45,994)         164,872
       Change in unrealized gains (losses)
           on open options contracts                                               10,780           (1,840)           1,840
                                                                              -----------      -----------      -----------
                NET GAINS ON INVESTMENTS                                          324,503        3,410,079        2,043,977

Investment income - interest (note 3)                                             294,507          187,206          112,821
                                                                              -----------      -----------      -----------
                INCOME FROM OPERATIONS                                            619,010        3,597,285        2,156,798
                                                                              -----------      -----------      -----------
Brokerage commissions (note 3)                                                    797,000          541,907          320,062
Exchange, clearing fees and NFA charges                                            41,772           23,322           13,615
Management fee allocations (note 2)                                               223,279          151,969           85,331
Incentive fee allocations (note 2)                                                  3,091          384,117          108,815
Professional and administrative expenses                                           58,403           82,026           44,869
                                                                              -----------      -----------      -----------
                                                                                1,123,545        1,183,341          572,692
                                                                              -----------      -----------      -----------
                NET EARNINGS (LOSS)                                           $  (504,535)       2,413,944        1,584,106
                                                                              ===========      ===========      ===========
                NET EARNINGS (LOSS) ALLOCATED TO
                   GENERAL PARTNER                                            $   (16,850)         208,349           87,697
                                                                              ===========      ===========      ===========
                NET EARNINGS (LOSS) ALLOCATED TO
                   LIMITED PARTNERS                                           $  (487,685)       2,205,595        1,496,409
                                                                              ===========      ===========      ===========
                AVERAGE NET EARNINGS (LOSS) PER UNIT                          $    (19.61)          115.23            69.57
                                                                              ===========      ===========      ===========


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                              GENERAL          LIMITED
                                                              PARTNERS        PARTNERS         TOTAL
                                                             ----------      ----------      ----------

Partners' capital at December 31, 1994                       $   78,695       1,607,410       1,686,105
Capital contributions (2,704 units)                                  --         191,647         191,647
Redemption of units (5,042 units)                                    --        (464,238)       (464,238)
Net earnings for the year                                        87,697       1,496,409       1,584,106
                                                             ----------      ----------      ----------
Partners capital at December 31, 1995                           166,392       2,831,228       2,997,620
Capital contributions (395 units)                                    --          96,154          96,154
Redemption of units (2,798 units)                                    --        (442,122)       (442,122)
Distributions                                                        --        (288,507)       (288,507)
Net earnings for the year                                       208,349       2,205,595       2,413,944
                                                             ----------      ----------      ----------
Partners capital at December 31, 1996                           374,741       4,402,348       4,777,089
Capital contributions (13,552 units)                                 --       2,755,044       2,755,044
Redemption of units (1,555 units)                                    --        (299,329)       (299,329)
Distributions (1,862 units)                                          --        (244,228)       (244,228)
Net loss for the year                                           (16,850)       (487,685)       (504,535)
                                                             ----------      ----------      ----------
Partners capital at December 31, 1997                        $  357,891       6,126,150       6,484,041
                                                             ==========      ==========      ==========

Average net asset value per limited partnership unit at:
     December 31, 1995; 20,341.7718 units outstanding                                        $   139.18
                                                                                             ==========
     December 31, 1996; 17,938.6369 units outstanding                                        $   245.41
                                                                                             ==========
     December 31, 1997; 31,797.3173 units outstanding                                        $   192.66
                                                                                             ==========


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                                      1997             1996             1995
                                                                  -----------      -----------      -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net earnings (loss)                                           $  (504,535)       2,413,944        1,584,106
       Adjustments to reconcile net earnings (loss) to
          net cash provided by operating activities:
              Net unrealized (gains) losses on open contracts         148,050           47,834         (166,712)
              (Increase) decrease in operating assets:
                 Investments in commodities futures
                    trading account                                (1,858,269)      (1,641,232)      (1,278,932)
                 Interest receivable                                    4,262           (3,601)          (1,977)
              Increase (decrease) in operating liabilities:
                 Accrued management fees                               10,822              (44)           4,531
                 Accrued incentive fees                               (31,187)         (65,111)          97,960
                 Other accrued expenses                                17,843           27,055           (1,922)
                                                                  -----------      -----------      -----------
                         TOTAL ADJUSTMENTS                         (1,708,479)      (1,635,099)      (1,347,052)
                                                                  -----------      -----------      -----------
                         NET CASH (USED IN) PROVIDED BY
                            OPERATING ACTIVITIES                   (2,213,014)         778,845          237,054
                                                                  -----------      -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds from sale of limited partnership units             2,755,044           96,154          191,647
    Redemptions of limited partnership units                         (251,201)        (493,476)        (431,227)
    Distributions to limited partners                                (244,228)        (288,507)              --
                                                                  -----------      -----------      -----------
                         NET CASH PROVIDED BY (USED IN)
                            FINANCING ACTIVITIES                    2,259,615         (685,829)        (239,580)
                                                                  -----------      -----------      -----------
Net increase (decrease) in cash                                        46,601           93,016           (2,526)

Cash at beginning of year                                             108,554           15,538           18,064
                                                                  -----------      -----------      -----------
Cash at end of year                                               $   155,155          108,554           15,538
                                                                  ===========      ===========      ===========


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                           SUMMARY OF NET ASSET VALUES

                              AT DECEMBER 31, 1997



                             NUMBER           NUMBER         NUMBER          NUMBER        NET ASSET     TOTAL LIMITED
      SUBSCRIBER            OF UNITS         OF UNITS       OF UNITS        OF UNITS         VALUE        PARTNER NET
    ADMISSION DATE         SUBSCRIBED        WITHDRAWN     DISTRIBUTED     OUTSTANDING     PER UNIT       ASSET VALUE
    --------------         ----------        ---------     -----------     -----------     --------       -----------
January 1, 1996           20,341.7718      (4,288.1422)    1,793.0394      17,846.6690    $192.7624         3,440,167
November 1, 1996             239.4689         (65.0721)       41.3760         215.7728     192.7624            41,593
December 1, 1996             155.2598           -             27.5246         182.7844     192.7624            35,234
January 1, 1997              708.7734           -              -              708.7734     192.7624           136,625
February 1, 1997           1,555.9517           -              -            1,555.9517     192.7623           299,929
March 1, 1997              2,630.9876           -              -            2,630.9876     192.7625           507,155
April 1, 1997              3,704.4494           -              -            3,704.4494     192.7624           714,078
May 1, 1997                1,381.6388           -              -            1,381.6388     192.7624           266,328
June 1, 1997                 988.1934           -              -              988.1934     192.7624           190,486
July 1, 1997                 826.3808           -              -              826.3808     190.5557           157,472
August 1, 1997               493.4459           -              -              493.4459     191.8761            94,680
September 1, 1997            209.0262           -              -              209.0262     191.4386            40,016
October 1, 1997              496.1560           -              -              496.1560     192.0056            95,265
November 1, 1997             229.6653           -              -              229.6653     192.0699            44,112
December 1, 1997             327.4226           -              -              327.4226     192.4436            63,010
                          -----------       ----------     ----------      -----------    ---------         ---------
                          34,288.5916      (4,353.2143)    1,861.9400      31,797.3173    $192.6625         6,126,150
                          ===========       ==========     ==========      ===========    =========         =========


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                           SUMMARY OF NET ASSET VALUES

                              AT DECEMBER 31, 1996


                                                                                                                 TOTAL
                                                                                                                LIMITED
                                NUMBER               NUMBER               NUMBER             NET ASSET          PARTNER
      SUBSCRIBER               OF UNITS             OF UNITS             OF UNITS              VALUE            NET ASSET
    ADMISSION DATE            SUBSCRIBED            WITHDRAWN           OUTSTANDING           PER UNIT            VALUE
    --------------            ----------            ---------           -----------           --------            -----
January 1, 1996               20,341.7718          (2,797.8636)          17,543.9082         $    245.38         4,304,987
November 1,1996                  239.4689              --                   239.4689              246.28            58,977
December 1, 1996                 155.2598              --                   155.2598              247.23            38,384
                              -----------          -----------          ------------         -----------         ---------
                              20,736.5005          (2,797.8636)          17,938.6369         $    245.41         4,402,348
                              ===========          ===========          ============         ===========         =========


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                           SUMMARY OF NET ASSET VALUES

                              AT DECEMBER 31, 1995


                                                                                                          TOTAL
                                                                                                         LIMITED
                                   NUMBER              NUMBER             NUMBER          NET ASSET      PARTNER
      SUBSCRIBER                  OF UNITS            OF UNITS           OF UNITS           VALUE        NET ASSET
    ADMISSION DATE               SUBSCRIBED           WITHDRAWN         OUTSTANDING       PER UNIT        VALUE
    --------------               ----------           ---------         -----------       --------        -----
December 1, 1991               13,471.6805         (9,382.9291)          4,088.7514       $139.71        571,255
January 1, 1992                 1,868.7042           (308.5313)          1,560.1729        138.96        216,808
February 1, 1992                1,708.8416           (735.5574)            973.2842        140.16        136,412
March 1, 1992                   2,122.9736         (1,387.6491)            735.3245        139.44        102,537
April 1, 1992                     584.4999           (434.8956)            149.6043        140.20         20,975
May 1, 1992                       918.3502           (329.6641)            588.6861        138.94         81,792
June 1, 1992                    1,678.3638           (503.3093)          1,175.0545        139.86        164,344
July 1, 1992                    2,002.6730           (306.3825)          1,696.2905        138.98        235,755
August 1, 1992                  1,132.8673           (514.0451)            618.8222        139.33         86,223
September 1, 1992               1,820.2180           (788.3632)          1,031.8548        139.50        143,944
October 1, 1992                 1,979.2928         (1,286.1599)            693.1329        140.02         97,054
November 1, 1992                  543.6780           (392.5141)            151.1639        139.72         21,120
December 1, 1992                1,179.6235           (466.6253)            712.9982        139.18         99,237
January 1, 1993                 2,314.5105         (1,258.8993)          1,055.6112        139.06        146,798
February 1, 1993                  466.9657            (26.7688)            440.1969        139.81         61,543
March 1, 1993                   2,393.2721         (1,049.9125)          1,343.3596        139.21        187,011
April 1, 1993                     679.3648           (258.6136)            420.7512        139.00         58,483
May 1, 1993                       243.4826            (32.4874)            210.9952        139.05         29,338
July 1, 1993                      157.6181            (69.9852)             87.6329        140.68         12,328
August 1, 1993                    328.7689           (113.4646)            215.3043        140.10         30,165
September 1, 1993                 392.3815           (371.8211)             20.5604        143.61          2,953
October 1, 1993                   246.6610             --                  246.6610        139.15         34,322
February 1, 1994                1,550.2812             --                1,550.2812        137.11        212,552
March 1, 1994                     693.0397           (191.8743)            501.1654        136.16         68,239
April 1, 1994                      74.1121             --                   74.1121        135.47         10,040
January 1, 1995                 2,704.0027         (2,704.0027)             --              --                --
                               -----------         -----------          -----------       -------      ---------
         Total                 43,256.2273        (22,914.4555)         20,341.7718       $139.18      2,831,228
                               ===========         ===========          ===========       =======      =========


See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)

                          Notes to Financial Statements

                           December 31, 1997 and 1996



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         Ceres Fund, L.P. (the Partnership) is a Tennessee limited partnership organized on September 19, 1990 to engage in the speculative trading of commodities futures contracts and other commodity interests. Randell Commodity Corporation (Randell) and RanDelta Capital Partners, L.P. (RanDelta) are the general partners. Randell serves as the managing general partner and RanDelta serves as the financial general partner. Randell acts as commodity trading advisor with respect to the Partnership.

         The Partnership solicited subscriptions for a maximum of 100,000 units of limited partnership interest at $105 per unit ($100 net of commission). During the initial offering period 13,471.6805 units were sold and the Partnership commenced trading commodity futures contracts on December 1, 1991. The Partnership continues to sell units as of the end of each month at the then average net asset value per unit plus a selling commission of 4% in accordance with the terms of the Limited Partnership Agreement, and can continue selling units until the maximum number of units offered have been sold.

         Income and expenses of the Partnership (excluding the Management Allocation and Incentive Allocation) are allocated pro rata among the partners based on their respective capital accounts as of the beginning of the month in which the items of income and expense accrue, except that limited partners have no liability for partnership obligations in excess of his or her capital account, including earnings. The Management Allocation and Incentive Allocation are allocated to the Limited Partners only in accordance with the terms of the Limited Partnership Agreement.

         Units may not be redeemed during the first six months after they are purchased. Thereafter, limited partners may redeem their units at the redemption net asset value per unit as of the end of any calendar quarter upon ten days written notice to the managing general partner. The redemption charge will be based on the redemption net asset value on all units redeemed as more fully described in the offering prospectus.

         Under the terms of the partnership agreement, the Partnership will terminate on the earlier of December 31, 2020, or the occurrence of certain events as more fully described in the Limited Partnership Agreement.




                                   (Continued)

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS



         EQUITY IN COMMODITY FUTURES TRADING ACCOUNT

         U.S. government obligations represent investments in U.S. Treasury Bills with a maturity of 90 days or less and are carried at fair market value and any unrealized gains and losses are reflected in income. Cash represents deposits at brokers and funds temporarily held in interest bearing accounts.

         FUTURES CONTRACTS AND OPTIONS CONTRACTS

         Futures contracts are required to be made on a commodity exchange and call for the future delivery of various agricultural and nonagricultural commodities, currencies or financial instruments at a specified time and place. These contractual obligations, depending on whether one is a buyer or a seller, may be satisfied either by taking or making physical delivery of an approved grade of the particular commodity (or, in the case of some contracts, by cash settlement) or by making an offsetting sale or purchase of an equivalent commodity futures contract on the same (or a linked) exchange prior to the designated date of delivery. In market terminology, a trader who purchases a futures contract is "long" in the futures market, and a trader who sells a futures contract is "short" in the futures market. Outstanding futures contracts (those that have not been closed out by an offsetting purchase or sale or by delivery) are known as "open trades" or "open positions."

         Among the agricultural commodities for which there are futures contracts are corn, oats, wheat, soybeans, soybean oil, soybean meal, live cattle, live hogs, pork bellies, coffee, sugar, cocoa and cotton. Nonagricultural commodities for which there are futures contracts include copper, silver, gold, platinum, lumber, currency, Treasury bonds and bills, mortgage-backed securities, Eurodollar deposits, certain petroleum products and stock, inflation and interest rate related indices.

         An option on a futures contract gives the purchaser of the option the right (but not the obligation) to take a position at a specified price (the "striking", "strike" or "exercise" price) in the underlying futures contract. Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract. Some options, however, expire significantly in advance of such date. The value of an option at any given point in time is a function of market volatility and the price level of the underlying futures contract.



                                   (Continued)

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS



         Open futures contracts are valued at the settlement price on the date of valuation as determined by the exchange on which the contract was traded. Changes in the market value of open futures contracts, entered into for speculative investing, are recorded as unrealized gains or losses in the accompanying statement of operations. Realized gains and losses (excluding commissions and other exchange related fees) are recognized when such contracts are closed.

         INCOME TAXES

         No provision for income taxes has been made in the accompanying financial statements since, as a partnership, income and losses for tax purposes are allocated to the partners for inclusion in their respective tax returns.

         MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RECLASSIFICATIONS

         Certain 1996 and 1995 amounts have been reclassified to conform to their 1997 presentation.

         AVERAGE NET EARNINGS (LOSS) PER UNIT

         The average net earnings (loss) per unit as reported on the statement of operations was calculated as earnings (loss) allocated to the limited partners divided by average outstanding units during the year.

(2)      MANAGEMENT AGREEMENT

         The Partnership has entered into a Management Agreement in consideration of and as compensation for the services to be rendered by the General Partners and trading advisors. The Partnership pays a monthly Management Allocation equal to 1/3 of 1% (4% per annum) of the Adjusted Net Asset Value of units at month end, plus a quarterly Incentive Allocation of 15% of any net new appreciation in the adjusted net asset value of units for the quarter. Such fees were as follows:



                                   (Continued)

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)

                          NOTES TO FINANCIAL STATEMENTS



                                                                1997          1996       1995
                                                              --------       -------    -------
          Management fees                                     $223,279       151,969     85,331
          Incentive fees                                         3,091       384,117    108,815

(3)      CUSTOMER AGREEMENT WITH REFCO, INC.

         The Partnership entered into a customer agreement with Refco, Inc. (Refco), pursuant to which the Partnership deposits its assets in a commodity trading account with Refco who executes trades on behalf of the Partnership. The Partnership agrees to pay such brokerage and commission charges and fees as Refco may establish and charge from time to time. Refco charges the Partnership commissions on commodity trades at the rate of $32.50 per round-turn. Total commissions charged to the Partnership by Refco in 1997, 1996 and 1995 were $797,000, $541,907 and $320,062, respectively. The Partnership earns interest on Treasury Bills held in its account, on interest-bearing accounts and on 80% of the average daily equity maintained as cash in the Partnership's trading account at a rate that approximated the average yield on 13-week United States Treasury Bills. Total interest earned by the Partnership in 1997, 1996 and 1995 was $294,507, $187,206 and $112,821,
         respectively.

(4)      RELATED PARTIES

         The sole shareholder of the parent of the managing General Partner is an active partner in the law firm which is the counsel to the Partnership, the General Partners and the Memphis branch of Refco, the Partnership's commodity broker.

(5)      DISTRIBUTION TO LIMITED PARTNERS

         On January 16, 1997, the General Partner declared a distribution to the limited partners equal to the difference between the December 31, 1996 net asset value per unit and $210 per unit. This distribution, totaling $244,228 in cash (approximately $13.61 per unit) and 1,861.94 in units, resulted in each unit holder having a net asset value of $210 per unit on January 1, 1997.

         On January 15, 1996, the General Partner declared a distribution to the limited partners equal to the difference between the December 31, 1995 net asset value per unit and $125 per unit. This distribution, totaling $288,507 (approximately $14.18 per unit) resulted in each unit holder having a net asset value of $125 per unit on January 1, 1996.



                                   (Continued)

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)
                          NOTES TO FINANCIAL STATEMENTS

(6)      Off-Balance-Sheet Risk

         In the normal course of business, the Partnership enters into transactions in financial instruments with off- balance-sheet risk. These financial instruments include financial futures contracts and option contracts. Futures contracts provide for the delayed delivery of commodities, which the seller agrees to make delivery at a specified future date, at a specified price. Futures contracts and options on such contracts are held for trading and arbitrage purposes. The notional value of these contracts reflect the extent of involvement the Partnership has in particular types of contracts. Risk arises from movements in commodities' values. At December 31, 1997, the underlying notional value of open contract commitments were long $14,147,983 and short $(8,270,190).

         The Partnership trades in a variety of futures and options financial instruments, and all open positions are reported at fair value. Trading revenue, including realized and unrealized gains and losses, from financial futures contracts and options transactions for the year ended December 31, 1997 was $324,503. The average market value of open commodity financial instruments, and the year-end market value of open commodities are as follows:

                                                           AVERAGE MARKET            MARKET VALUE
                                                            VALUE OF OPEN         OF OPEN POSITIONS AT
                                                       POSITIONS DURING 1997        DECEMBER 31, 1997
                                                       ---------------------        -----------------

                 Assets (Long Positions)                    $    (203)                   (266,834)
                 Liabilities (Short Positions)               (284,382)                    304,816

         (7)      FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments, extends existing fair value disclosure practices for some instruments by requiring all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial condition, for which it is practicable to estimate fair value. If estimating fair value is not practicable, this Statement requires disclosures of descriptive information pertinent to estimating the value of a financial instrument. At December 31, 1997, substantially all of the Partnership's financial instruments, as defined in the Statement, are carried at fair value.

                                                                      Schedule 1

                                CERES FUND, L.P.
                        (A TENNESSEE LIMITED PARTNERSHIP)
                             SCHEDULE OF INVESTMENTS
                                DECEMBER 31, 1997



                                                                                     PAR OR
                                                                                    NUMBER OF               FAIR
                     DESCRIPTION                                                    CONTRACTS               VALUE
                     -----------                                                    ---------            ----------
United States Treasury Bill due January 29, 1998                                    3,700,000            $3,685,482
United States Treasury Bill due February 12, 1998                                     400,000               397,563
United States Treasury Bill due March 19, 1998                                      2,250,000             2,225,479
                                                                                                          ---------
                                                                                                          6,308,524
                                                                                                          ---------
Net cash balances from futures trading                                                                      141,589
                                                                                                          ---------
Open options contracts in futures trading accounts:
    February 8 Live Cattle                                                                                   (6,000)
    April 8 Live Cattle                                                                                      (1,220)
    June 8 Live Cattle                                                                                      (24,600)
    March 8 Feeders                                                                                         (25,500)
    April 8 Feeders                                                                                          (8,625)
    May 8 Feeders                                                                                            (4,500)
    March 8 NY Cotton                                                                                           296
    March 8 US Treasury Bond Future                                                                           1,406
    March 8 NY Coffee                                                                                        (7,969)
    March 8 Dollar Index                                                                                        600
    March 8 Corn                                                                                            156,000
    December 8 Corn                                                                                         (86,000)
    March 8 Soybeans                                                                                          2,250
    March 8 Soybean Meal                                                                                      3,600
    March 8 Soybean Oil                                                                                       2,640
    May 8 Soybean Oil                                                                                        25,824
    May 8 Wheat                                                                                              87,500
    July 8 Wheat                                                                                            (88,500)
    March 8 Corn Option                                                                                      17,500
    March 8 Soybean Option                                                                                    7,200
    March 8 Soybean Option                                                                                   (3,120)
    March 8 Soybean Option                                                                                  (10,800)
                                                                                                         ----------
                                                                                                             37,982
                                                                                                          ---------
    Total equity in futures trading accounts                                                                179,571
                                                                                                          ---------
    Total investments                                                                                    $6,488,095
                                                                                                         ==========

                                CERES FUND, L.P.

                         UNAUDITED FINANCIAL INFORMATION


Financial Statements

The accompanying interim consolidated financial statements are unaudited and have been prepared in accordance with the accounting policies in effect as of December 31, 1997, as set forth in the annual consolidated financial statements of Ceres Fund, L.P. as of such date. In the opinion of management, all adjustments necessary for a fair presentation of the consolidated condensed financial statements have been included and all such adjustments were of a normal recurring nature. The results of operations for the three-month period ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

These financial statements do not purport to contain complete disclosures in conformity with generally accepted accounting principles and should be read in conjunction with the Registrant's audited consolidated financial statements at and for the period ended December 31, 1997.

The results reflected for the three month period ended March 31, 1998, are not necessarily indicative of the results for the entire fiscal year which will end December 31, 1998.

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)

                        Statements of Financial Condition

                      March 31, 1998 and December 31, 1997
                                   (Unaudited)

                                                     March 31, 1998    December 31, 1997
                                                     --------------    -----------------
Assets:
Cash                                                    $   55,939         $  155,155
U. S. Treasury obligations at
  cost plus accrued interest                             6,555,356          6,308,524
Equity in commodity trading account:
     Cash                                                  585,372            141,589
     Unrealized gain (loss) of
        open futures contracts                             240,397             27,202
     Market Value of open option
        contracts                                            9,110             10,780
Other assets                                                 4,082              4,395
                                                        ----------         ----------
                                                        $7,450,256         $6,647,645
                                                        ==========         ==========

                                   Liabilities and Partners' Capital

Liabilities:
   Accrued management fees                              $   23,516         $   20,855
   Accrued incentive fees                                   13,932              1,662
   Other accrued expenses                                   31,540             60,387
   Redemptions payable                                     124,849             80,700
                                                        ----------         ----------
                                                           193,837            163,604
                                                        ----------         ----------
Partners' capital:
   General partners                                        391,253            357,891
   Limited partners                                      6,865,166          6,126,150
                                                        ----------         ----------

        Total partners' capital                          7,256,419          6,484,041
                                                        ----------         ----------

                                                        $7,450,256         $6,647,645
                                                        ==========         ==========

See accompanying notes to financial statements

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)

                            Statements of Operations
                                   (Unaudited)

                                                                    Three Months Ended March 31,
                                                                       1998              1997
                                                                     --------         ---------
Income

     Net gains (losses) on trading of commodity
       futures and option contracts:
     Realized gain (losses) on closed
       positions                                                     $554,172         $ 783,692
     Change in unrealized gain (losses) on
       open positions                                                 207,576          (687,918)
     Interest                                                          83,131            59,498
                                                                     --------         ---------
           Income (Loss) From Operations                             $844,879         $ 155,272
                                                                     --------         ---------
Expenses
     Brokerage commissions, exchange,
      clearing fees  and NFA charges                                  193,052           197,418
     Management fee allocations                                        64,352            46,918
     Incentive fee allocations                                         13,932                --
     Professional and administrative
       expenses                                                        18,000            25,377
                                                                     --------         ---------
                                                                      289,336           269,713
                                                                     --------         ---------
           Net Income (Loss)                                         $555,543         $(114,441)
                                                                     ========         =========

Aggregate Income (Loss)
   Allocated to General Partners                                     $ 33,362         $  (4,356)

Aggregate Income (Loss)
   Allocated to Limited Partners                                     $522,181         $(110,085)

Net Income (Loss) per Limited
   Partnership Unit (Average)                                        $  16.12         $   (5.24)

See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)
                            Statements of Cash Flows

                                                                           Three Months Ended March 31,
                                                                          1998                 1997
                                                                        ---------          -----------
Cash flows from operating activities:

Net Income (Loss)                                                       $ 555,543          $  (114,441)

Adjustments to reconcile net Income (Loss) to net cash provided by operating activities:

   Net unrealized gain (loss) on open contracts                           207,576             (687,918)

(Increase) decrease in operating assets:

   U. S. Treasury obligation                                             (246,832)          (1,482,484)
   Investments in commodities fund                                       (443,783)            (312,974)
   Unrealized gain (loss) on open futures and
     options contracts                                                   (420,771)           1,326,860
   Market Value of open option contracts                                    1,670              499,100
   Other Assets                                                               313                 (156)

Increase (decrease) in operating liabilities:

   Accrued management fees                                                  2,661                7,031
   Accrued incentive fees                                                  12,270              (32,849)
   Other accrued expenses                                                 (28,853)              22,850
   Amounts received for future subscriptions                                    6              202,435
   Redemptions payable                                                     44,149               96,957
                                                                        ---------          -----------

      Total Adjustments                                                  (871,594)            (361,148)
                                                                        ---------          -----------

Net Cash from (used in) in operating activities                          (316,051)            (475,589)

Cash Flows from (used in) financing activities:

  Net proceeds from sale of limited partnership units                     341,684            1,026,809
  Redemption of limited partnership units                                (124,849)            (129,529)
  Distribution to limited partners                                             --             (244,228)
  Contributions received from general partners                                 --                   --
                                                                        ---------          -----------

Net increase (decrease) in cash                                           (99,216)             177,463
Cash at the beginning of the year                                         155,155              108,554
                                                                        ---------          -----------
Cash at the end of the quarter                                          $  55,939          $   286,017
                                                                        =========          ===========

See accompanying notes to financial statements.

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)

                          Notes to Financial Statements

                                 March 31, 1998


(1)  Summary of Significant Accounting Policies

Organization

Ceres Fund, L.P. (the Partnership) is a Tennessee limited partnership organized on September 19, 1990 to engage in the speculative trading of commodities futures contracts and other commodity interests. Randell Commodity Corporation ("Randell") and RanDelta Capital Partners, L.P. ("RanDelta") are the general partners. Randell serves as the managing general partner and RanDelta serves as the financial general partner. Randell will act as commodity trading advisor with respect to the Partnership.

The Partnership solicited subscriptions for a maximum of 100,000 units of limited partnership interest at $105 per unit. During the initial offering period 13,471.6805 units were sold and the Partnership commenced trading commodity futures contracts on December 1, 1991. The Partnership continues to sell units as of the end of each month at the then average net asset value per unit plus a selling commission of 4% in accordance with the terms of the Limited Partnership Agreement, and can continue selling units until the maximum number of units offered have been sold. At March 31, 1998, a total of 59,285.5298 units have been sold, 1,861.9400 units have been distributed in lieu of a cash distribution, and 28,162.1240 units have been redeemed, leaving an outstanding balance at March 31, 1998, of 32,985.3458 units.

The general partners agreed to make a capital contribution of the lesser of $100,000 or 3% of total partnership capitalization and made an initial capital contribution of $45,000 and has made additional capital contributions during the period of $55,000 to meet its investment commitment in the Partnership. In no event will the general partners' interest in the Partnership be less than 1% of total partnership capitalization.

Income and expenses of the Partnership (excluding the Management Allocation and Incentive Allocation) will be allocated pro rata among the partners based on their respective capital accounts as of the beginning of the month in which the items of income and expense accrue, except that limited partners have no liability for partnership obligations in excess of his or her capital account, including earnings. The Management Allocation and Incentive Allocation are allocated to the Limited Partners only in accordance with the terms of the Limited Partnership Agreement.


The Partnership is not liable for any organizational and offering expenses in connection with the issuance and distribution of the units. Refco, Inc., the Partnership's commodity broker, paid the organizational expenses of the Partnership and the expenses of offering the units to the public. The Partnership will not reimburse Refco, Inc. for any portion of the costs so incurred and will not be liable for any such costs at any time.

Units may not be redeemed during the first six months after they are purchased. Thereafter, limited partners may redeem their units at the redemption net asset value per unit as of the end of any calendar quarter upon ten days written notice to the managing general partner. The redemption charge will be based on the redemption net asset value on all units redeemed as more fully described in the offering prospectus.

Under the terms of the partnership agreement, the Partnership will terminate on the earlier of December 31, 2020, or the occurrence of certain events as more fully described in the Limited Partnership Agreement.

Valuation of Futures Contracts

Open commodity futures contracts are valued at market daily and unrealized gains and losses are reflected in income.

Income Taxes

No provision for income taxes has been made in the accompanying financial statements since, as a partnership, income and losses for tax purposes are allocated to the partners for inclusion in their respective tax returns.

(2)  Management Agreement

The Partnership has entered into a Management Agreement in consideration of and as compensation for the services to be rendered by the General Partners and trading advisors. The Partnership will pay to the general partners a monthly Management Allocation equal to 1/3 of 1% (4% per annum) of the adjusted net asset value of units at month end, plus a quarterly Incentive Allocation of 15% of any net new appreciation in the adjusted net asset value of units for the quarter. During the three months ended March 31, 1998, management fees totaled $64,352 and incentive fees totaled $13,932.

(3)  Customer Agreement with Refco, Inc.

The Partnership entered into a customer agreement with Refco, Inc. (Refco), pursuant to which the Partnership deposits its assets in a commodity trading account with Refco who executes trades on behalf of the Partnership. The Partnership agrees to pay such brokerage and commission charges and fees as Refco may establish and charge from time to time. During 1998, Refco charged the Partnership commissions on commodity trades at the rate of $32.50 per round-turn. Total commissions charged to the Partnership by Refco during this three month period were $184,649. The Partnership earns interest on 80% of the average daily equity maintained as cash in the Partnership's trading account at a rate equal to the average yield on 13-week United States Treasury Bills. Total interest earned by the Partnership from this source during this three month period amounted to $83,131.

(4)  Related Parties

The sole shareholder of the parent of the managing General Partner is an active partner in the law firm which is the counsel to the Partnership, the General Partners, the Memphis branch of Refco and the Partnership's commodity broker.

(5)  Distribution to Limited Partners.

On January 16, 1997, the General Partner declared a distribution to the limited partners equal to the difference between the December 31, 1996 net asset value per unit and $210 per unit. This distribution, totaling $244,228 in cash and 1,861.94 in units, resulted in each unit holder having a net asset value of $210 per unit on January 1, 1997.


(6) Calculation of Net Income (Loss) per Limited Partnership Unit

The Net Income (Loss) per Limited Partnership Unit for the period from January 1, 1998 through March 31, 1998 of $16.12 was calculated by dividing the Aggregate Income (Loss) Allocated to Limited Partners of $522,181 by the Average Units outstanding between December 31, 1997 and March 31, 1998 (32,391.3316 Units).

The Net Income (Loss) per Limited Partnership Unit for the period from January 1, 1997 through March 31, 1997 of $(5.24) was calculated by dividing the Aggregate Income (Loss) Allocated to Limited Partners of $110,085 by the Average Units outstanding between December 31, 1996 and March 31, 1997 (20,999.0393 Units).

                                CERES FUND, L.P.
                        (A Tennessee Limited Partnership)
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                      for the Quarter Ended March 31, 1998.

RESULTS OF OPERATIONS

The Three Months Ended March 31, 1998, compared to the Three Months Ended March 31, 1997.

Trading results were more profitable during the three months ended March 31, 1998, as compared to the same period in 1997. The Partnership had income from trading activities of $844,879 for the three months ended March 31, 1998, as compared to income from trading activities of $155,272 for the three months ended March 31, 1997. The gains during this period are primarily attributable to gains in connection with the trading of grain contracts. As a result of such gains from trading activities, the Partnership had a net income of $555,543 for the three months ended March 31, 1998, compared to net loss of $114,441 for the same period in 1997; and a net income per limited partnership Unit of $16.12 for the three months ended March 31, 1998, compared to a net loss per limited partnership Unit of $5.24 for the same period in 1997.

                          RANDELL COMMODITY CORPORATION
               (A WHOLLY-OWNED SUBSIDIARY OF RANDELL CORPORATION)

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Randell Commodity Corporation:


We have audited the accompanying balance sheets of Randell Commodity Corporation (a wholly-owned subsidiary of Randell Corporation) as of December 31, 1997 and 1996. These balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Randell Commodity Corporation as of December 31, 1997 and 1996, in conformity with generally accepted accounting principles.





March 13, 1998

                          RANDELL COMMODITY CORPORATION
               (A WHOLLY-OWNED SUBSIDIARY OF RANDELL CORPORATION)
                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


                                                                        1997                1996
                                                                     -----------          ----------

                  Assets
Current assets:
    Cash                                                             $        --               3,953
    Accounts receivable - affiliate                                       21,595              31,366
    Due from related party                                               244,610             100,000
    Commodity futures trading account                                    154,004             165,681
                                                                     -----------          ----------
                  TOTAL CURRENT ASSETS                                   420,209             301,000
Investment in commodity partnerships (note 2)                             21,584              19,278
Property and equipment, net (notes 3 and 4)                              412,864             432,221
                                                                     -----------          ----------
                  TOTAL ASSETS                                       $   854,657             752,499
                                                                     ===========          ==========

                  LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
    Cash overdraft                                                   $       230                  --
    Accounts payable and accrued expenses                                 32,811               6,091
    Current installments of long-term debt (note 4)                       49,632              50,769
    Due to affiliate                                                       4,475               4,475
                                                                     -----------          ----------
                  TOTAL CURRENT LIABILITIES                               87,148              61,335
Long-term debt, excluding current
    installments (note 4)                                                194,305             150,028
                                                                     -----------          ----------
                  TOTAL LIABILITIES                                      281,453             211,363
                                                                     -----------          ----------
STOCKHOLDER'S EQUITY:
    Common stock, $1 par value, 100,000 shares
       authorized, 1,033 shares issued and outstanding                     1,033               1,033
    Additional paid-in capital                                         1,227,041           1,227,041
    Accumulated deficit                                                 (654,870)           (686,938)
                                                                     -----------          ----------
                  TOTAL STOCKHOLDER'S EQUITY                             573,204             541,136
                                                                     -----------          ----------
                  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY         $   854,657             752,499
                                                                     ===========          ==========

See accompanying notes to balance sheets.

                          RANDELL COMMODITY CORPORATION
               (A WHOLLY-OWNED SUBSIDIARY OF RANDELL CORPORATION)

                             NOTES TO BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996


(1)      SUMMARY OF SIGNIFICANT POLICIES

         Randell Commodity Corporation (the Company) is a wholly-owned subsidiary of Randell Corporation. The Company is a registered commodity trading adviser and commodity pool operator. The Company also owns and operates a ranch located in Mississippi.

         The following sets forth the Company's significant accounting policies.

         COMMODITY FUTURES TRADING ACCOUNT

         The Company's commodities futures trading account is reported at fair value. These funds are invested in a customer's segregated account under the Commodities Exchange Act.

         INVESTMENT IN PARTNERSHIPS

         During 1997, the Company was the general partner in two commodity partnerships. The Company accounts for its interest in these partnerships using the equity method of accounting. In addition to serving as general partner, the Company receives management fees from these partnerships.

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated over their estimated lives using straight-line and accelerated methods.

         INCOME TAXES

         Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                          RANDELL COMMODITY CORPORATION
               (A WHOLLY-OWNED SUBSIDIARY OF RANDELL CORPORATION)

                             NOTES TO BALANCE SHEETS


         MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RECENT PRONOUNCEMENT

         Effective December 31, 1997, the Partnership adopted the provisions of Statement of Financial Accounting Standards No. 129, "Disclosure of Information About Capital Structure." This statement specifies the disclosure requirements about the capital structure of an entity that has issued securities addressed by the statement. The adoption of this statement did not have a material effect on the balance sheets.

(2)      INVESTMENT IN COMMODITY PARTNERSHIPS

         The following is a summary of the Company's investment in commodity partnerships:

                                                         1997              1996
                                                      ----------        ---------

                   The Pyramid Fund, L.P.             $    5,451            5,144
                   RanDelta Capital Partners, L.P.        13,993           14,134
                   Ceres Fund, L.P.                        2,140               --
                                                      ----------        ---------
                                                      $   21,584           19,278
                                                      ==========        =========

         The following summarizes the aggregate assets and liabilities of the partnerships for which the Company serves as a general partner at December 31, 1997 and 1996:

                                                         1997              1996
                                                      ----------        ---------

                    Assets                            $8,327,220        6,594,240
                    Liabilities                          173,899          148,480
                                                      ----------        ---------
                                                      $8,153,321        6,445,760
                                                      ==========        =========

         As a general partner, the Company is contingently liable for liabilities of the partnerships.

                          RANDELL COMMODITY CORPORATION
               (A WHOLLY-OWNED SUBSIDIARY OF RANDELL CORPORATION)

                             NOTES TO BALANCE SHEETS


         (3)    PROPERTY AND EQUIPMENT

         The following is a summary of property and equipment at December 31, 1997 and 1996:

                                                                                1997            1996
                                                                              --------         -------
                    Farmland                                                  $351,972         351,972
                    Farm buildings and improvements                             89,115          88,577
                    Farm machinery and equipment                               109,672         102,553
                    Trucks and autos                                            53,182          53,182
                    Computer and office equipment                               55,070          54,019
                                                                              --------         -------
                                                                               659,011         650,303
                    Less accumulated depreciation                              246,147         218,082
                                                                              --------         -------
                                                                              $412,864          32,221
                                                                              ========         =======

(4)      LONG-TERM DEBT

         The following is a summary of long-term debt at December 31, 1997 and 1996:

                                                                                1997            1996
                                                                              --------         -------
                    Mortgage note payable in monthly installments of
                      $3,425, including interest at 9%, with a maturity
                      date of October 2000, secured by real property          $197,348         132,681
                    9.75% note payable due in monthly
                      installments of $714 through
                      August 1999, secured by an
                      automobile                                                10,050          17,258
                    8.25% note payable due in monthly installments of
                      $573 through February 1998, secured by an
                      automobile                                                   573           6,880
                    10.40% note payable due in yearly installments of
                      $11,444 through March 2001, secured by farm
                      equipment                                                 35,966          43,978
                                                                              --------         -------
                                                                               243,937         200,797
                    Less current installments                                   49,632          50,769
                                                                              --------         -------
                                                                              $194,305         150,028
                                                                              ========         =======

                          RANDELL COMMODITY CORPORATION
               (A WHOLLY-OWNED SUBSIDIARY OF RANDELL CORPORATION)

                             NOTES TO BALANCE SHEETS

         Maturities of long-term debt at December 31, 1997 are as follows:

                    1998                               $ 49,632
                    1999                                 47,163
                    2000                                 49,367
                    2001                                 54,097
                    2002                                 43,678
                                                       --------
                                                       $243,937
                                                       ========

(5)      OFF-BALANCE-SHEET RISK

         In the normal course of business, the Company enters into transactions in financial instruments with off-balance-sheet risk. These financial instruments include financial futures contracts and option contracts. Futures contracts provide for the delayed delivery of commodities, which the seller agrees to make delivery at a specified future date, at a specified price. Futures contracts and options on such contracts are held for trading and arbitrage purposes. The notional value of these contracts reflects the extent of involvement the Company has in particular types of contracts. Risk arises from movements in commodities' values. At December 31, 1997, the underlying notional value of open contract commitments were long $-0- and short ($55,020).

         The Company trades in a variety of futures and options financial instruments, and all open positions are reported at market. The average market value of open commodity financial instruments, and the year-end market value of open commodities are as follows:

                                                     AVERAGE MARKET VALUE       MARKET VALUE
                                                       OF OPEN POSITIONS     OF OPEN POSITIONS AT
                                                          DURING 1997         DECEMBER 31, 1997
                                                          -----------         -----------------
         Assets (Long Positions)                            $ 967                      --
         Liabilities (Short Positions)                       (967)                    100

(6)      RELATED PARTY TRANSACTIONS

         At December 31, 1997 and 1996, the Company was due approximately $244,610 and $100,000, respectively, from Randell Corporation. At December 31, 1997 and 1996 the Company, as general partner of Ceres Fund L.P. (the Fund), was due approximately $22,000 and $31,000, respectively, from the Fund.

                         RANDELTA CAPITAL PARTNERS, L.P.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT



The Partners
RanDelta Capital Partners, L.P.:


We have audited the accompanying balance sheets of RanDelta Capital Partners, L.P. as of December 31, 1997 and 1996. These balance sheets are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of RanDelta Capital Partners, L.P. as of December 31, 1997 and 1996, in conformity with generally accepted accounting principles.





March 13, 1998

                         RANDELTA CAPITAL PARTNERS, L.P.

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996



                                                         1997                1996
                                                     -----------          ----------
                        ASSETS
CURRENT ASSETS:
         Cash                                        $     7,861               2,157
         Fees receivable                                     831              16,425
         Due from affiliates                              33,975              33,975
                                                     -----------          ----------
      TOTAL CURRENT ASSETS                                42,667              52,557
Investment in partnership (note 3)                       397,328             417,731
                                                     -----------          ----------
                                                     $   439,995             470,288
                                                     ===========          ==========

      LIABILITIES AND PARTNERS' EQUITY
LIABILITIES - distribution payable                   $       823              16,260
                                                     -----------          ----------
PARTNERS' EQUITY:
         General partners                                 13,993              14,134
         Limited partners (note 2)                     1,175,179           1,189,894
                                                     -----------          ----------
                                                       1,189,172           1,204,028
         Less:  note receivable (note 2)                (750,000)           (750,000)
                                                     -----------          ----------
      TOTAL PARTNERS' EQUITY                             439,172             454,028
                                                     -----------          ----------
      TOTAL LIABILITIES AND PARTNERS' EQUITY         $   439,995             470,288
                                                     ===========          ==========


         See accompanying notes to balance sheets.

                         RANDELTA CAPITAL PARTNERS, L.P.

                             NOTES TO BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996



(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION

         RanDelta Capital Partners, L.P. (RanDelta) is a Tennessee limited partnership organized on September 19, 1990. Randell Commodity Corporation is the general partner of RanDelta. The partnership agreement requires that the net income of the partnership be allocated on a pro rata basis to the limited and general partners based on their capital contributions.

         RanDelta was formed to serve as the financial general partner of CERES Fund, L.P. (CERES), a limited partnership involved in speculative commodities and futures trading, which commenced operations on December 1, 1991.

         INCOME TAXES

         No provision for income taxes has been made in the accompanying balance sheets since, as a partnership, income and losses for tax purposes are allocated to the partners for inclusion in their respective tax returns.

         MANAGEMENT ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         RECLASSIFICATION

         Certain 1996 amounts have been reclassified to conform to 1997 presentation.

                                   EXHIBIT "A"

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                                CERES FUND, L.P.

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
                                   ARTICLE I
                                  DEFINITIONS....................................  1

                                   ARTICLE II
                FORMATION, NAME AND PRINCIPAL PLACE OF BUSINESS
2.01  Formation..................................................................  5
2.02  Name.......................................................................  5
2.03  Principal Office...........................................................  5
2.04  Address of Limited Partners................................................  5
2.05  Registered Agent and Registered Office.....................................  5

                                  ARTICLE III
                             PURPOSE OF PARTNERSHIP
3.01  Purpose....................................................................  5
3.02  Powers.....................................................................  5
3.03  Limitations................................................................  5

                                   ARTICLE IV
                              TERM OF PARTNERSHIP................................  6

                                   ARTICLE V
                             CAPITAL CONTRIBUTIONS
5.01  Limited Partners...........................................................  6
5.02  General Partner............................................................  7
5.03  Interest On Contributions..................................................  7
5.04  Capital Accounts...........................................................  7
5.05  Sale of Units..............................................................  7
5.06  Manner of Sale.............................................................  8

                                   ARTICLE VI
               ALLOCATION OF PROFITS AND LOSSES AND DISTRIBUTIONS
6.01  Monthly Allocations-Profit or Loss.........................................  9
6.02  Distributions.............................................................  13

                                  ARTICLE VII
                           STATUS OF LIMITED PARTNERS
7.01  Liability.................................................................  14
7.02  Defaults..................................................................  14
7.03  Management................................................................  14
7.04  Withdrawals...............................................................  14
7.05  Limitation on Right to Indemnification....................................  15
7.06  Additional Information....................................................  15

                                  ARTICLE VIII
                           STATUS OF GENERAL PARTNER
8.01  Responsibility............................................................  15
8.02  Rights and Powers.........................................................  15
8.03  Limitations...............................................................  16
8.04  Time Devoted to Business..................................................  16
8.05  Scope of Liability and Indemnity..........................................  16
8.06  Compensation and Reimbursement............................................  18

8.07  Tax Matters Partner.......................................................  19
8.08  Managing General Partner..................................................  19

                                   ARTICLE IX
                          COVENANTS OF GENERAL PARTNER
9.01  Tax Classification........................................................  19
9.02  Records, Books of Accounts and Reports to Limited Partners................  19
9.03  Bank Accounts and Other Assets............................................  20
9.04  Tax Returns...............................................................  20
9.05  Brokerage Fees............................................................  20
9.06  Incentive Fees and Other Compensation.....................................  20

                                   ARTICLE X
                        TRANSFER AND REDEMPTION OF UNITS
10.01  General Prohibition on Transfer..........................................  21
10.02  Redemption...............................................................  22
10.03  Designation of Substituted Limited Partners..............................  23
10.04  Effect of Assignment.....................................................  23
10.05  Death, Incapacity or Bankruptcy of Limited Partner.......................  23

                                   ARTICLE XI
                               POWER OF ATTORNEY
11.01  Designation..............................................................  24
11.02  Special Provisions.......................................................  24

                                  ARTICLE XII
                          CESSATION OF GENERAL PARTNER
12.01  Cessation................................................................  25
12.02  Transfer.................................................................  25
12.03  Withdrawal...............................................................  25
12.04  Removal..................................................................  25
12.05  Partnership Continues....................................................  26
12.06  Election of New General Partners.........................................  26
12.07  Surrender of Interest....................................................  26

                                  ARTICLE XIII
                          DISSOLUTION AND TERMINATION
13.01  Dissolution of Partnership...............................................  26
13.02  Termination..............................................................  27
13.03  Distribution Upon Dissolution............................................  27
13.04  Possibility of Economic Loss.............................................  28

                                  ARTICLE XIV
                                   AMENDMENTS
14.01  Permitted Amendments.....................................................  28
14.02  Prohibited Amendments....................................................  28

                                   ARTICLE XV
                       CONTRACTS WITH AFFILIATED PERSONS
15.01  General..................................................................  29
15.02  Limitation on Affiliated Person..........................................  30

                                  ARTICLE XVI
                   MEETINGS OF AND ACTION BY LIMITED PARTNERS

16.01  Notice of Meetings.......................................................  30
16.02  Quorum, Adjournment......................................................  30
16.03  Proxy, Telephone Attendance..............................................  30
16.04  Voting...................................................................  30
16.05  Written Consent..........................................................  30

                                  ARTICLE XVII
                               OUTSIDE ACTIVITIES...............................  31

                                 ARTICLE XVIII
                                 MISCELLANEOUS
18.01  Addresses and Notices....................................................  31
18.02  Captions.................................................................  31
18.03  Entire Agreement.........................................................  31
18.04  Tax Elections............................................................  31
18.05  Governing Law............................................................  31
18.06  Binding Effect...........................................................  31
18.07  Identification...........................................................  32
18.08  Severability.............................................................  32
18.09  Counterparts.............................................................  32


Schedule A - List of Limited Partners
Schedule B - Form of Redemption Request

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                CERES FUND, L.P.


     THIS AGREEMENT made and entered into as of the 19th day of September, 1990 by and among RANDELTA CAPITAL PARTNERS, L.P., a Tennessee limited partnership (the "Financial General Partner"), RANDELL COMMODITY CORPORATION, a Tennessee corporation (the "Managing General Partner", and collectively with the Financial General Partner, the "General Partner"), and the person(s) executing this Agreement as limited partner(s) (collectively the "Limited Partner(s)") of CERES FUND, L.P. (the "Partnership").


                               W I T N E S S E T H :

     WHEREAS, the parties hereto desire to form a limited partnership under the Act (as defined below), and

     WHEREAS, the parties hereto desire to provide for the governance of the limited partnership and to set forth in detail their respective rights and duties relating to the limited partnership;

     NOW, THEREFORE, in consideration of the mutual promises made herein, the parties, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     1.01 As used herein, the following terms shall have the meaning ascribed thereto below:

     "Act" shall mean the Tennessee Revised Uniform Limited Partnership Act (pursuant to Tennessee Code Annotated Section 61-2-101 et seq. or as amended from time to time).

     "Adjusted Asset Value" shall mean, except as set forth below, the total assets of the Partnership less its liabilities, determined in accordance with generally accepted accounting principles, including any unrealized profits and any unrealized losses on its open futures and options positions. More specifically, the Adjusted Asset Value of the Partnership shall equal the sum of all cash, United States Treasury bills and other securities (valued at cost plus accrued interest), the liquidating value (or cost of liquidation, as the case may be) of all futures and options positions and the fair market value of all other assets of the Partnership, less all liabilities of the Partnership (including accrued liabilities irrespective of whether such liabilities may, in fact, never be paid), in each case as determined by the General Partner in accordance with generally accepted accounting principles, except as described herein; provided, however, that Adjusted Asset Value shall not include (i) a reduction for the Management Allocation for the month of determination, (ii) a reduction for the Incentive Allocation for the quarter of determination, and (iii) any unamortized organizational and offering expenses and related liabilities of the Partnership. The liquidating value of a futures contract or option traded on a United States exchange shall be based upon the settlement price on the exchange on which the particular futures contract or option is traded by the Partnership; provided that if a contract could not be liquidated on the day with respect to which Adjusted Asset Value is being determined, due to the operation of daily limits or other rules of the exchange upon which that contract is traded or otherwise, the settlement price on the first subsequent day on which the contract could be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the General Partner may deem fair and reasonable. The liquidating value of a futures or option contract not traded on a United States exchange shall mean its liquidating value as determined by the General Partner on a basis consistently applied for each different variety of contract. In calculating unrealized profit or loss on an open futures position, the commission, if any, which would be incurred in liquidating the open position shall not be taken into account, nor shall any accrued brokerage fees.

     "Adjusted Capital Account Deficit" shall mean, with respect to any Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

          (i) Credit to such Capital Account for any amounts which such Limited Partner is obligated to restore pursuant to the provisions of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-1T(b)(4)(iv)(f) and 1.704-1T(b)(4)(iv)(h)(5); and

          (ii) Debit to such Capital Account for the items described in Sections 1.704-1(b)(2)(ii)(b)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704- 1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     "Affiliated Persons" shall mean any person performing services on behalf of the Partnership who (i) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (ii) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (iii) is an officer or director of the General Partner; or (iv) if the General Partner is an officer, director, partner or trustee, is any company for which the General Partner acts in any such capacity.

     "Agreement" shall mean this Agreement of Limited Partnership, as amended, modified, supplemented or restated from time to time.

     "Average Net Asset Value per Unit" shall mean, with respect to Units purchased during the Continuous Offering, the result determined on the last day of the month preceding the entry of the Limited Partner to the Partnership by dividing (A) the difference between (i) the result determined under Section 6.01(a)(2)(A), and (ii) the sum of (a) the aggregate of the Management Allocation chargeable to all Units during such preceding month, and (b) if such month is the ending month of a calendar quarter, the aggregate Incentive Allocation, if any, chargeable to all Units as of the end of such quarter, by (B) the number of Units outstanding at the end of such preceding month.

     "Capital Account" shall mean the accounts established pursuant to Section
     5.04 hereof.

     "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, as determined under the Code, including gain or loss required to be taken into account pursuant to Section 1256 of the Code.

     "Code" shall mean the Internal Revenue Code of 1986, as amended (or any corresponding provisions of succeeding law).

     "Commodity Broker" shall mean Refco, Inc., and its successors or the party or parties then acting in such capacity.

     "CFTC" shall mean the Commodity Futures Trading Commission.

     "Continuous Offering" shall mean the period following the Initial Closing Date during which the Partnership will offer Units for sale as of the first business day of each month at the then current Average Net Asset Value per Unit, plus the 5% Sales Commission.

     "Financial General Partner" shall mean RANDELTA CAPITAL PARTNERS, L.P., and its successors or the party or parties then acting in such capacity, as provided in Section 8.08(b) hereof.

     "General Partner" shall mean RANDELTA CAPITAL PARTNERS, L.P., a Tennessee limited partnership, and RANDELL COMMODITY CORPORATION, a Tennessee corporation, and their successors or the party or parties then acting in such capacity.

     "Initial Closing Date" shall mean the date occurring at or prior to the end of the Initial Offering Period when the General Partner has accepted subscriptions for the purchase of at least 10,000 Units and terminated the Initial Offering Period.

     "Initial Offering Period" shall mean the period extending to May 31, 1991 (or 90 days thereafter, if extended in the discretion of the General Partner) during which the General Partner must accept subscriptions for the purchase of at least 10,000 Units.

     "Incentive Allocation" shall mean the quarterly special allocation to the General Partner under Section 6.01(b)(2) hereof, equal to 15% of Net New Appreciation with respect to each Unit as of the end of the calendar quarter of determination. The Incentive Allocation shall be calculated and credited to the General Partner's Capital Account each quarter.

     "Limited Partners" shall mean the parties who acquire Units and are admitted to the Partnership as limited partners (except the "Original Limited Partner", as such), and any party admitted as a substituted limited partner as provided herein.

     "Management Allocation" shall mean the monthly special allocation to the General Partner under Section 6.01(b)(1) hereof equal to 1/3% (4% per annum) of the Adjusted Asset Value of the Partnership attributable to Units owned by the Limited Partners, as determined pursuant to Section 6.01(a)(2)(A), as of the end of the calendar month of determination, calculated without reduction for distributions and/or redemptions during such month. The Management Allocation shall be calculated and credited to the General Partner's Capital Account each month.

     "Managing General Partner" shall mean RANDELL COMMODITY CORPORATION, and its successors or the party or parties then acting in such capacity, as provided in Section 8.08(a) hereof.

     "Net Asset Value" shall mean Adjusted Asset Value reduced by the aggregate Management Allocation chargeable to all Units for the month of determination, and the aggregate Incentive Allocation chargeable to all Units for the quarter of determination.

     "Net Asset Value per Unit" shall mean, with respect to each Limited Partner's respective Units, the figure determined pursuant to the calculation set forth in Section 6.01(a)(2) hereof.

     "Net New Appreciation" shall mean the excess, if any, of (A) the Adjusted Asset Value with respect to such Unit, as determined in accordance with
     Section 6.01(a)(2)(C), reduced by the Management Fee allocable to such Unit under Section 6.01(a)(2)(D) for the month of determination, over (B) the highest Net Asset Value per Unit attained by such Unit as of the end of any prior quarter, plus all distributions and/or redemptions during such quarter and all distributions made during any prior quarter with respect to such Unit.

     "Original Limited Partner" shall mean the person consenting to be the initial Limited Partner of the Partnership for purposes of the formation of the Partnership under Tennessee law.

     "Partners" shall mean both the General Partner and the Limited Partners.

     "Partnership" shall mean the limited partnership hereby formed.

     "Partnership Percentage Interest" shall mean, with respect to any Partner, the ratio of his Capital Account as of any Valuation Date to the aggregate of the Capital Accounts of all Partners as of such date.

     "Principal Office" shall mean 889 Ridge Lake Boulevard, Suite 320, Memphis, Tennessee 38120.

     "Redemption Fee" shall mean the fee charged to Limited Partners who redeem Units prior to a specified date, as provided in Section 10.02 hereof.

     "Redemption Date" shall mean any date for redemption of Units as provided in Section 10.02 hereof.

     "Redemption Net Asset Value per Unit" shall mean, with respect to each Limited Partner's respective Units, the figure determined pursuant to the calculation set forth in Section 6.01(a)(2) hereof, except that in calculating the Adjusted Asset Value of the Partnership under Section 6.01(a)(1) hereof, unrealized profit or loss on an open futures position shall be determined by also subtracting the commission, if any, which would be incurred in liquidating the open futures position, as well as any accrued brokerage fees .

     "Registered Agent" shall mean John W. McArtor.

     "Registered Office" shall mean 889 Ridge Lake Boulevard, Suite 320, Memphis, Tennessee 38120.

     "Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Sales Commission" shall mean (A) during the Initial Offering, $5 per Unit payable to those Selling Agents who sell Units during the Initial Offering Period, and (B) during the Continuous Offering, 5% of the Average Net Asset Value per Unit, payable to Selling Agents until August 31, 1991, and thereafter to the Managing General Partner to compensate it for bearing (or causing others to bear) all expenses related to the Continuous Offering. The General Partner, in its discretion, may (i) remit a portion of the Sales Commission it receives during the Continuous Offering to those Selling Agents who participate in the sale of Units during the Continuous Offering, or (ii) waive or reduce all or any portion of the Sales Commission.

     "Selling Agents" shall mean those members of the National Association of Securities Dealers, Inc. as may participate in the sale of Units hereunder.

     "Special Redemption Date" shall mean the date for special redemptions of Units as provided in Section 10.02 hereof.

     "Tax Basis Account" shall mean the accounts established pursuant to Section 6.01(b)(4) hereof.

     "Unit" shall mean a unit of limited partnership interest in the Partnership, there being a maximum of 100,000 such Units.

     "Valuation Date" shall mean the last day of each month.


                                   ARTICLE II

                 FORMATION, NAME AND PRINCIPAL PLACE OF BUSINESS

     2.01 Formation. The Partners hereby form a limited partnership under the Act to carry on the business purposes provided for herein.

     2.02 Name. The name of the Partnership shall be as set forth in the initial paragraph hereof. The General Partner shall have the right and power from time to time to use a trade or fictitious name or to change the name of the Partnership, but shall give written notice of any change to all the Limited Partners.

     2.03 Principal Office. The Principal Office of the Partnership shall be the address identified in Section 1.01 hereof. The Partnership may relocate such office from time to time, or may have such additional offices, as the General Partner may determine, but the General Partner shall give written notice of any relocation to all the Limited Partners.

     2.04 Address of Limited Partners. The address of a Limited Partner shall be that stated after his name on the Subscription Agreement executed by him. A Limited Partner may change his address by written notice to the Partnership, which notice shall become effective upon receipt. The name, address, initial capital contribution and number of Units purchased by each Limited Partner shall be set forth in Schedule A hereto, as amended from time to time, which is made a part hereof as fully as if set forth herein.

     2.05 Registered Agent and Registered Office. The Registered Agent and Registered Office required pursuant to the Act shall be as identified in
     Section 1.01 hereof. The Partnership may change the Registered Agent or the Registered Office from time to time, as the General Partner may determine, but the General Partner shall give written notice of any change to all Limited Partners.


                                   ARTICLE III

                             PURPOSE OF PARTNERSHIP

     3.01 Purpose. The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of forward contracts, futures contracts for commodities, financial instruments and currencies, any rights pertaining thereto and any options thereon or on physical commodities, and to engage in all activities necessary or incidental thereto. The Partnership may also engage in "hedge", arbitrage and cash trading of commodities, futures and options. The objective of the Partnership's business is the appreciation of its assets through speculative trading.

     3.02 Powers. Subject to the terms of this Agreement, the Partnership shall be authorized to engage in any and all activities related or incidental to any of its purposes.

     3.03 Limitations. Notwithstanding anything herein to the contrary, the Partnership shall not:

          (a) Make any loans;

          (b) Commingle funds of the Partnership with the funds of any other person (provided, however, that deposit of funds with a commodity broker, clearinghouse or forward dealer shall not be deemed to constitute "commingling" for these purposes);

          (c) Permit any person to receive, directly or indirectly, any advisory, management or incentive fees or profit-sharing allocation from the Partnership for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership;

          (d) Permit any rebates or give-ups to be received, directly or indirectly, from the Partnership by any of the General Partner, any trading advisor, the Commodity Broker or any of their Affiliated Persons, including any reciprocal business arrangements which may circumvent such prohibitions;

          (e) Enter into an exclusive (as opposed to nonexclusive) customer agreement with any Commodity Broker;

          (f) Enter into any agreement covering a period in excess of one year;

          (g) Employing the trading technique commonly known as "pyramiding", in which a speculator uses unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same futures contract;

          (h) Permit any sponsor to directly or indirectly pay or award any commissions or other compensation to any person engaged to sell Units or give investment advice to a potential participant; provided, however, that this clause shall not prohibit the payment to a registered broker/dealer or other properly licensed person of normal sales commissions for selling Units; and

          (i) Permit an Affiliate of any trading advisor or manager of the Partnership to share or participate, directly or indirectly, in any commodity brokerage commissions paid by the Partnership.


                                   ARTICLE IV

                               TERM OF PARTNERSHIP

     The Partnership shall commence on the filing of a Limited Partnership Certificate in the appropriate public office and shall continue until December 31, 2020 unless sooner terminated by operation of law, or as otherwise provided herein.

                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

     5.01 Limited Partners.

          (a) The Limited Partners shall contribute capital to the Partnership by purchasing up to 100,000 Units. The Partnership may issue whole or fractional Units in the discretion of the General Partner. During the Initial Offering Period, a Limited Partner shall contribute $105 (including the Sales Commission) to the Partnership for each Unit purchased. Limited Partners purchasing Units during the Continuous Offering shall contribute to the Partnership for each Unit purchased an amount equal to the Average Net Asset Value per Unit as of the close of business on the last day of the month preceding the effective date of such purchase, plus the 5% Sales Commission (provided that the General Partner shall have discretion to waive or reduce all or any portion of the Sales Commission).

          (b) Payment for Units shall be made in the form of a lump-sum cash payment upon submission of an executed subscription agreement. For Units purchased during the Continuous Offering, such payment must be received by the Partnership not later than the fifth day prior to the end of the calendar month in order for a subscriber to be admitted on the first business day of the next calendar month.

          (c) The Original Limited Partner shall contribute $100 to the capital of the Partnership upon formation hereof. Following the admission of the investor Limited Partners, the Original Limited Partner shall withdraw from the Partnership and his previous capital contribution of $100 shall be returned to him. The Original Limited Partner shall have no interest in profits or other compensation by way of income by reason of his contribution.

     5.02 General Partner. As of the close of the Initial Offering Period, the General Partner shall immediately contribute to the capital of the Partnership, as a general partner's interest, the lesser of (i) $100,000, or (ii) an amount not less than that which is necessary to cause the General Partner's Capital Account to equal three percent (3%) of the total positive Capital Account balances of all Partners (taking the interests of the Managing General Partner and the Financial General Partner on an aggregate basis). So long as it is a General Partner of the Partnership, the General Partner shall maintain a minimum investment of not less than that amount necessary to cause the General Partner's Capital Account to equal one percent (1%) of the total positive Capital Account balances of all Partners (again taking the interests of the Managing General Partner and the Financial General Partner on an aggregate basis). The General Partner shall make any additional capital contributions necessitated by the purchase of Units during the Continuous Offering as soon as practicable, but in no event later than the fifteenth day of the month following the effective date of the purchase of such Units. The General Partner may contribute any greater amount to the Partnership as it in its sole discretion shall determine. The General Partner may withdraw any interest it may have as General Partner in excess of such required minimum investment. At all times during the term of the Partnership, the General Partner shall maintain an interest of at least one percent (1%) in each material item of Partnership income, gain, loss, deduction or credit. The General Partner or any officer or affiliate thereof may acquire Units, and to the extent that a General Partner purchases or becomes a transferee of any Units, the General Partner shall, as to the other Partners, be treated in all respects as a Limited Partner with respect to such Units.

     5.03 Interest On Contributions. No Partner shall be entitled to interest on any capital contributions.

     5.04 Capital Accounts.

          (a) A Capital Account shall be established on the books of the Partnership for each Partner. Notwithstanding anything to the contrary contained in this Agreement, the Capital Account of each Partner shall be determined and maintained throughout the full term of the Partnership in accordance with the capital accounting rules of Regulation Section 1.704-1(b)(2)(iv). In general, each Partner's Capital Account shall be credited with the amount of each Partner's contributions to the Partnership as and when made and with that Partner's share, determined as provided herein, of Partnership income, gains, and profits; each Partner's Capital Account shall be debited with his share, determined as provided herein, of Partnership losses and with the amount of all distributions made by the Partnership to that Partner.

          (b) Upon the transfer by any Partner of any part or all of his interest in the Partnership, the proportionate amount of his respective Capital Account, determined as provided herein, shall be transferred to the transferee of such interest; provided, however, that no transfer of any Units of interest in the Partnership shall, in and of itself and to the extent permitted by law, relieve the transferor of any obligation to the Partnership, including, but not limited to, any such transferor's obligation to contribute to the capital of the Partnership.

          (c) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Section 14.03 hereof upon the dissolution of the Partnership.

     5.05 Sale of Units. The General Partner is hereby authorized to raise capital for the Partnership by purchasing for itself or by offering and selling up to 100,000 Units and by admitting the purchasers of same as Limited Partners. No sale of Units shall be consummated unless the Partnership has received and accepted subscriptions for the purchase of at least 10,000 Units prior to the close of the Initial Offering Period (including extensions). The proceeds of the subscriptions shall be deposited into the Partnership's interest bearing general bank account at National Bank of Commerce, Memphis, Tennessee, and held therein unless and until the Partnership has received and accepted subscriptions for at least 10,000 Units prior to the close of the Initial Offering Period (including extensions). At such time as the aforesaid conditions shall have been satisfied, the General Partner shall declare the Initial Closing Date, and the subscription proceeds shall be deposited into the Partnership's commodity trading account at the Commodity Broker and used by the General Partner for such other proper Partnership purposes as the General Partner shall determine. If for any reason whatsoever, the Partnership has not satisfied the aforesaid conditions prior to the close of the Initial Offering Period (including extensions), the General Partner shall terminate the offering and all moneys theretofore paid in for Units shall be refunded in full to the subscribers within 10 days, unless a subscriber wishing to purchase Units confirms his willingness to subscribe and agrees in writing to a further extension. Interest earned, if any, on such subscriptions during the Initial Offering Period shall be paid pro rata to each subscriber at the close of the Initial Offering Period, taking into account both the time and amount of the subscription. The General Partner may reject any subscription in whole or in part for any reason. All subscriptions are otherwise irrevocable by the subscriber, except as required by applicable state law.

     5.06 Manner of Sale. Subject to the provisions of Sections 5.01, 5.05 and this Section 5.06, the General Partner shall have sole and complete discretion in determining the terms and conditions of the offering and sale of Units, including the sale of Units during the Continuous Offering; provided, however, that the net proceeds to the Partnership of any such sales during the Continuous Offering Period shall be no less than the Average Net Asset Value per Unit then in effect, plus the 5% Sales Commission (unless the Sales Commission is waived or reduced in the discretion of the General Partner), and that the Partnership shall not pay any costs or expenses related to either its organization, the Initial Offering Period or the Continuous Offering. Subject to the provisions of this Section 5.06, if the initial 100,000 Units provided for in this Agreement are sold, the General Partner shall have sole and complete discretion to amend the Agreement to provide for a maximum of 400,000 additional Units for sale in the Continuous Offering. It is understood that the offering shall be made in a manner which is subject to the registration requirements of the Securities Act of 1933, as amended, and the General Partner is authorized and directed to do all things it deems necessary, convenient, appropriate or advisable in connection therewith, including but not limited to the preparation and filing on behalf of the Partnership of any required documents with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partner shall determine, and the execution or performance of agreements with underwriters or others concerning the marketing of Units on such basis and upon such terms as the General Partner shall determine. The General Partner, and not the Partnership, shall bear, or cause others to bear, all expenses related to the Continuous Offering, and as compensation the General Partner shall receive all or a portion of the Sales Commission with respect to Units sold during the Continuous Offering. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. A purchaser of the Units acknowledges by such purchase that the offering price of the Units during the Initial Offering Period has been determined arbitrarily by the General Partner and not by negotiations at arm's length.

                                   ARTICLE VI

               ALLOCATION OF PROFITS AND LOSSES AND DISTRIBUTIONS

     6.01 Monthly Allocations-Profit or Loss.

          (a) Monthly Allocations. As of the close of business (as determined by the General Partner) on the last day of each calendar month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

               (1) The Adjusted Asset Value of the Partnership shall be determined.

               (2) Each Limited Partner's respective Net Asset Value per Unit shall be calculated in the following manner:

                    (A) Step 1 - the aggregate Adjusted Asset Value allocable to Units owned by Limited Partners is determined by multiplying (i) the aggregate Adjusted Asset Value of the Partnership as of the end of the month of determination, by (ii) the ratio of (a) the aggregate Net Asset Value of all Units owned by Limited Partners at the beginning of the month of determination, to (b) the Net Asset Value of the Partnership at the beginning of the month of determination.

                    (B) Step 2 - the Adjusted Asset Value allocable to Units owned by each respective Limited Partner is determined by multiplying the result determined in Section 6.01(a)(2)(A) above by the ratio of (i) the aggregate Net Asset Value of the individual Limited Partner's respective Units at the beginning of the month of determination, to (ii) the aggregate Net Asset Value of all Units owned by Limited Partners at the beginning of the month of determination.

                    (C) Step 3 - the Adjusted Asset Value allocable to each Unit owned by a Limited Partner is determined by dividing the result in Section 6.01(a)(2)(B) above by the number of Units owned by the respective Limited Partner.

                    (D) Step 4 - the Management Allocation allocable to the General Partner shall be calculated and allocated against and among the Units owned by all Limited Partners in proportion to their respective Adjusted Asset Value as determined pursuant to Section 6.01(a)(2)(B)(C) above.

                    (E) Step 5 - if such month is the ending month of a calendar quarter, the Incentive Allocation (if any) allocable to the General Partner shall be calculated and allocated against those Units owned by Limited Partners which have achieved Net New Appreciation for the quarter of determination.

                    (F) Step 6 - the Net Asset Value per Unit for each Unit owned by a respective Limited Partner is determined by subtracting the Management Allocation and the Incentive Allocation allocable to each such Unit from the result determined under Section 6.01(a)(2)(C) above.

                    (G) In the event a Limited Partner acquires Units on different dates, for the purposes of this Article VI, such Limited Partner shall be treated as a separate Limited Partner with respect to the Units acquired on each such date.

               (3) The Net Asset Value of the General Partner's interest in the Partnership shall be determined by subtracting the aggregate Net Asset Value allocable to the Units owned by the Limited Partners from the Net Asset Value of the Partnership.

               (4)  The Average Net Asset Value per Unit shall be determined.

          (b) Federal Income Tax Allocations. Except as otherwise provided herein, as of the end of each fiscal year, the Partnership's income and expense and Capital Gain or Capital Loss shall be allocated among the Partners pursuant to the following subparagraphs for federal income tax purposes. Allocations of short-term Capital Gain or Loss and long-term Capital Gain or Loss (to the extent the federal income tax law distinguishes between long-and short-term Capital Gain or Loss) shall be pro rata.

               (1) The burden of the Management Allocation allocable to the General Partner shall be allocated against each Limited Partner's respective Units in accordance with Section 6.01(a)(2)(D) hereof.

               (2) The burden of the Incentive Allocation (if any) allocable to the General Partner shall be allocated against those Units which have experienced Net New Appreciation for the quarter of determination in accordance with Section 6.01(a)(2)(E) hereof.

               (3) Items of ordinary income and expense (excluding the Management Allocation and the Incentive Allocation), such as interest income and brokerage fees, shall be allocated pro rata among the Partners based on their respective Partnership Percentage Interests as of the beginning of each month in which the items of ordinary income and expense accrue.

               (4)  Capital Gain or Capital Loss shall be allocated as follows:

                    (A) There shall be established a Tax Basis Account with respect to each outstanding Unit. The initial balance of each Tax Basis Account shall be the amount paid to the Partnership for each Unit, respectively (and the amount of the General Partner's contribution as described in subparagraph (b)(6) below). As of the end of each fiscal year:

                         (i) Each Tax Basis Account shall be increased by the amount of income allocated to each Partner pursuant to subparagraph (b)(3) above and subclauses (B), (C) and (D) below.

                         (ii) Each Tax Basis Account shall be decreased by the
                              amount of expense or loss allocated to each Partner pursuant to subparagraph (b)(1), (2) and
                              (3) above and subclauses (B), (E) and (F) below and by the amount of any distribution received by each Partner with respect to the Unit or interest other than upon redemptions.

                        (iii) When a Unit is redeemed, the Tax Basis Account
                              attributable to such Unit (or redeemed portion of such Unit) shall be eliminated.

                    (B)  Except as otherwise provided in this Section 6.01(b)
                         (4), Capital Gain and Capital Loss realized during any calendar month shall be allocated to those Partners who were Partners during such month (including Partners who redeem Units as of the last day of such month).

                    (C) Notwithstanding subparagraph (B) hereof, each Partner who redeems a Unit on any Redemption Date shall be allocated Capital Gain, if any, realized on or prior to such Partner's Redemption Date, in excess of the Capital Loss allocable to such Partner under subparagraph (B) hereof, up to the amount of the excess if any, of the amount received upon redemption of the redeemed Unit over the Tax Basis Account maintained for such Unit (an "Excess") In the event the aggregate amount of Capital Gain available to be allocated pursuant to this subparagraph (C) is less than the aggregate amount of Capital Gain required to be so allocated, (i) the aggregate amount of available Capital Gain shall be allocated among all such Partners and (ii) each Partner who has not been allocated the full amount of such Partner's Excess, pursuant to the first sentence of this subparagraph (C) and clause (i) of this sentence, shall be allocated, after any allocations required by the first sentence of this subparagraph (C) in respect of Partners who redeem on subsequent Redemption Dates, Capital Gain realized after such Partner's Redemption Date up to the amount of such Partner's Excess which has not otherwise been allocated.

                    (D) Notwithstanding subparagraph (B) hereof, Capital Gain remaining after the allocations in subparagraph (C) shall be allocated among all Partners whose Capital Accounts are in excess of their Tax Basis Accounts, after the adjustments in subparagraph (C), in the ratio that each such Partner's Excess (as defined in subparagraph (C) hereof) bears to the aggregate Excess of all such Partners.

                    (E) Notwithstanding subparagraph (B) hereof, each Partner who redeems a Unit on any Redemption Date shall be allocated Capital Loss, if any, realized on or prior to such Partner's Redemption Date, in excess of the Capital Gain allocable to such Partner under subparagraph (B) hereof, up to the amount of the excess, if any, of the Tax Basis Account maintained for the redeemed Unit over the amount received upon redemption of such Unit (a "Negative Excess"). In the event the aggregate amount of Capital Loss available to be allocated pursuant to this subparagraph (E) is less than the aggregate amount of Capital Loss required to be so allocated, (i) the aggregate amount of Capital Loss shall be allocated among all such Partners in the ratio which each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners, and (ii) each Partner who has not previously been allocated the full amount of such Partner's Negative Excess, pursuant to the first sentence of this subparagraph (E) and clause (i) of this sentence, shall be allocated, after any allocations required by the first sentence of this subparagraph (E) in respect of Partners who redeem on subsequent Redemption Dates, Capital Loss realized after such Partner's Redemption Date up to the amount of such Partner's Negative Excess which has not previously been allocated.

                    (F) Capital Loss remaining after the allocation in subparagraph (E) shall be allocated among all Partners whose Tax Basis Accounts are in excess of their Capital Accounts after the adjustments in subparagraph (E) in the ratio that each such Partner's Negative Excess (as defined in subparagraph (E) hereof) bears to the aggregate Negative Excess of all such Partners.

               (5) The allocation of income, gain, expense and loss for federal income tax purposes set forth herein is intended to allocate taxable income, gain, expense and loss among the Partners generally in the ratio and to the extent that income, gain, expense and loss are allocated to such Partners so as to eliminate, to the extent possible, any disparity between a Partner's Capital Account and his Tax Basis Account, consistent with principles set forth in Section 704(c) of the Code.

               (6) For purposes of this Section 6.01(b), tax allocations shall be made to the General Partner's general partnership interest on a Unit-equivalent basis, and shall be split between the Managing General Partner and the Financial General Partner as they shall mutually determine.

               (7) The allocations of income, gain, expense and loss to the Partners in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner, whose determination shall be binding.

     (c) Notwithstanding the foregoing:

               (1) In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in
                    Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the
                    Regulations, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible.

               (2) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (1) the amount such Partner is obligated to restore pursuant to any provision of this Agreement, and (2) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Sections 1.704-1(b)(4)(iv)(f) and 1.704-1(b)(4)(iv)(h)(5), each such
                    Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible.

               (3) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code sections 734(b) or 743(b) is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

               (4) The allocations set forth in Sections 6.01(c)(1) through (3) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Regulation Section 1.704-1(b). Notwithstanding any other provision of this Section 6.01 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and expense among the Partners so that, to the extent possible, the net amount of such allocations of other items of income, gain, loss and expense and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

          (d) In the event of a transfer of any interest in the Partnership, and/or in the event of any increase or decrease in the interest of any Partner in the Partnership, whether arising out of or in connection with the entry of a new Partner, the liquidation or redemption, partial or whole, of any Partner's interest or otherwise, after the admission of any Limited Partner, the share of the Profits, Losses and gains or losses from the disposition of partnership assets, and each item of income and expense pertaining thereto, of the respective Partners shall be fixed and determined by reference to the income and expenses reflected on the books and records of the Partnership according to the following convention:
     Partners shall be deemed admitted to the Partnership as of the first business day of the first month subsequent to the effective date of such purchase or transfer (as provided herein), and Partners who are redeemed or liquidated shall be deemed a withdrawn Partner as of the end of the calendar quarter after the General Partner has received at least 15 days prior written notice of redemption; provided, however, that if this convention is not permitted under applicable Regulations, a convention permitted under Regulations approximating the foregoing as closely as possible will be used.

          (e) The allocations hereunder are intended to have substantial economic effect and/or be in accordance with the Partners' interests in the Partnership as such terms are defined in Section 704(b) of the Code and the Regulations promulgated thereunder.

     6.02 Distributions.

          (a) The General Partner shall have sole discretion in determining what distributions (other than on redemption of Units pursuant to Section 10.02 hereof), if any, the Partnership will make to its Partners. All distributions other than with respect to the Management Allocation and the Incentive Allocation shall be pro rata in accordance with the respective Partnership Percentage Interests of the Partners. The General Partner may withdraw funds (including funds attributable to the Management and Incentive Allocations) at the end of any month so long as such distribution does not reduce the General Partner's Capital Account below the minimum balance required by Section 5.02 hereof. All distributions to the General Partner shall be split between the Managing General Partner and the Financial General Partner as they shall mutually determine.

          (b) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to the Partner or assignee (including by reason of Section 1446 of the Code), the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner.

          (c) It is intended that all distributions made to Partners hereunder shall properly take into account the relative balances of their Capital Accounts. Thus, the foregoing shall be modified, if, as, and to the extent necessary to assure that distributions made do properly take into account such relative Capital Accounts.


                                   ARTICLE VII

                           STATUS OF LIMITED PARTNERS

     7.01 Liability.

          (a) Each Limited Partnership Unit when purchased and paid for in full by a Limited Partner shall be fully paid and non-assessable, and no Limited Partner shall be obligated to provide any contribution to the capital other than as specified in Section 5.01 hereof. A Limited Partner shall not be bound by, nor be personally liable for, the expenses, liabilities, or obligations of the Partnership except to the extent provided for in subsection (b) immediately following and Section 5.01 hereof, and where a Limited Partner participates in the control of the business of the Partnership (as such phrase is used under the Act).

          (b) The capital contribution of a Limited Partner and his share of distributed and undistributed profits, proceeds, or funds of the Partnership shall be subject to the risks of the Partnership and subject to the claims of its creditors.

     7.02 Defaults. All Units subscribed for upon transfer of funds from a subscriber's account (or receipt of a check) in the subscription amount are issued subject to the collection of the funds represented by such transfer (or check). In the event that a transfer (or check) of a subscriber is not honored, the Partnership shall cancel the Units issued to such subscriber in consideration of such dishonored transfer (or check); provided that the General Partner may waive such cancellation upon receipt of what it believes to be reasonable assurances that such transfer (or check) will be honored or replaced by another transfer (or check) which will be honored within 10 business days of original dishonor. Any losses or profits sustained by the Partnership in connection with the Partnership's trading allocable to canceled Units shall be deemed an increase or decrease in Adjusted Asset Value and allocated as described in Section 6.01. Each subscriber agrees to reimburse the Partnership for any expense or losses incurred in connection with any such cancellation of Units issued to him.

     7.03 Management. A Limited Partner, as such, shall not participate in the control of the business (as such phrase is used under the Act) of the Partnership, or the conduct thereof, and shall have no right or authority to act for or bind the Partnership in any manner whatsoever.

     7.04 Withdrawals. No Limited Partner shall have the right to withdraw (but the Original Limited Partner shall withdraw as such, and shall be entitled to, a return of his capital contribution, if any, following admission of the investor Limited Partners to the Partnership) or reduce his contribution to the capital of the Partnership except with respect to redemption of Units under Section 10.02 hereof, or as a result of the dissolution of the Partnership, or as otherwise provided by and in accordance with law. No Limited Partner shall have the right to demand or receive property other than cash in return for his contribution, and no Limited Partner, as such, shall have priority over any other Limited Partner, either as to the return of contributions of capital or as to profits, losses or distributions. Notwithstanding the foregoing, no part of the capital contribution of any Limited Partner shall be withdrawn unless all liabilities of the Partnership (except liabilities to Partners on account of their capital contributions) have been paid or unless the Partnership has assets sufficient to pay the same.

     7.05 Limitation on Right to Indemnification. A Limited Partner shall have no right of, or right to apply for, indemnification pursuant to the terms of this Agreement or otherwise, except where a right of indemnification or right to apply for indemnification is otherwise expressly and unconditionally provided under the Act without regard to the terms of the Agreement.

     7.06 Additional Information. Each Limited Partner hereby undertakes to furnish to the General Partner such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in futures contracts and options thereon or to comply with federal or state laws or regulations.


                                  ARTICLE VIII

                            STATUS OF GENERAL PARTNER

     8.01 Responsibility. The General Partner shall have exclusive management and control of the business of the Partnership, and make all decisions regarding the management and affairs of the Partnership. However, the General Partner may delegate its power of decision (but not responsibility) in whole or in part to any person, whether or not such person is a Partner. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Limited Partners. The Limited Partners shall under no circumstance be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under common law.

     8.02 Rights and Powers. Subject to the limitations herein, the General Partner shall have the right, power and authority to do on behalf of the Partnership all things which, in its sole judgment, are necessary, proper or desirable to carry out the provisions of this Agreement in a manner consistent with the objectives of the Partnership or under law, including:

          (a) to select and limit individual subscriptions for Units;

          (b) to execute this Limited Partnership Agreement;

          (c) to open bank accounts;

          (d) to engage in the speculative trading of the Partnership's assets;

          (e) to engage such persons, firms or entities, including (except as set forth in Article XV) the General Partner, the Commodity Broker and any Affiliated Person, as the General Partner in its sole judgement shall deem advisable for the conduct and operation of the business of the Partnership, and to determine the compensation of such persons, firms, or entities, including an agreement to share profits and losses from the Partnership's trading operations; provided, that no such compensation arrangements shall allow any Commodity Broker, trading advisor or manager to receive any brokerage fees, or incentive or management compensation from the Partnership which circumvents the provisions of this Agreement or which is in excess of the amount described in the prospectus utilized in connection with the offering of the Units;

          (f) to make or refrain from making, in its sole discretion, the election contemplated by Section 754 of the Code on behalf of the Partnership, and to determine how to classify items of income, gain, expense or profit for federal or state income tax purposes on the Partnership tax returns and the Form K-1s (or any successor form) transmitted to the Limited Partners;

          (g) to execute a customer agreement between the Partnership and the Commodity Broker;

          (h) to execute selling agreements related to the sale of Units and to take all such actions necessary or convenient with respect thereto;

          (i) to agree to indemnify trading advisors and managers, commodity and forward brokers and others providing services on behalf of the Partnership;

          (j) to pay or authorize the payment of, distributions to the Partners and expenses of the Partnership, such as brokerage commissions, legal and accounting fees, and registration and other fees of governmental agencies; and

          (k) to invest or direct the investment of funds of the Partnership not being utilized as cash margin deposits.

     8.03 Limitations. Notwithstanding any other provision herein, the General Partner shall not:

          (a) take any action which shall have a materially adverse effect upon the Partnership;

          (b) commingle assets of the Partnership with assets of any other entity; provided, however, the deposit of assets with a commodity broker, clearinghouse or forward merchant or entering into joint ventures or partnerships shall not constitute commingling for these purposes;

          (c) fail to conform to the Partnership's trading policies as set forth in the prospectus utilized in connection with the sale of Units, or as subsequently amended thereafter;

          (d) receive any rebates or give-ups or participate in any reciprocal business arrangements which would circumvent the provisions of the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., or Article XV; and

          (e) cause the Partnership to fail the "qualifying income" tests of Sections 7704 (c) and (d) of the Code.

     8.04 Time Devoted to Business. The General Partner shall devote such time to the Partnership business as it, in its sole discretion, shall deem to be necessary to supervise the Partnership business and affairs in an efficient manner.

     8.05 Scope of Liability and Indemnity.

     (a) Standard of Liability for the General Partner. The General Partner and its Affiliated Persons shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction by the General Partner or its Affiliated Persons if the General Partner, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliated Persons.

     (b) Indemnification of the General Partner by the Partnership.

          (1) The General Partner and its Affiliated Persons shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement in any claims sustained by them in connection with the Partnership; provided that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliated Persons and has been determined in good faith by the General Partner or its Affiliated Persons to be in the best interests of the Partnership; and further provided that Affiliated Persons of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliated Persons in performing the duties of the General Partner and acting wholly within the scope of the authority of the General Partner. Notwithstanding the above, the General Partner and its Affiliated Persons and any person acting as a Selling Agent for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          (2) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division and the Pennsylvania Securities Commission and any other applicable regulatory authority with respect to the issue of indemnification for securities law violations.

          (3) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

          (4) Advances from Partnership funds to a General Partner and its Affiliated Persons for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited. Advances from Partnership funds to a General Partner and its Affiliated Persons for legal expenses and other costs incurred as a result of legal action will be made only if the following conditions are satisfied: (i) the legal action relates to the performance of duties or services by the General Partner or its Affiliated Persons on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner; and (iii) the General Partner or its Affiliated Persons undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under this Section 8.05(b).

          (5) In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliated Person than that permitted pursuant to Regulation 950 CMR 13.305 of the Commonwealth of Massachusetts or contemplated by the Guidelines for the Registration of Commodity Pool Programs promulgated by the North American Securities Administrators Association, Inc., in each case as in effect on the date of this Agreement.

          (6) In no event shall any indemnification permitted by this Section 8.05(b) be made by the Partnership unless all provisions herein for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any



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

     such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Partnership hereunder shall be made only as provided in the specific case.

          (7) In no event shall indemnification obligations of the Partnership under this Section 8.05(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7.01.

     (c) Indemnification of the Partnership by the Partners. In the event the Partnership is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership against all losses, damages or expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Partnership in connection with such action, suit or proceeding.

     8.06 Compensation and Reimbursement.

          (a) Compensation. The General Partner shall be entitled to receive as compensation:

               (1)  The Management Allocation and the Incentive Allocation; and

               (2) The Sales Commission with respect to Units sold during the Continuous Offering;

               (3)  The Redemption Fees; and

               (4) Reimbursement from the Commodity Broker for organizational and offering expenses in connection with the Initial Offering Period.

Except for the foregoing, and except for its interest in income, gains, expenses, losses and cash distributions, the General Partner shall not be entitled to any compensation for its services to the Partnership other than as permitted by subparagraph (b) following and Section 15.01.

          (b) Reimbursements. The General Partner shall be entitled to reimburse itself out of Partnership assets or cause the Partnership to pay directly for all reasonable costs, and expenses (including extraordinary expenses) incurred by it directly to third parties on behalf of the Partnership in connection with or by reason of doing those things which, in its sole judgment, are necessary, proper, or desirable to carry out the provisions of this Agreement, including postage and other expenses related to communications with Limited Partners, reimbursements to the Tax Matters Partner pursuant to Section 8.07(e) hereof, and the fees and disbursements of counsel, auditors or other professionals employed by the General Partner and/or the Partnership incurred in connection with or related to any of the foregoing. Reimbursement for the above-mentioned expenses, except for those expenses relating to the actual cost of legal and audit services and extraordinary expenses, shall not exceed 2% of the Partnership's Average Net Asset Value, determined annually. If necessary, the General Partner shall reimburse the Partnership, no less frequently than quarterly, for the amount by which such aggregate fees and expenses (excluding the actual cost of legal and audit services and extraordinary expenses) paid by the Partnership exceed 1/6th of 1% of Partnership Net Asset Value per month (not to exceed 2% annually). If reimbursement is required or extraordinary expenses are incurred, the General Partner shall include in the Partnership's next regular report to the Partners a discussion of the circumstances or events which resulted in the reimbursement or extraordinary expenses. However, none of the General Partner's "overhead" expenses incurred in connection with the administration of the Partnership (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Partnership.

     8.07 Tax Matters Partner.

          (a) The General Partner shall be the "Tax Matters Partner", hereinafter the "TMP", for all administrative and judicial proceedings for the assessment and collection of tax deficiencies and for the refund of tax overpayments arising out of a Partner's distributive share of items of income, deduction, credit and/or of any other Partnership item allocated to the Partners affecting any Partner's tax liability.

          (b) The TMP shall promptly notify all Partners of any administrative or judicial proceeding pending before the Service involving any Partnership item and the progress of any such proceeding. Such notice shall be in compliance with such regulations as are issued by the Treasury Department.

          (c) The TMP shall have all the powers provided for in Sections 6223 through 6231 of the Code, including the specific power to extend the statute of limitations with respect to any matter which is attributable to any Partnership item or affecting any item pending before the Service, and to select the forum to litigate any tax issue or liability arising from Partnership items.

          (d) The General Partner may resign his position as TMP by giving thirty (30) days' written notice to all Partners. The General Partner having the largest or next largest interest in the profits of the Partnership at the close of the taxable year immediately preceding such resignation shall become the successor TMP with all the rights and duties as provided for herein; provided, however, should the General Partner transfer its interest as a General Partner, such transferee or successor in interest shall become the TMP.

          (e) The TMP shall be entitled to reimbursement for any and all reasonable expenses incurred with respect to any administrative and/or judicial proceedings affecting the Partnership.


     8.08 Managing General Partner. RANDELL COMMODITY CORPORATION is hereby designated as the Managing General Partner, and except as otherwise specifically required under the terms of this Agreement, it is intended that in such capacity as Managing General Partner, RANDELL COMMODITY CORPORATION shall have primary responsibility for carrying out the duties and exercising the powers and discretion herein granted to the General Partner. Any determination made or act done by the Managing General Partner alone, and any agreement, document or instrument made or executed for or in the name of Partnership by the Managing General Partner, alone and without the joinder of any other Partner, shall be as binding and as effective, and shall bind the applicable entity as fully and completely, as if all General Partners had joined therein.


                                   ARTICLE IX

                          COVENANTS OF GENERAL PARTNER

     9.01 Tax Classification. The General Partner covenants and agrees that it will use its best efforts to meet all future requirements set by Congress, any agency of the federal government or the courts necessary to insure that the Partnership will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation.

     9.02 Records, Books of Accounts and Reports to Limited Partners.

          (a) True and complete records and books of account of the business of the Partnership, in which shall be entered fully and accurately all Partnership transactions, shall be kept at the Principal Office of the Partnership. Such books, together with a certified copy of the Certificate of Limited Partnership, this Agreement, and a list of the names and addresses of all Partners and the number of Units owned, shall be open to inspection, and copy and mailing (at his expense), by any then existing Partner or his representatives at any reasonable time during business hours. Upon written request, the General Partner will mail a list of the names and addresses of all the Limited Partners for the cost of postage and duplication. The Partnership books and records shall be kept using the calendar year in accordance with generally accepted accounting principles consistently applied on the accrual basis. The Partnership shall maintain and preserve for at least six years all books and records, and all records necessary to determine Limited Partner suitability.

          (b) The Partnership books will be audited annually by independent certified public accounts. The Partnership will cause each Partner to receive by March 15 of each succeeding year an annual report containing audited financial statements of the Partnership for the fiscal year then ended and such other information as the CFTC may from time to time require, and such tax information as is necessary for Partners to complete their respective federal income tax returns. The General Partner shall timely report or cause to be reported to the Limited Partners or regulatory authority any such information as required to comply with 17 C.F.R. ss.4.22, or as otherwise required by the CFTC or other regulatory authority. The General Partner shall compute Adjusted Asset Value on a daily basis, and shall furnish the respective Net Asset Value per Unit to each Limited Partner upon request.

     9.03 Bank Accounts and Other Assets. All funds of the Partnership not invested shall be deposited in its name in such bank accounts or bank certificates or instruments as the General Partner elects. Withdrawals therefrom shall be made upon such signature or signatures as the General Partner may designate. The General Partner shall have the fiduciary responsibility for the safekeeping of all funds and assets of the Partnership, whether or not in its immediate possession or control and shall not employ, or permit another person or entity to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.

     9.04 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and filed with the appropriate authorities on a timely basis.

     9.05 Brokerage Fees. The General Partner will make an annual review of the commodity brokerage arrangements applicable to the Partnership. The Partnership's commission rates will be effected at competitive rates. Notice shall be sent to each Limited Partner within seven business days from the date of any material change related to the brokerage commissions paid by the Partnership, and such notice shall include a description of any material effect such changes may have on the interests of the Limited Partners, the Limited Partners' voting rights, and their redemption rights pursuant to Section 10.02.

     9.06 Incentive Fees and Other Compensation. The General Partner shall notify each Limited Partner within seven business days from the date of any material change in any contract with a trading advisor, including any change in trading advisors, or any modification in connection with the method of calculating any incentive fee. The General Partner also shall notify each Limited Partner within seven business days from the date of any material change in the compensation of any other party. Such notice shall include a description of any material effect such changes may have on the interests of the Limited Partners, the Limited Partners' voting rights, and their redemption rights pursuant to Section 10.02.



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





                                    ARTICLE X

                        TRANSFER AND REDEMPTION OF UNITS

     10.01 General Prohibition on Transfer. Units may not be freely transferred. No Partner shall have the right or power to assign, transfer, encumber, or otherwise dispose of all or any of his Units except in accordance with this
     Article X, and no other purported assignment, transfer, encumbrance or other disposition shall be effective for any purpose.

     Each transfer of a Unit shall require strict compliance with the following requirements:

          (a) prior to the consummation thereof, all assignees and/or transferees with respect thereto shall have delivered to the Partnership a writing making all of the representations set out in the agreement governing subscriptions for Units and shall have executed an appropriate power of attorney;

          (b) the Partnership is provided with an opinion of its counsel, or of other counsel satisfactory to its counsel, whose opinion shall be satisfactory in form and substance to the Partnership's counsel, stating that such assignment, transfer, encumbrance or other disposition is exempt from registration under the Securities Act of 1933 and is permissible under all applicable federal and state securities laws without registration or qualification of any security or any person; however, such opinion of counsel will not be at the expense of the Assigning Limited Partner;

          (c) such assignment, transfer, encumbrance or other disposition would not (in the opinion of the Partnership's legal counsel) result in the termination of the Partnership's status as a partnership for purposes of the then applicable provisions of the Code;

          (d) such assignment, transfer, encumbrance or other disposition is to a person who is not a minor or incompetent, and consists of all Units owned by the transferor; provided, however, except for transfers or assignments by gift, inheritance, intrafamily transfers and assignments, family dissolutions, and transfers and assignments to Affiliates, if fewer than all Units are being transferred or assigned, no transfer or assignment will be effective or recognized by the Partnership if the transferee or assignee, or the transferor or assignor would, by reason of such transfer or assignment, own fewer than the minimum number of Units required in an initial purchase, as described in the Prospectus relating to the offering of the Units;

          (e) the fully executed and acknowledged written instrument of assignment (the terms of which must be consistent with the provisions of this Agreement and satisfactory to the General Partner in form and substance) is filed with the Partnership and sets forth the intention of the Partner making such assignment (the "Assigning Partner") that the assignee become a substituted Limited Partner in his place;

          (f) the Certificate of Limited Partnership (if required under the Act) and this Agreement are amended to reflect such assignment and substitution;

          (g) each Assigning Limited Partner and assignee shall execute and acknowledge such instruments, in form and substance satisfactory to the General Partner, as the General Partner shall reasonably deem necessary or



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

     desirable to effectuate such admission and to confirm the agreement of the assignee to be bound by all the terms and provisions of this Agreement with respect to the Unit(s) acquired;

          (h) all expenses, including attorneys' fees, incurred by the Partnership in this connection, are paid by such substituted Limited Partner; and

          (i) the General Partner consents thereto in writing, which consent may be withheld for any reason.

Any transfer of Units which is permitted hereunder shall be effective as of the first day of the month succeeding the month in which the General Partner receives at least 30 days prior written notice of such transfer.

     10.02 Redemption.

          (a) A Limited Partner (or any assignee thereof) may cause the Partnership to redeem any or all of his Units at the end of any calendar quarter on 10 days written notice to the General Partner; provided that a Limited Partner shall not be entitled to redeem any Unit until after 6 full months from the time such Unit was purchased. Units which have been redeemed may not be resold by the Partnership. Except in the case of a redemption of all Units owned by a Limited Partner, or in the discretion of the General Partner, no redemptions may be made of fractions of Units. Redemptions shall be effective as of the calendar end of the quarter (the "Redemption Date") during which the General Partner has received 10 days prior written notice of redemption in the form attached hereto as Exhibit B; provided that no redemption shall be effective unless or until all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. Upon redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit redeemed, an amount equal the Redemption Net Asset Value per Unit thereof as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. Units redeemed on or prior to the end of the 6th, 9th and 12th full calendar month after the purchase of such Units shall be charged a 4%, 3%, and 2% redemption fee, respectively (the "Redemption Fee"), not to exceed 5% of the gross purchase price (e.g., without reduction for the Sales Commission) of such Units. These redemption charges shall be paid to the Managing General Partner. If redemption is requested by an assignee, all amounts owed to the Partnership by the Partner to whom such Unit was sold as well as all amounts owed by all assignees of such Unit shall be deducted from the Redemption Net Asset Value of such Unit upon redemption by any assignee. An assignee shall not be entitled to redemption until the General Partner has received written notice of the assignment, transfer or disposition under which the assignee claims an interest in the Unit to be redeemed and shall have no claim against the Partnership or the General Partner with respect to distributions or amounts paid on redemption of Units prior to the receipt by the General Partner of such notice. Payment will be made within 15 business days after the Redemption Date, except that, under special circumstances, including, but not limited to, the inability of the Partnership to liquidate commodity positions as of such Redemption Date or default or delay in payments due the Partnership from commodity brokers, banks or other persons, the Partnership may delay payment to Partners requesting redemption of Units of the proportionate part of the Redemption Net Asset Value of the Units represented by the sums which are the subject of such default or delay.

          (b) If at the close of business (as determined by the General Partner) on any day, the Average Net Asset Value per Unit has decreased to 50% or less of the highest Average Net Asset Value per Unit at which Units have been purchased, after adjusting downward for all distributions, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within 7 business days after such decline, the General Partner shall declare a Special Redemption Date, and mail notice of such date to each Limited Partner and assignee of Units of whom it has received written notice as described above (of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed), together with instructions as to the procedure such

     Limited Partner or assignee must follow to have his interest (only entire, not partial interests may be so redeemed unless otherwise determined by the General Partner) in the Partnership redeemed on such date. Such Special Redemption Date, if declared, shall be a business day within 30 business days from the date of such decline. Upon redemption pursuant to a Special Redemption Date, a Partner or any other assignee of whom the General Partner has received written notice as described above, shall receive from the Partnership an amount equal to the Redemption Net Asset Value per Unit of his interest in the Partnership, determined as of the close of business (as determined by the General Partner) on such Special Redemption Date. After such Special Redemption Date, the Partnership may resume trading. If the General Partner declares a Special Redemption Date, and the Partnership thereafter resumes trading, subsequent Special Redemption Dates shall occur if the Average Net Asset Value per Unit has decreased to 50% or less of the highest Average Net Asset Value per Unit at which Units have been purchased since the previous Special Redemption Date (or the Average Net Asset Value Per Unit at such previous Special Redemption Date, if higher), after adjusting downward for all distributions. The General Partner may at any time and in its discretion declare a Special Redemption Date should the General Partner determine that it is in the best interests of the Partnership to do so. The General Partner may also, in its discretion, declare additional regular redemption dates for Units and permit Limited Partners to redeem at other than quarter-ends.

          (c) The General Partner may, in its sole discretion, redeem any Units if it considers doing so to be desirable for the protection of the Partnership or its Partners. Any such redemption may be effected upon ten days notice as to part (from time to time) or all of any Limited Partner's or assignee's interest in the Partnership. If any redemption under this
     Section 10.02(c) is effected at other than the end of a calendar month or quarter, the Redemption Net Asset Value per Unit shall not be reduced for any Management or Incentive Allocation that would have been allocable to such Units as if the redemption was effected at the end of a month or quarter.

     10.03 Designation of Substituted Limited Partners. Upon compliance with all of the conditions set forth in Section 10.01 hereof, the General Partner will appoint an assignee or transferee (whether such assignee or transferee has acquired his interest by virtue of a voluntary assignment, an involuntary transfer or a transfer by operation of law) of the Unit(s) of an assigning Partner to be and become a substituted Limited Partner in the Partnership entitled to all the rights and benefits of the Assigning Partner under this Agreement.

     10.04 Effect of Assignment.

          (a) In the event a vote of the Limited Partners shall be taken pursuant to this Agreement for any reason, an assignee will not be entitled to vote with respect to any Unit(s) assigned to him in respect of which the assignee has not become a substituted Limited Partner.

          (b) To the extent specified in the assignment, an assignee of any Unit(s), subject to Section 6.01(d), will be entitled to receive and/or be credited with his share, from and after the effective date of such written assignment, of income, gains, expenses, losses and cash distributions allocable or distributable in respect to the Unit(s) assigned.

     10.05 Death, Incapacity or Bankruptcy of Limited Partner. The death, legal incapacity or bankruptcy of a Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to receive and/or be credited with his share of Profits, Losses and cash distributions allocable or distributable in respect of his Unit(s) and his right to assign Units shall, on the happening of such an event, devolve on his authorized representative, or in the event of the death of one whose Units are held in joint tenancy, pass to the surviving joint tenant(s), subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. However, in no event (except upon compliance with Section 10.01) shall such authorized representative thereby become a substituted Limited Partner.

                                   ARTICLE XI

                                POWER OF ATTORNEY

     11.01 Designation. The Limited Partners, jointly and severally, hereby irrevocably constitute and appoint each General Partner, and their respective duly authorized officers and general partners, severally, as their true and lawful attorney-in-fact, in their name, place and stead to make, execute, sign, acknowledge, record and file, on behalf of them and on behalf of the Partnership, the following:

          (a) A Certificate of Limited Partnership, a Certificate of Doing Business Under an Assumed Name, and any other certificates or instruments which may be required to be filed by the Partnership or any of the Partners under the laws of the State of Tennessee and any other jurisdiction the laws of which may be applicable;

          (b) A Certificate of Cancellation of the Partnership and such other instruments as may be deemed necessary or desirable by the General Partner upon the termination of the Partnership;

          (c) Subject to the other provisions of this Agreement, amendments to this Agreement;

          (d) Any and all amendments of the instruments described in subparagraphs (a), (b) and (c) above, provided such amendments are either required by law to be filed, or are consistent with this Agreement (including, without limitation, any amendments admitting or substituting holders of Units as Limited Partners), or have been authorized by the particular Limited Partner or Limited Partners; and

          (e) Customer agreements (including amendments thereto) with any Commodity Broker;

          (f) Selling agreements (including amendments thereto) with Selling Agents;

          (g) Advisory or management contracts (including amendments thereto) with trading advisors and managers for the Partnership; and

          (h) Subject to the other provisions of this Agreement, documents necessary to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership.

     11.02 Special Provisions. The foregoing grant of authority:

          (a) Shall survive the delivery of an assignment by a Limited Partner of the whole or any portion of his Units for the purpose of enabling the General Partner to execute, acknowledge and file an amended Limited Partnership Certificate;

          (b) Is a special power of attorney coupled with an interest, is irrevocable and shall survive the death or incapacity of the Limited Partner granting the power;

          (c) May be exercised by any General Partner or any successor General Partner on behalf of each Limited Partner by a facsimile signature or by listing all of the Limited Partners executing any instrument with a single signature as attorney-in-fact for all of them; and

          (d) Shall in no way cause a Limited Partner to be liable in any manner for the acts or omissions of the General Partner or any successor General Partner and is granted only to permit any General Partner or his representatives to carry out the provisions of this Agreement.

                                   ARTICLE XII

                          CESSATION OF GENERAL PARTNER

     12.01 Cessation. A person shall cease to be a General Partner upon the transfer of its entire interest in the Partnership pursuant to Section
     12.02 hereof, upon its withdrawal in accordance with Section 12.03 hereof, upon its removal pursuant to Section 12.04 hereof, upon its death, incapacity or bankruptcy, or upon the occurrence of any other event specified in the Act. Except as provided in Section 12.03 (relating to withdrawal), Section 12.04 (relating to removal) and Section 12.07 (relating to bankruptcy), upon the occurrence of any of the foregoing events, such person or its transferee shall have the right to receive distributions and allocations with respect to its Partnership interest, shall be treated as the transferee of a Limited Partner, and shall have the right to become a Substituted Limited Partner with the consent of the remaining General Partners (if there is no remaining General Partner, then with the consent of any General Partners elected pursuant to Section 12.06 hereof).

     12.02 Transfer. The interest of a General Partner, as such, in the Partnership shall not be transferable to any other person except upon consent of a simple majority in interest of all Limited Partners. Such interest may be pledged, hypothecated or otherwise encumbered, subject to the provisions hereof.

     12.03 Withdrawal. Any General Partner may withdraw from the Partnership without thereby incurring any liability to the Partnership or to any Partner, upon giving 120 days prior notice to the Partnership and other Partners, so long as:

          (a) if after such withdrawal there would remain at least one General Partner, and such withdrawal would not in the opinion of the Partnership's legal counsel result in the Partnership's ceasing to be treated as a partnership for purposes of the then applicable provisions of the Code; or

          (b) if after such withdrawal there would be no remaining General Partner, and

              (i) within 90 days of such notice all of the Limited Partners shall have elected in writing (A) to continue the Partnership, and (B) another person or entity to succeed such withdrawing General Partner (or Partners) pursuant to Section 12.06 (hereinafter "Successor General Partner"), and this Agreement and the Certificate of Limited Partnership are properly amended to reflect this result; and

              (ii) such withdrawal would not in the opinion of the Partnership's legal counsel result in the Partnership's ceasing to be treated as a partnership for purposes of the then applicable provisions of the Code.

In the event of withdrawal of a General Partner, the withdrawn General Partner shall be entitled to a redemption of its general partnership interest at its Unit-equivalent basis (computed pursuant to Section 6.01(b)), and payment of all amounts due under Section 8.06, as of the end of the calendar quarter following such withdrawal. Any withdrawn General Partner must pay all expenses incurred by the Partnership as a result of its withdrawal.

     12.04 Removal.

          (a) General. A simple majority in interest of all Limited Partners may elect to remove any General Partner if:

              (i) There is no remaining General Partner, a Successor General Partner is elected within ninety days thereafter pursuant to Section 12.06, and this Agreement and the Certificate of Limited Partnership are properly amended to effect this result; and

              (ii) The removed General Partner shall be entitled to a redemption of its general partnership interest at its Unit-equivalent basis (computed pursuant to Section 6.01(b)), and payment of all amounts due under Section 8.06, as of the end of the calendar quarter following such removal; and

              (iii) Such removal would not (in the opinion of the Partnership's legal counsel) result in the Partnership's ceasing to be treated as a partnership for purposes of the then applicable provision of the Code; and

              (iv) The Successor General Partner assumes the removed General Partner's obligations to the Partnership for claims arising prior to removal and agrees to indemnify the removed General Partner for such claims in a form satisfactory to the removed General Partner.

          (b) Termination of Interest. If a General Partner is removed on the basis of fraud (as determined by a court of competent jurisdiction) his interest in the Partnership as a General Partner shall terminate and he shall not be entitled to any compensation therefor from the Partnership, any of the Partners, or from any other person or entity.

          (c) Subsequent Events. No removed General Partner shall be liable to the remaining Partners for causes of action or events occurring after the termination of such General Partner's former status.

     12.05 Partnership Continues. In the event any person ceases to be a General Partner pursuant to Section 12.01 hereof (other than the last remaining or sole General Partner), all Limited Partners hereby consent that any remaining General Partners shall have the right and power to continue the Partnership and its business without dissolution, any last remaining or sole General Partner hereby agrees to continue the Partnership and its business without dissolution for a reasonable time.

     12.06 Election of New General Partners. In the event any person ceases to be a General Partner pursuant to Section 12.01 hereof, and as a consequence thereof the Partnership has no General Partner, the Partnership shall dissolve unless within 90 days thereafter the Limited Partners shall elect a Successor General Partner and agree in writing to continue the business of the Partnership. The election of a new General Partner shall require (a) an affirmative vote of a simple majority in interest of the Limited Partners (or such greater percentage as may be required pursuant to the Act, as determined by an opinion of counsel to the Partnership) if the former General Partner ceased to be a General Partner by reason of removal under Section 12.04, or (b) an affirmative vote of all of the Limited Partners, if the former General Partner ceased to be a General Partner for any other reason.

     12.07 Surrender of Interest. The interest of any bankrupt General Partner shall be surrendered to the Partnership.


                                  ARTICLE XIII

                           DISSOLUTION AND TERMINATION

     13.01 Dissolution of Partnership. The Partnership shall be dissolved upon the happening of any of the following events:

          (a) Expiration of its term;

          (b) By vote of the Limited Partners holding Units representing a simple majority in interest of the Units;

          (c) The failure of any person or corporation to qualify as a Successor General Partner within 90 days after the last remaining General Partner ceases, for any reason, to be a General Partner;

          (d) By any event which makes it unlawful for the business, as conducted by the Partnership, to be continued;

          (e) Upon disposition of all or substantially all of the Partnership's assets and distribution of the proceeds; or

          (f) Any other event which, under the laws of the State of Tennessee, would cause its dissolution.

     13.02 Termination. A reasonable time as determined by the General Partner, not to exceed eighteen months, shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of all liabilities to the creditors so as to enable the General Partner to minimize any losses attendant upon liquidation. Each of the Partners shall be furnished with a statement prepared by the Partnership's certified public accountant, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation and the manner in which the assets of the Partnership are to be distributed. Upon the General Partner' complying with the foregoing distribution plan, the Limited Partners shall cease to be such and the General Partner shall execute, acknowledge, and cause to be filed, a Certificate of Cancellation of the Partnership, provided, however, the Limited Partners hereby agree to join in executing such document, if such joinder is required or is requested by the General Partner.

     13.03 Distribution Upon Dissolution. Upon dissolution and termination of the Partnership, the General Partner (or in the event the dissolution is caused by the cessation of the last remaining General Partner, such person as a majority in interest of the Limited Partners shall designate as a liquidating trustee) shall make or cause to be made a full accounting of the Partnership assets and liabilities, and shall liquidate all open positions as expeditiously as possible and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in the following order:

          (a) To the payment of creditors (including the General Partner to the extent provided in Section 8.06 hereof), in the order of priority as provided by law, except any claims of creditors whose obligations will be assumed or otherwise transferred on the liquidation of the Partnership assets;

          (b) To the setting up of any reserves which the General Partner deem reasonably necessary for any contingencies or unforeseen liabilities or obligations of the Partnership. Such reserves shall be paid over by the General Partner to a bank or an attorney-at-law as escrow agent to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies. At the expiration of such period as the General Partner shall deem advisable, the escrow agent shall distribute the balance thereof in the manner and order as provided in this Section; and

          (c) To the Partners in accordance with the positive balances of their respective Capital Accounts, as adjusted pursuant to Section 5.04 hereof. In the event the proceeds are less than the total of the Capital Accounts of the Partners, said proceeds shall be distributed among the Partners based on the ratio that each Partner's individual Capital Account (as adjusted) bears to the total Capital Accounts of all Partners.

     13.04 Possibility of Economic Loss. The Partners acknowledge and agree that if the Partnership should be dissolved and wound up without the Partnership realizing sufficient gain on the sale of its assets for the Partners to recoup the prior losses allocated to them, the amount of such losses will reduce the amount of distributions to which the Partners will be entitled on the liquidation of the Partnership.


                                   ARTICLE XIV

                                   AMENDMENTS

     14.01 Permitted Amendments. This Agreement may be amended by the General Partner, without any approval of the Limited Partners being required, in order to:

          (a) change the name or the principal place of business of the Partnership;

          (b) subject to Articles X and XII, substitute and admit a Partner;

          (c) change the name or residence of any Partner;

          (d) add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;

          (e) cure any ambiguity, or correct or supplement any provision herein which may be inconsistent with any other provision herein;

          (f) delete or add any provision of this Agreement required to be so deleted or added by any state, federal, or national official in the United States or in any other Country, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partners;

          (g) delete or add any provision of or to this Agreement required to be deleted or added by the Staff of the Securities Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor to the Act, or to comply with applicable law;

          (h) comply with the provisions of the Act, as amended, and any successor statute, as well as the laws of any other state or country;

          (i) subject to the provisions of Section 5.06 hereof, increase the number of Units to a maximum of 500,000; and

          (j) amend, upon notice to all Limited Partners, the provisions of
     Article VI and any other applicable provision of this Agreement to the minimum extent necessary to take account any amendment to Sections 704 or 7704 of the Code or the Regulations thereunder or any judicial or administrative interpretation thereof.

Except as otherwise provided herein, and except for amendments affecting the liabilities, obligations, rights, powers, interests or compensation of General Partner (which, except as provided in Section 14.01(d), shall be made only with the consent of all Limited Partners), Limited Partners holding Units representing a simple majority in interest may act to amend this Agreement (including any amendment constituting a material change in the basic investment policies or structure of the Partnership) in the manner set forth in Article XVI to the extent permitted by Tennessee law.

     14.02 Prohibited Amendments. Notwithstanding any provision herein to the contrary, no amendment shall without the consent of all Partners:

          (a) change the Partnership to a general partnership;

          (b) change the term of the Partnership;

          (c) change the liabilities, obligations, rights, powers, interests or compensation of the General Partner (except as set forth in Section 14.01(d) hereof) or the limited liability of the Limited Partners;

          (d) change the interest of any class of Partners;

          (e) permit Limited Partners, as such, to share in the control or management of the Partnership's business;

          (f) change the provisions of Article X or Article XII hereof; or

          (g) change the provisions hereof in any manner which would result in the Partnership ceasing to be treated as a partnership, or the Partnership being taxable as a corporation, for purposes of the then applicable provisions of the Code.

                                   ARTICLE XV

                        CONTRACTS WITH AFFILIATED PERSONS

     15.01 General. The Partnership may acquire property or services from, and have other transactions with, persons or entities who are Partners or Affiliated Persons, subject to the following conditions:

          (a) Any transaction, other than routine clerical, administrative, accounting, legal and miscellaneous services which are on the whole not material in amount between the Partnership and Affiliated Persons is prohibited. Any such routine clerical, administrative, accounting, legal and miscellaneous services shall be provided at cost, limited to the extent of ss.8.06(b), and fully disclosed in writing in advance to all Partners and shall be on terms comparable and competitive with those which may be obtained from unaffiliated persons. The Affiliated Persons must be engaged in the business of rendering such services, independently of the Partnership as an ordinary and ongoing business. Any such transaction must be pursuant to a written contract which precisely describes the transaction, which does not cover a period in excess of one year, and which may be canceled without penalty by a majority in interest of the Limited Partners on 60 days' written notice, except for the compensation and reimbursements payable to the General Partner pursuant to Section 8.06 hereof. The General Partner and its Affiliated Persons shall be prohibited from providing unspecified services to the Partnership without first specifying such services in writing in advance in the manner set forth in this Section 15.01(a).

          (b) The Partnership shall make no loans to any Partner or Affiliated Persons.

          (c) No property shall be purchased, directly or indirectly, from any General Partner or Affiliated Person.

          (d) On any loans made to the Partnership by a General Partner, the General Partner will not receive any interest or other financing charges or fees in excess its interest costs or of the amounts which would be charged at and during the time of the loan by unrelated lending institutions on comparable loans for the same purpose in the same locality as such General Partner, and no prepayment charges or penalties shall be imposed on the Partnership. No General Partner will charge a finder's or placement fee for loans or other financing secured for the Partnership from other sources.

     15.02 Limitation on Affiliated Person. An Affiliated Person shall have no right or authority to represent or bind the Partnership in connection with the terms, interpretation, enforcement or any other matter related to any agreement between the Partnership and such Affiliated Person. All rights and powers of the Partnership with respect to such agreement shall be exercised on its behalf solely by the General Partner.


                                   ARTICLE XVI

                   MEETINGS OF AND ACTION BY LIMITED PARTNERS

     16.01 Notice of Meetings. Meetings of the Limited Partners to vote upon such matters as Limited Partners are authorized to act herein may be called at any time by the General Partner or by Limited Partners having more than 10 per cent of the voting power of the Limited Partners by delivering written notice of such call to the General Partner. Within 10 days after the call of a meeting, the General Partner shall cause notice to be given to the Limited Partners entitled to vote on such matters that a meeting will be held at a time and place fixed by the General Partner which is not less than 30 nor more than 60 days after the call of the meeting. If the General Partner fails to give such notice, then the Limited Partners calling the meeting may give notice of the meeting and fix the time and place thereof. Meetings of Limited Partners shall be held in Memphis, Tennessee, at the time and place designated by the persons calling the meeting.

     16.02 Quorum, Adjournment. Any Limited Partners' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of Limited Partners having a majority of the voting power of the Limited Partners attending the meeting, but in the absence of a quorum no other business may be transacted at such meeting.

     16.03 Proxy, Telephone Attendance. There shall be deemed to be a quorum at any meeting of the Limited Partners at which Limited Partners holding Limited Partnership Units representing a majority in interest are present in person, by telephone or by proxy. Any Limited Partner may attend the meeting in person, by telephone or by proxy.

     16.04 Voting. The voting power of a Limited Partner on any matter shall be equal to the number of Units owned by him.

     16.05 Written Consent. Any action which may be taken by vote may be taken on written consent without a meeting of the Partnership being held or called upon written consent of Limited Partners holding the same number of Units in the Partnership as would have been required had such meeting been held. For purposes of obtaining a written consent under this Agreement, the General Partner may require a written response by a Limited Partner within a specified time, but not less than 30 days after the date of such notice. In such event, if the Limited Partner does not respond within the stated time period, the Limited Partner shall be deemed to have abstained from the matter specified in the written consent.


                                  ARTICLE XVII

                               OUTSIDE ACTIVITIES

     Any of the Partners (and any of the officers, directors, shareholders or affiliates of any Partner which is a corporation and any partner of a Partner which is a partnership), General or Limited, may engage in or possess any interest in other business venture of any kind, independently or with others, including but not limited to the ownership, financing, leasing, operating management, syndication, brokerage or development of real property. The fact that a Partner may encounter opportunities to purchase, otherwise acquire, lease, sell or otherwise dispose of real or personal property and may take advantage of such opportunities himself or introduce such opportunities to entities in which he has or has not any interest, shall not subject such Partner to liability to the Partnership or any of the other Partners on account of the lost opportunity. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such ventures, or to the income or profits derived therefrom, and the pursuit of such ventures, even though competitive with the business of the Partnership, shall not be deemed wrongful or improper.

                                  ARTICLE XVIII

                                  MISCELLANEOUS

     18.01 Addresses and Notices. The addresses for each Limited Partner for all purposes shall be the address stated after his name on the subscription agreement executed by him, or such other address of which the General

     Partner has received written notice. Unless written notice is given to all Limited Partners, the address of the General Partner shall be the same as that of the principal office of the Partnership set forth in Section 2.03 hereof. Any notice, demand or request required or permitted to be given or made hereunder shall be in writing and shall be deemed given or made when delivered or sent by certified or registered mail, return receipt requested, to each Partner at such address.

     18.02 Captions. Section titles or captions contained in this Agreement are inserted for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provision hereof.

     18.03 Entire Agreement. This Agreement constitutes the entire agreement among the parties; it supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than pursuant to Article XIV hereof.

     18.04 Tax Elections. All elections required or permitted to be made by the Partnership under applicable tax laws shall be made by the General Partner in its sole discretion.

     18.05 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws (excluding conflict of laws provisions) of the State of Tennessee.

     18.06 Binding Effect. Except as herein otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, heirs, administrators, executors, successors and assigns.

     18.07 Identification. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter gender shall include the masculine, the feminine and the neuter.

     18.08 Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby and shall continue to be binding and in force.

     18.09 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page, and this Agreement may be executed by the affixing of the signature of each of the Partners to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

     IN WITNESS WHEREOF, the Partners have executed this Agreement as of the day and year first hereinabove set forth.


AS ORIGINAL LIMITED PARTNER:           AS GENERAL PARTNER:

                                                RANDELTA CAPITAL PARTNERS, L.P.,
                                                     General Partner

/s/ Marty Morgan                                By: DELTA INTERNATIONAL, INC.,
-----------------------------              General Partner
Marty Morgan

                                                By: /s/ John W. McArtor
                                                    ----------------------------
                                                    John W. McArtor.,
                                                        President


                                                RANDELL COMMODITY CORPORATION,
                                                        General Partner


                                                By: /s/ Frank L. Watson, Jr.
                                                    ----------------------------
                                                    Frank L. Watson, Jr.,
                                                        Chairman

                                   SCHEDULE A
                                       TO
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                CERES FUND, L.P.

  NAME AND ADDRESS                    INITIAL CAPITAL               NO. OF
 OF LIMITED PARTNERS                   CONTRIBUTION                  UNITS
 -------------------                  ---------------               ------

                                  SCHEDULE "B"
                        TO LIMITED PARTNERSHIP AGREEMENT

                                CERES FUND, L.P.

                             REQUEST FOR REDEMPTION

                                                                     , 19
                                                   ------------------    ----

                                                   --------------------------
                                                   Account Number

Ceres Fund, L.P.
c/o RANDELTA CAPITAL PARTNERS, L.P.
889 Ridge Lake Boulevard, Suite 320
Memphis, Tennessee 38120

Dear Sirs:

     I hereby request redemption, as defined in and subject to all of the terms and conditions of the Limited Partnership Agreement of Ceres Fund, L.P. (the "Partnership"), of _________________ (insert number of Units to be redeemed)* of my Units of Limited Partnership Interest in the Partnership. Redemption shall be effective as of the last day of the month ending at least 10 days after receipt of this Request by the General Partner. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the Units of Limited Partnership Interest of the Partnership to which this Request relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank or by a member of the National Association of Securities Dealers, Inc., other than a sole proprietor.


--------------------------------------------
Name

--------------------------------------------
Street

--------------------------------------------
City               State           Zip

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

--------------------------------------------

--------------------------------------------
                  Signature(s)
PARTNERSHIP, TRUST OR CORPORATE PARTNER

--------------------------------------------
                  Name of Entity
By:
   -----------------------------------------
   Partner, Trustee or authorized officer

Signature(s) guaranteed by:

--------------------------
THIS REQUEST MUST BE MAILED TO THE PARTNERSHIP'S OFFICE BY REGISTERED MAIL

                                   EXHIBIT "B"

                                CERES FUND, L.P.

                             REQUEST FOR REDEMPTION

                                                                     , 19
                                                   ------------------    ----

                                                   --------------------------
                                                   Account Number
Ceres Fund, L.P.
c/o RANDELTA CAPITAL PARTNERS, L.P.
889 Ridge Lake Boulevard, Suite 320
Memphis, Tennessee 38120

Dear Sirs:

     I hereby request redemption, as defined in and subject to all of the terms and conditions of the Limited Partnership Agreement of Ceres Fund, L.P. (the "Partnership"), of _________________ (insert number of Units to be redeemed)* of my Units of Limited Partnership Interest in the Partnership. Redemption shall be effective as of the last day of the month ending at least 10 days after receipt of this Request by the General Partner. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the Units of Limited Partnership Interest of the Partnership to which this Request relates, with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank or by a member of the National Association of Securities Dealers, Inc., other than a sole proprietor.


--------------------------------------------
Name

--------------------------------------------
Street

--------------------------------------------
City               State            Zip

SIGNATURES MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

--------------------------------------------

--------------------------------------------
                  Signature(s)
PARTNERSHIP, TRUST OR CORPORATE PARTNER

--------------------------------------------
                  Name of Entity
By:
   -----------------------------------------
   Partner, Trustee or authorized officer

Signature(s) guaranteed by:

--------------------------
THIS REQUEST MUST BE MAILED TO THE PARTNERSHIP'S OFFICE BY REGISTERED MAIL

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules.

(a)      Exhibits

(1)      Form of Selling Agreement Among the Partnership,Refco, Inc. and Selling
         Agents is incorporated by reference to Exhibit (1) to the Post-Effective
         Amendment No. 4 to the Registration Statement of  the Partnership dated June 30,
         1994 (SEC File No. 33-37802.)

(2)(b)   Agreement of Limited Partnership of the Partnership is incorporated by reference to Exhibit (2)(b) to thePost-Effective Amendment No. 1 to the Registration
         Statement of the Partnership dated April 26, 1991 (SEC File No. 33-37802)

(5)      Opinion of Waring Cox is incorporated by reference to Exhibit 5 to the
         Post-Effective Amendment No. 1to the RegistrationStatement of thePartnership
         dated April 26, 1991 (SEC File No. 33-37802.)

(10)(a)  Amendment No. 1 to the Management Agreement among the Partnership,
         Randell Commodity Corporation and Delta International, Inc. is incorporated by reference to Exhibit 10(a) to the Post-Effective Amendment No. 4 to the
         Registration Statement of the Partnership dated June 15, 1994 (SEC File No.
         33-37802)

(23)(a)  Consent of accountants for the Partnership.

(23)(c)  See Exhibit 5.


(b)      Financial Statement Schedules

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 7 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee on May 30, 1998.

CERES FUND, L.P.


By:     RANDELL COMMODITY CORPORATION,
        Managing General Partner


By:     /s/ Frank L. Watson, Jr.
        ------------------------------
        Frank L. Watson, Jr.,
        Chairman and Sole Director